As filed with the U.S. Securities and Exchange Commission on November 28, 2022.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TRANSCODE THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number) 6 Liberty Square, #2382 Boston, MA 02109 (857) 837-3099	81-1065054 (I.R.S. Employer Identification No.)
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
R. Michael Dudley
Chief Executive Officer
TransCode Therapeutics, Inc.
6 Liberty Square, #2382
Boston, MA 02109
(857) 837-3099
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael Bison Finnbarr Murphy Jacqueline R. Kaufman Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Thomas A. Fitzgerald Chief Financial Officer TransCode Therapeutics, Inc. 6 Liberty Square, #2382 Boston, MA 02109 (857) 837-3099	Stephen Older Rakesh Gopalan David S. Wolpa McGuireWoods LLP 1251 Avenue of the Americas, 20th Floor New York, NY 10020 (212) 548-2122
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 28, 2022
12,500,000 Shares of Common Stock
Up to 12,500,000 Pre-Funded Warrants to Purchase Common Stock
TransCode Therapeutics, Inc.

We are offering 12,500,000 shares of our common stock on a firm commitment basis.
Our common stock is listed on the Nasdaq Capital Market under the symbol “RNAZ.” The last reported sale price of our common stock on the Nasdaq Capital Market on November 25, 2022, was $0.48 per share. The final public offering price will be determined through negotiation between us and the underwriter; the recent market price used throughout this prospectus may not be indicative of the actual offering price.
We are also offering to each purchaser whose purchase of shares of our common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase shares of common stock, or the pre-funded warrants, in lieu of shares of common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share of common stock are being sold to the public, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per share. For each pre-funded warrant that we sell, the number of shares of our common stock that we are offering will be decreased on a one-for-one basis. The pre-funded warrants will not be listed on the Nasdaq Capital Market and are not expected to trade in any market.
We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and, as such, we have elected to comply with certain reduced public company reporting requirements.
Investing in our common stock involves a high degree of risks. See “Risk Factors” beginning on page 15. Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)
Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the public offering price payable to the underwriter, the reimbursement of certain expenses of the underwriter we have agreed to pay and certain other compensation. We refer you to “Underwriting” beginning on page 144 for additional information regarding underwriter’s compensation.

We have granted a 45-day option to the underwriter to purchase up to an additional 1,875,000 shares of our common stock (and/or pre-funded warrants in lieu thereof), representing 15% of the shares of common stock and pre-funded warrants sold in the offering solely to cover over-allotments, if any.
The underwriter expects to deliver the shares on or about December   , 2022.
ThinkEquity
The date of this prospectus is            , 2022

Neither we nor the underwriter have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus or any free writing prospectus prepared by or on our behalf or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriter are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference into this prospectus is accurate only as of the date on the front cover page of this prospectus, or other earlier date stated in this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and future prospects may have changed since that date.
No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.
We and the underwriter are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. Neither we nor any of the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common shares and the distribution of this prospectus outside of the United States.

i

TRADEMARKS, SERVICE MARKS AND TRADE NAMES
We own, have applied for or have rights to use one or more registered and common law trademarks, service marks and/or trade names in connection with our business in the United States and/or in certain foreign jurisdictions.
This prospectus and our other public filings may contain trademarks, service marks and trade names of third-parties which are the property of their respective owners. Our use or display of third-parties’ trademarks, service marks, trade names or products in this prospectus and our other public filings is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus and our other public filings may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable owner of or licensor to these trademarks, service marks and trade names.
This prospectus contains additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other company.
On October 20, 2021, TransCode Therapeutics, Inc. applied to the United States Commissioner of Trademarks to register TRANSCODE THERAPEUTICS as a trademark under International Class 005, pharmaceutical preparations for the treatment of cancer, diagnostic preparations for medical purposes, having Serial Number 97/083236. For the purpose of this prospectus, TransCode Therapeutics® is referred to as TransCode. Additionally, “we”, “our”, “us” and “the company” will refer to TransCode.

WHERE YOU CAN OBTAIN MORE INFORMATION
We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-1 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement of which this prospectus forms a part. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. We also maintain a website at www.transcodetherapeutics.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.
Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.
Our code of conduct, corporate governance guidelines and the charters of our Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee are available through the “Governance” portion of our website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information we have filed with it into the registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus.
We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 2, 2022, to the extent information therein is filed and not furnished;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, filed with the SEC on May 16, 2022, June 30, 2022, filed with the SEC on August 15, 2022, and September 30, 2022, filed with the SEC on November 14, 2022;

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our Current Reports on Form 8-K filed with the SEC on June 23, 2022, and August 3, 2022;

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 26, 2021, as supplemented by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, and any amendment or report filed with the SEC for the purpose of updating such description; and

•
all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before termination of this offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to:
TransCode Therapeutics, Inc.
Attention: Investor Relations
6 Liberty Square, #2382
Boston MA 02109
(857) 837-3099
These documents are also available on the Investor Relations section of our website, which is located at https://ir.transcodetherapeutics.com, or as described under “Where You Can Find More Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.
Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus carefully, especially the “Risk Factors,” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the accompanying notes to those statements, included in our other filings with the U.S. Securities and Exchange Commission, or SEC, incorporated by reference herein before making an investment decision. If any of the risks materialize or other events or conditions arise that we cannot predict, our business, financial condition, operating results and prospects could be materially and adversely affected. As a result, the price of our common stock could decline, and you could lose part or all of your investment. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in “Risk Factors” and other sections of this prospectus and the documents incorporated herein by reference.
Overview
TransCode is an RNA oncology company created on the belief that cancer can be defeated through the intelligent design and effective delivery of RNA therapeutics. Our lead therapeutic candidate, TTX-MC138, targets microRNA-10b, or miRNA-10b, a master regulator of metastatic cell viability in a range of cancers, including breast, pancreatic, ovarian, colon cancer, glioblastomas, and several others. TransCode expects to submit to the U.S. Food and Drug Administration, or FDA, an exploratory investigational new drug application, or eIND, by the end of 2022, to conduct a Phase 0 clinical trial intended to demonstrate quantitative delivery of TTX-MC138 to metastatic lesions in subjects with advanced solid tumors. In parallel, we are conducting investigational new drug, or IND, enabling studies with TTX-MC138 in support of our planned IND application for a Phase I/II clinical trial with TTX-MC138.
Our other preclinical programs include two solid tumor programs, TTX-siPDL1, an siRNA-based modulator of programmed death-ligand 1, or PD-L1, and TTX-siLIN28B, an siRNA-based inhibitor of RNA-binding protein LIN28B. TransCode also has three cancer agnostic programs, TTX-RIGA, an RNA-based agonist of the retinoic acid-inducible gene I, or RIG-I, targeting activation of innate immunity in the tumor microenvironment; TTX-CRISPR, a CRISPR/Cas9-based therapy platform for the repair or elimination of cancer-causing genes inside tumor cells; and TTX-mRNA, an mRNA-based platform for the development of cancer vaccines that activate cytotoxic immune responses against tumor cells.
For decades, ribonucleic acid, or RNA, has been a topic of investigation by the scientific community as a potentially attractive therapeutic modality because it can target any gene and it lends itself to rational and straightforward drug design. RNA-based therapeutics are highly selective to their targets, potentially making available a broad array of previously undruggable targets in the human genome.
TransCode has created a design engine to customize the development of RNA therapeutics that is modular, both at the levels of the core nanoparticle and therapeutic loading. The size, charge, and surface chemistry of the core iron oxide nanoparticle can be tuned to optimize the particles for the intended genetic target and therapeutic load. The therapeutic load consisting of synthetic oligonucleotides can also be adapted to the specific approach being developed. The approach can range from RNA interference, RNAi, including small interfering RNAs, antisense oligonucleotides, and non-coding RNA mimics to mRNA-based cancer vaccines and CRISPR-based gene repair and replacement platforms as well as Pattern Recognition Receptors such as RIG-I. The platform can further be used for developing RNA-targeted radiolabeled therapeutics and diagnostics and other custom products targeting known and novel biomarkers and other genetic elements as they are discovered and validated. The TTX platform, which is described below in more detail, is intended to overcome delivery issues of stability, efficiency, and immunogenicity faced by existing lipid and liposomal nanoparticle platforms while optimizing targeting of and accumulation in tumor cells and metastatic sites.
The ability to deliver RNA therapeutics inside tumors and metastases gives us the potential to target genes of importance for cancer treatment that have remained undruggable up until now using an RNA approach.

Delivery System
The therapeutic potential of RNA in oncology remains an unrealized promise due to the difficulty in safely and effectively delivering oligonucleotides to tumors. TransCode believes it is now closer to solving this challenge by means of a proprietary oligonucleotide delivery platform, our TTX platform, which leverages an iron oxide nanoparticle, approved for clinical use as a cancer imaging agent and in treating iron deficiency anemia, as the physical carrier.
Due to its small size, the TTX delivery system is expected to minimize early kidney and liver clearance, translating into a long circulation half-life that allows for efficient accumulation in tumor cells and metastatic sites. Nanoparticles similar in formulation to ours have an excellent clinical safety record of low toxicity and immunogenicity, and their built-in imaging capabilities have the bonus of enabling quantification of the particles’ delivery to target organs. The nanoparticles are functionalized with amino groups to provide stable links through disulfide bonds to the therapeutic oligonucleotides of interest. The nanoparticles are coated with dextran, a glucose polymer, to protect the oligonucleotides from degradation and to provide overall stability to the particle.
The small hydrodynamic size and the charge of the resulting nanoparticles should allow them to infiltrate the tumor microvasculature, extravasate into the interstitium of tumors and metastases, and be readily taken up by tumor cells. The physicochemical properties of the nanoparticles are expected to further facilitate their rapid uptake by tumor cells by exploiting the high metabolic activity of cancer cells, a process analogous to the mechanism behind the systemic loading of metastatic cancer cells with fluorodeoxyglucose for diagnostic Positron Emission Tomography. The combined result of a hydrodynamically-favored distribution and a metabolically triggered uptake should result in the enhanced ability of TransCode’s nanoparticles to access genetic targets inside tumor cells.
The Lancet Oncology Commission on Medical Imaging and Nuclear Medicine published an assessment of imaging and nuclear medicine resources, finding that scale-up of imaging, treatment and care would avert 9.5 million deaths in 11 million cancers globally (Lancet Oncol. 2021 April; 22(4), 136-172). It has been estimated by Guggenheim Securities in a 2022 report that targeted radiopharmaceuticals will grow to a $22 billion global opportunity by 2026.
The intended therapeutic use of TransCode’s TTX delivery system is based in part on the repurposing of the clinically validated imaging agents iron-oxide nanoparticles (combidex) and glucose (fluorodeoxyglucose), and now radiation. The concept of nuclear medicine has an 80-year clinical history, starting with Phosphorus-32 for leukemia in 1941. Exemplified by the recent filing of U.S. provisional application 63/356,449, TransCode has initiated research and development efforts designed to introduce radiotherapy into the delivery of TTX-carrying RNA therapeutic payloads. Two of TransCode’s programs TTX-MC138 and TTX-RIGA are being investigated for radio integration in either a systemically or locally delivered manner for both the treatment and diagnosis of solid tumors.
Our Lead Therapeutic Candidate
Our scientific co-founders developed TransCode’s initial therapeutic candidate at The General Hospital Corporation, d/b/a Massachusetts General Hospital, or MGH, to target microRNA-10b, a well-validated biomarker linked to metastatic cancer. In contrast, most anti-cancer therapies target primary tumors and do not address metastatic disease specifically. MicroRNA-10b has been shown to be the master regulator of metastatic disease in multiple tumor types. Effective therapeutics have not been developed targeting microRNA-10b because of challenges in delivering therapeutics to tumors despite microRNA-10b’s strong association with cancer metastasis, as documented in over 200 peer-reviewed scientific publications over the last ten years.
TTX-MC138 comprises proprietary iron-oxide nanoparticles and oligonucleotides which are synthetic LNA/DNA molecules that specifically target microRNA-10b, a regulatory RNA. The nanoparticles serve as a vehicle to deliver oligonucleotides to metastatic tumor cells. The magnetic properties of these nanoparticles allow for monitoring of their delivery using non-invasive imaging, which we believe adds value for clinical implementation of this therapeutic approach.

Preclinical Study Results
Our scientific co-founders conducted a variety of preclinical animal studies involving human metastatic breast cancer models. In these studies, TTX-MC138 was successfully delivered to existing metastatic lesions in the lymph nodes, lungs, and bones as shown by non-invasive imaging performed 24 hours after injection. In five separate studies involving over 125 mice, TTX-MC138 was injected into mice in which human models of metastatic breast cancer tumors had been implanted. These mouse models included the rodent 4T1-luc2 orthotopic allograft, which is a very aggressive model of stage IV metastatic breast cancer, the human MDA-MB-231-luc-D3H2LN xenograft, which is a stage II/III cancer model, and the human MDA-MB-231-BrM2-831 xenograft, which is a model of breast cancer metastatic to the brain. Tumors in mice implanted with MDA-MB-231 cells typically progress from localized disease to lymph node metastases within 21 days of implantation. Tumors in mice implanted with 4T1-luc2 cells typically progress to distant sites in the animals within 10 days of implantation.
To test TTX-MC138 in the model of lymph node metastatic breast cancer, mice had their primary tumors surgically removed four to five weeks after tumor inoculation, following confirmation of lymph node metastases via imaging. This was done to better simulate a clinical scenario, since the current standard of care involves surgical removal of the primary tumor in patients with lymph node metastatic breast cancer. Treatment with TTX-MC138 was then initiated during the week of tumor removal. Because tumors in mice replicate more rapidly than is typical in humans, we combined low-dose doxorubicin with the TTX-MC138 because doxorubicin slows metastatic cell replication specific to these tumor models. Doing so allowed the TTX-MC138 to reach and inhibit the targeted RNA (miR-10b) inside the tumor cells more efficiently.
After four weeks of therapy, metastases in mice treated with TTX-MC138 regressed. By contrast, in the control groups, there was metastatic progression (Within-Subjects ANOVA: p < 0.05). Treatment was discontinued once complete metastatic regression was observed. By the end of the study at 12 weeks, there was no recurrence and 100% survival in treated subjects having this cancer model.
In similar studies involving mice implanted with 4T1-luc2 breast tumors, we observed regression of distant metastases by week six, at which point treatment was stopped (Within-Subjects ANOVA: p < 0.05). Despite stopping treatment, the animals remained metastasis-free and by the end of the study, no recurrence of disease had been observed. There was evidence of complete regression without recurrence in 65% of treated subjects while 35% progressed due to insufficient inhibition of miR-10b in this group. We believe this was due to the high rate of tumor cell replication in this model resulting in dilution of the therapeutic. We do not expect this to be the case in humans with metastatic disease, in whom tumor cell replication is dramatically slower than in mice.
Positive Preclinical Results with TTX-MC138 in Pancreatic Adenocarcinoma
We recently evaluated the efficacy of TTX-MC138 applied as monotherapy in a murine model of pancreatic adenocarcinoma. In this study, we treated mice bearing human pancreatic tumors implanted in their pancreata with TTX-MC138 once weekly for eight weeks. The candidate demonstrated a pharmacodynamic response by successfully inhibiting its target, microRNA-10b (miR-10b). Serum miR-10b was down-regulated by TTX-MC138 and was shown to be a potential surrogate biomarker of therapeutic efficacy, opening up the possibility of noninvasive monitoring of therapeutic response in human patients. Forty percent (40%) of animals treated with TTX-MC138 had complete responses, defined as complete regression of disease and long-term survival without recurrence.
These new findings expand the potential therapeutic relevance of TTX-MC138 beyond breast cancer, in which activity had previously been shown in preclinical studies, to include pancreatic adenocarcinoma. However, there is no assurance that these preclinical results will be duplicated in further preclinical studies or in cancer patients suffering from pancreatic cancer.
Planned Clinical Trials
In the fourth quarter 2022, we anticipate submitting an eIND to FDA to support initiation of a First-in-Human, or FIH, Phase 0 clinical trial that involves injecting a single microdose of radiolabeled TTX-MC138, termed TTX-MC138-NODAGA-Cu64, into subjects with advanced solid tumors. Injections are to be followed by imaging using integrated positron emission tomography-magnetic resonance imaging, or PET-MRI. The Phase 0 trial is intended to quantify the amount of radiolabeled TTX-MC138 delivered to metastatic lesions and the pharmacokinetics and biodistribution of the therapeutic candidate in cancer patients. The Phase 0 trial could yield critical data regarding therapeutic dose, timing, and potential safety that could inform our later clinical trials. We believe that demonstrating our ability to overcome the challenge of RNA delivery to genetic targets outside of the liver, and specifically to tumors and metastases, would represent a major step forward in unlocking therapeutic access to genetic targets involved in a range of cancers. Concurrent with the Phase 0 trial, we expect to continue additional IND-enabling studies to support filing an IND for a Phase I/II clinical trial with TTX-MC138.
Modular Design Toolbox
We employ a design engine to enable development of therapeutic candidates that we believe can be efficiently delivered to genetic targets inside tumor cells. This approach is based on four complementary elements that together address the challenges of RNA drug development in oncology:
Genetic Code —  Our approach to drug development takes advantage of our rapidly expanding knowledge about the human genome and the annotation of the genome — the knowledge about what different genes are responsible for especially in cancer. Armed with this knowledge, we can take advantage of the coded nature of the genome to design specific oligos that correspond to genetic targets of interest. Once we determine the code of the cancer target, we can develop therapeutic candidates using specific oligos that are harmonized to that target and potentially rewrite the story on cancer. This is what TransCode means — to change the code. After determining the genetic target of interest, we may be able to choose from a variety of RNA approaches best suited for that target. Those approaches will likely range from RNAi, which include siRNAs, antisense oligonucleotides, and non-coding RNA mimics; messenger RNA-based cancer vaccines; CRISPR-based gene repair and replacement platforms; or Pattern Recognition Receptors like RIG-I.
Modular Design for Therapeutic Development — Our discovery platform consists of a modular ‘toolbox’ for developing therapeutic candidates designed to attack specific disease-causing RNA targets based on the phenomenon of genetic complementarity. These therapeutic candidates incorporate synthetic oligonucleotides, or oligos, that can be designed as antagomirs, mimics, miRNA sponges, siRNA duplexes, ribozymes, and others depending on the desired therapeutic strategy. In addition to the varied oligo design approach, we can also synthesize nanocarriers with tunable chemistry properties. Combined, the modularity and tunability of these oligonucleotides and nanocarrier components may enable the potential to synthesize libraries of therapeutic agents designed for a given indication or a given patient in terms of therapeutic oligonucleotide design, size, surface coating and charge, hydrophilicity and hydrophobicity, and antigen-targeting through incorporation of targeting peptides.
Nanocarrier Delivery Mechanism — Our strategy seeks to leverage a nanoparticle that has been extensively used in humans for imaging by repurposing it to deliver oligonucleotides to cancer cells. The nanocarrier is tunable to pre-designed specifications to deliver therapeutic oligonucleotides to an RNA target in tumors and metastases without compromising its integrity. These nanocarriers differentiate us from competitive delivery approaches, many of which rely on lipid particles or chemical structures, such as GalNAc. Competitive delivery approaches effectively target sites in the liver but not sites in tumors and metastases. Our nanocarrier is derived from, and is chemically similar to, nanoparticles extensively used in imaging (Feridex, Advanced Magnetics) or for treating iron deficiency anemia (Feraheme, Advanced Magnetics).
We believe that our competitive advantages include effectively reaching tumors and metastases, achieving robust target engagement in tumor cells, and an anticipated wide therapeutic window based on prior experience in preclinical models and clinical experience of others with similar iron oxide nanoparticles.
Image Guided — Because our therapeutic candidates are innately detectable using non-invasive imaging, we can monitor their delivery to the tissue of interest and measure their bioavailability. The ability to monitor delivery using Magnetic Resonance Imaging, or MRI, can be instrumental in assessing and controlling the amount of oligonucleotide that reaches the targeted tissues. MRI use during the design phase of the therapeutic candidate could guide drug design, delivery schedule, route, and dose and could suggest alternatives should treatment with the therapeutic candidate fail in a given patient. This is critical during drug development because it should allow us to optimize drug design to maximize therapeutic effect.
The following graphic summarizes our modular design approach:
Recent Developments
NIH SBIR Award
On May 26, 2022, we received a Notice of Award from the National Institutes of Health confirming the availability of the second tranche of funding under the award we received in April 2021. The award is for a total of approximately $2.4 million; we withdrew approximately $309 thousand in the first tranche and have been authorized to withdraw approximately $1.1 million in the second tranche. The balance of the award is expected to be available in 2023. If we achieve the milestones associated with a particular stage sooner than scheduled at the time of the SBIR Award, we may receive the funding for the subsequent stage sooner than originally scheduled. There is no guarantee that funds awarded for the third year of the SBIR grant will be received or not reduced in the sole discretion of the funding agency.
TTX-MC138 eIND-enabling studies
We have completed our TTX-MC138 eIND-enabling studies, scale-up and analytical work with the TTX-MC138-NODAGA precursor to be radiolabeled with Cu64 for detection by PET-MRI. Final chemistry, manufacturing and controls, or CMC, development of the radiolabeled TTX-MC138-NODAGA-Cu64 and a nonhuman primate dosimetry study have been completed. The results of these activities are being incorporated in our eIND application which we anticipate filing with the FDA in the fourth quarter 2022.
TTX-MC138 IND-enabling studies
As discussed above, in addition to conducting eIND-enabling studies that we believe are required for our planned Phase 0 clinical trial with TTX-MC138, we are also preparing for and conducting IND-enabling studies for TTX-MC138. Upon completion of these studies and our FDA briefing book, we plan to file an IND with FDA as soon as practical thereafter to conduct a Phase 1 clinical trial with TTX-MC138.
MDACC Alliance Program
On July 22, 2022, we were chosen as a strategic research alliance partner by MD Anderson Cancer Center, a world-leading cancer research center, to advance preclinical and clinical development of our RNA therapeutic candidates for oncology applications. Leading the collaboration for MD Anderson are George Calin, MD, PhD, Professor in the Department of Translational Molecular Pathology of Pathology/Lab Medicine, and Co-Director, The RNA Interference and non-coding RNA Center, and a member of our Science Advisory Board, and Vivek Subbiah, MD, Medical Director of the Clinical Center for Targeted Therapy. We believe that being chosen as a strategic research alliance partner by MD Anderson to advance the clinical development of RNA therapeutics is an important step forward for our oncology programs.
Under the five-year strategic collaboration agreement with MD Anderson, we have committed to fund up to $10 million over the term of the collaboration, with $500,000 of such amount payable within the first year. Subsequent payments are $2 million on the first anniversary of the effective date of the agreement and $2.5 million on each of the second, third and fourth anniversaries thereof. This funding is in line with amounts already budgeted for preclinical and clinical development, so does not represent additional spending.
The alliance is expected to result in applied research regarding the role of regulatory RNAs in cancer, and the results then translated into the identification of biomarkers and the development of a clinical pathway to serve as a foundation for Phase I/II clinical trials and beyond.
Case Study
To test the applicability of our therapeutic strategy in a larger animal, our scientific co-founders conducted a case study with a feline that had developed spontaneous mammary carcinoma, or FMC, the third most common cancer in cats and highly metastatic. FMC has high resemblance to human breast cancer compared to mammary carcinomas of other companion animals in terms of relative age at onset, incidence, risk factors, prognostic aspects, histopathology, biological behavior, metastatic pattern and response to therapy.
In the case study, a feline patient that previously had failed multiple rounds of standard-of-care treatment for advanced metastatic FMC and was at the end of its life expectancy, was dosed with TTX-MC138. Delivery of TTX-MC138 to the metastatic lesions was demonstrated using noninvasive magnetic resonance imaging, or MRI. Dosing with TTX-MC138 resulted in durable inhibition of the miR-10b target and induction of the downstream metastasis suppressor, HOXD10, lasting as long as three months after injection. The patient tolerated the injection well with no adverse effects and vital signs remained within the normal range.
Additionally, seven weeks after the first dose, the feline patient was dosed a second time and tolerated the injection well.
The patient survived for approximately five months compared to its life expectancy prior to dosing. Notwithstanding the need for additional therapeutic and toxicology studies, we believe that in combination with our other preclinical findings, this case study suggests the robustness and tolerability of a novel first-in-class therapeutic approach.
Positive Preclinical Results with TTX-MC138 in Pancreatic Adenocarcinoma
We recently evaluated the efficacy of TTX-MC138 applied as monotherapy in a murine model of pancreatic adenocarcinoma. In this study, we treated mice bearing human pancreatic tumors implanted in their pancreata with TTX-MC138 once weekly for eight weeks. The candidate demonstrated a pharmacodynamic response by successfully inhibiting its target, microRNA-10b (miR-10b). Serum miR-10b was down-regulated by TTX-MC138 and was shown to be a potential surrogate biomarker of therapeutic efficacy, opening up the possibility of noninvasive monitoring of therapeutic response in human patients. Forty percent (40%) of animals treated with TTX-MC138 had complete responses, defined as complete regression of disease and long-term survival without recurrence.
These new findings expand the potential therapeutic relevance of TTX-MC138 beyond breast cancer, in which activity had previously been shown in preclinical studies, to include pancreatic adenocarcinoma. However, there is no assurance that these preclinical results will be duplicated in further preclinical studies or in cancer patients suffering from pancreatic cancer.

Orphan Drug Designation
In June 2022, we received Orphan Drug Designation from the FDA for our magnetic nanocarrier-conjugated small interfering RNA against PD-L1 for treatment of pancreatic cancer. The designation was granted based on positive results achieved in in vivo studies treating human pancreatic tumors implanted in animals. We intend to conduct additional in vivo studies to support filings of other TTX-based therapeutic candidates in other orphan disease indications including osteosarcoma, glioblastoma, and small cell lung cancer. There is no assurance that we will receive any additional designations.
Recent Publications
In collaboration with scientists from MGH, Harvard Medical School and Michigan State University, we have published three manuscripts as listed below. The publication by Smith et al. reviews recent progress towards translating short non-coding RNAs into the clinic. The manuscript by Le Fur et al. describes a method for radiolabeling our lead therapeutic candidate, TTX-MC138, and employing PET-MRI to assess the tissue biodistribution of the therapeutic candidate. This manuscript serves as the basis for our eIND study. The publication by Chen et al. reviews key microRNA targets, including miR-10b in glioblastoma.
Clinical Applications of Short Non-Coding RNA-Based Therapies in the Era of Precision Medicine.
Smith ES, Whitty E, Yoo B, Moore A, Sempere LF, Medarova Z. Cancers (Basel). 2022 Mar 21;14(6):1588.
Radiolabeling and PET-MRI microdosing of the experimental cancer therapeutic, MN-anti-miR10b, demonstrates delivery to metastatic lesions in a murine model of metastatic breast cancer.
Le Fur M, Ross A, Pantazopoulos P, Rotile N, Zhou I, Caravan P, Medarova Z, Yoo B. Cancer Nanotechnol. 2021;12(1):16.
Role of microRNAs in glioblastoma.
Chen M, Medarova Z, Moore A. Oncotarget. 2021 Aug 17;12(17):1707-1723.
In addition to these three publications and the Case Study described above which was published in Frontiers in Oncology, we have submitted a manuscript describing the feasibility of our RIG-I targeting approach using our TTX-RIGA candidate. There is no assurance that this manuscript will be published.
New Patent Applications
TransCode filed provisional applications 63/132,315 and 63/356,449 on December 30, 2021, and June 28, 2022, respectively. These filings disclose the use of nucleic acid-based agonists of RIG-I singly or in combination with a radiolabeled nanoparticle for activation of the immune system that we anticipate will lead to tumor cell death. This technology potentially enables development of therapeutic candidates to treat advanced cancer patients and may have applicability outside of oncology in immune-related indications such as infectious disease.
Licensing Option
On May 5, 2022, TransCode executed an option agreement with MGH giving TransCode the right to negotiate an exclusive, worldwide, royalty-bearing license related to a radiotheranostic technology disclosed in patent application PCT/US2021/057912 entitled THERAPEUTIC, RADIOLABLED NANOPARTICLES AND METHODS OF USE THEREOF.
Summary of Risks
Our business is subject to numerous material and other risks and uncertainties that you should be aware of in evaluating our business. These risks are described more fully elsewhere in this prospectus, including in the section entitled “Risk Factors”, and the documents incorporated by reference herein and include, but are not limited to, the following:
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We have incurred significant losses since inception, and we expect to incur losses over the next several years and may not be able to achieve or sustain revenues or profitability in the future.

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We have never generated any revenue from product sales and may never be profitable.

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We will need to raise substantial additional funding. If we are unable to raise capital when needed, we would be forced to delay, scale back or discontinue some of our therapeutic candidate development programs or commercialization efforts.

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The amount of our future losses is uncertain, and our quarterly operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause our stock price to fluctuate or decline.

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Our independent public accounting firm has previously expressed substantial doubt about our ability to continue as a going concern.

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Our limited operating history may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

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Because our therapeutic candidates are in an early stage of development, there is a high risk of failure, and we may never succeed in developing marketable products or generating product revenues.

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Our business is highly dependent on the success of TTX-MC138, our lead therapeutic candidate which is at the early stages of development. All of our therapeutic and diagnostic candidates require significant additional preclinical and clinical development before we may be able to seek regulatory approval for and launch a product commercially.

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Clinical development involves a lengthy, complex and expensive process, with an uncertain outcome, and the results of preclinical studies and early-stage clinical trials of our therapeutic candidates may not be predictive of the results of later-stage clinical trials.

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We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of TTX-MC138 or any of our other therapeutic candidates.

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Quality problems could delay or prevent delivery of our materials for clinical trials or to the market.

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Changes in methods of therapeutic candidate manufacturing or formulation may result in additional costs or delays.

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If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

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If product liability lawsuits are brought against us, we may incur substantial financial or other liabilities and may be required to limit commercialization of our therapeutic candidates.

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Our therapeutic candidates may cause undesirable side effects or death or have other properties that could halt their clinical development, prevent their regulatory approval, limit their commercial potential or result in significant negative consequences.

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We are very early in our development efforts. All of our therapeutic candidates are still in preclinical development. If we are unable to advance our therapeutic candidates to clinical development, obtain regulatory approval and ultimately commercialize our therapeutic candidates or experience significant delays in doing so, our business will be materially harmed.

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Even if we receive regulatory approval of TTX-MC138 or any of our other therapeutic candidates, we will be subject to ongoing regulatory requirements and continued regulatory review, which may result in significant additional expense. We may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our therapeutic candidates.

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We expect to rely on third-parties to manufacture and supply materials we require for research and development, preclinical studies and clinical trials which could result in supplies that are limited or interrupted or which may not be of satisfactory quantity or quality or other delays or disruptions.

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We rely on third-parties to conduct certain aspects of our preclinical studies and clinical trials. If these third-parties do not successfully carry out their contractual duties, meet expected deadlines or comply with regulatory requirements, we may not be able to obtain regulatory approval of or commercialize any therapeutic candidates.

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Ongoing healthcare legislative and regulatory reform measures may have a material adverse effect on our business and results of operations.

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We are subject to geopolitical risks, economic volatility, anti-corruption laws, export and import restrictions, local regulatory authorities and the laws and medical practices in foreign jurisdictions.

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Obtaining and maintaining regulatory approval for our therapeutic candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval for that or of any of our other therapeutic candidates in other jurisdictions.

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We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

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The global pandemic of the novel coronavirus disease, COVID-19, has, and may continue to, adversely impact our business, including our preclinical studies and clinical trials. Dislocations related to the pandemic and the development of vaccines and other treatments for COVID-19 has led to a shortage of animals available for preclinical toxicology and other forms of required testing which could cause delays to our eIND-enabling and IND-enabling studies or other required testing.

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Our future success depends in part on our ability to protect our intellectual property. It is difficult and costly to protect our proprietary rights and technology, and we may not be able to ensure their protection.

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The patents covering our lead therapeutic candidate, TTX-MC138, are currently issued only in the U.S. and there are no foreign applications pending for this invention at this time. We have limited foreign intellectual property rights and may not be able to protect our intellectual property rights throughout the world.

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The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock.

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We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

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Investors may incur dilution in the net tangible book value of the shares purchased in the offering, assuming no sale of any pre-funded warrants in lieu of common stock.

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We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and the trading price of our common stock.

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We may not be able to continue to satisfy requirements of the Nasdaq Capital Market or to maintain a listing of our common stock on the Nasdaq Capital Market.

Corporate Information
We were incorporated in the State of Delaware in January 2016. The address of our principal executive office is 6 Liberty Square, #2382, Boston, Massachusetts 02109; our telephone number is (857) 837-3099. Our website is www.transcodetherapeutics.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. Our design logo and our other registered and common law trade names, trademarks and service marks are the property of TransCode.
Implications of being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include those that allow us to:
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provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

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make reduced disclosure about our executive compensation arrangements;

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hold no non-binding advisory votes on executive compensation or golden parachute arrangements; and

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exempt us from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering (i.e., December 31, 2026); (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company, and we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies.
We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies (i) until the fiscal year following the determination that the market value of our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or (ii) if our annual revenues are less than $100 million during the most recently completed fiscal year, until the fiscal year following the determination that the market value of our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

THE OFFERING
Common Stock offered by us
12,500,000 shares of our common stock (14,375,000 shares if the underwriter exercises its over-allotment option in full).
Pre-funded warrants offered by us
We are also offering to those purchasers, if any, whose purchase of the common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if they so choose, pre-funded warrants in lieu of the common stock that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding common stock.
The purchase price of each pre-funded warrants will equal the price per share of common stock being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per share.
For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.
Each pre-funded warrant will be immediately exercisable and may be exercised at any time until exercised. To better understand the terms of the pre-funded warrants, you should carefully read the “Description of Capital Stock” section of this prospectus. You should also read the form of pre-funded warrant, which is filed as an exhibit to the registration statement that includes this prospectus.
Common Stock to be outstanding after this offering(1)
25,477,234 shares of common stock (27,352,234 shares if the underwriter exercises its over-allotment option in full), assuming no sale of any pre-funded warrants. To the extent pre-funded warrants are sold, the number of shares of common stock sold in this offering will be reduced on a one-for-one basis.
Over-Allotment Option
The underwriter has an option for a period of 45 days to purchase up to 1,875,000 additional shares of our common stock and/or pre-funded warrants to cover over-allotments, if any.
The purchase price to be paid by the underwriter per additional share of common stock or pre-funded warrant shall be equal to the public offering price of one share of common stock or pre-funded warrant, as applicable, less the underwriting discount.
Use of Proceeds
We intend to use the net proceeds of this offering (i) to fund one or more clinical trials of TTX-MC138, our lead therapeutic candidate, including related enabling studies; (ii) to fund further preclinical studies on our other therapeutic candidates; and (iii) for working capital and general corporate purposes. See “Use of Proceeds” for more information.
Nasdaq Capital Market Symbol
RNAZ

We do not intend to apply to list the pre-funded warrants on any national securities exchange or other trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
Lock-up Agreements
The company and our directors, officers and certain of our stockholders have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 90 days with respect to the company, and for a period of 180 days with respect to our directors, officers and certain of our stockholders after the date of this prospectus. See “Underwriting” for more information.
Underwriter’s Warrants
The registration statement of which this prospectus is a part also registers for sale warrants to purchase 625,000 shares of our common stock (718,750 shares if the underwriter exercises its over-allotment option in full) which we will issue to the underwriter as a portion of the underwriting compensation payable to the underwriter in connection with this offering. The warrants will be exercisable for a four-and-one-half year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price equal to 125% of the public offering price of the common stock. Please see “Underwriting — Underwriter’s Warrants” for a description of these warrants.
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 for important information.

(1)
The number of shares of common stock to be outstanding after the offering is based on 12,977,234 shares of common stock outstanding as of September 30, 2022, and excludes, as of that date, the following:

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2,365,033 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $0.81 per share;

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312,500 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants at an exercise price of $5.00 per share;

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2,421,228 shares of common stock reserved for future issuance under our 2021 Stock Option and Equity Incentive Plan, or the 2021 Plan; and

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240,000 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan, or our 2021 ESPP.

Except as otherwise indicated herein, all information in this prospectus assumes the following:
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no exercise by the underwriter of the over-allotment option to purchase additional shares (or pre-funded warrants in lieu thereof);

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no exercise of outstanding options or warrants;

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no exercise of the underwriter’s warrants to be issued upon consummation of this offering at an exercise price equal to 125% of the initial offering price of the common stock; and

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no sale of any pre-funded warrants.

SUMMARY FINANCIAL DATA
You should read the following summary financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, in each case incorporated by reference into this prospectus. The following summary statement of operations data for the years ended December 31, 2021 and 2020, are derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. We have derived the summary statements of operations data for the nine months ended September 30, 2022 and 2021, and balance sheet data as of September 30, 2022, from our unaudited interim financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. We have prepared the unaudited interim financial statements on the same basis as the audited financial statements and have included all adjustments, consisting only of normal recurring adjustments that, in management’s opinion, are necessary to state fairly the information set forth in those financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future and our results for the nine months ended September 30, 2022, are not necessarily indicative of the results that may be expected for the full year ending December 31, 2022, or any other period. The summary financial data in this section are not intended to replace our financial statements and related notes and are qualified in their entirety by the financial statements and related notes incorporated by reference into this prospectus.
	Nine Months Ended September 30,		Years Ended December 31,
	2022	2021	2021	2020
	Unaudited
Statement of Operations Data
Operating expenses
Research and development	$7,545,628	$1,468,457	$2,753,966	$284,459
General and administrative	5,592,727	1,696,444	3,397,169	442,145
Total operating expenses	13,138,355	3,164,901	6,151,135	726,604
Operating loss	(13,138,355)	(3,164,901)	(6,151,135)	(726,604)
Other income (expense)
Change in fair value of derivative liabilities	—	(867,000)	(867,000)	(1,208,000)
Change in fair value of warranty liability	—	(6,109)	(6,109)	(14,852)
Grant income	696,669	88,786	278,333	—
Loss on sale of equipment	—	—	(3,082)	—
Interest expense	—	(95,070)	(95,070)	(394,573)
Interest income	10,774	154	664	136
Total other income (expense)	707,443	(879,239)	(692,264)	(1,617,289)
Loss before income taxes	(12,430,912)	(4,044,140)	(6,843,399)	(2,343,893)
Income tax expense (benefit)	—	—	—	—
Net loss	$(12,430,912)	$(4,044,140)	$(6,843,399)	$(2,343,893)
Basic and diluted loss per common share(1)	$(0.96)	$(0.58)	$(0.81)	$(0.51)
Weighted average number of common shares outstanding, basic and diluted(1)	12,977,234	6,932,982	8,425,880	4,636,216

	September 30, 2022	December 31,
		2021	2020
	Unaudited
Balance Sheet Data
Current assets	$11,569,885	$22,732,175	$831,215
Total assets	12,015,573	22,938,443	1,055,368
Current liabilities	3,771,376	2,534,097	404,862
Total liabilities	3,771,376	2,534,097	4,463,600
Total stockholders’ equity (deficit)	8,244,197	20,404,346	(3,408,232)

(1)
See note 13 to our audited financial statements and our unaudited interim financial statements incorporated by reference into this prospectus for further details on the calculation of basic and diluted net loss per common share.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as the other information in this prospectus and the documents incorporated by reference into this prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. If any such risks or uncertainties actually occur, our business, prospects, financial condition or operating results could differ materially from the plans, projections and other forward-looking statements included in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, incorporated by reference into this prospectus. The trading price of our common stock could decline significantly due to any of these risks or other factors, and as a result, you may lose all or part of your investment.
Risks related to our financial position and need for additional capital
We have incurred significant losses since inception, and we expect to incur losses over the next several years and may not be able to achieve or sustain revenues or profitability in the future.
Investment in oncology product development is a highly speculative undertaking and entails substantial upfront capital expenditures and significant risk that any potential therapeutic candidate will fail to demonstrate adequate effect or an acceptable safety profile, gain regulatory approval or become commercially viable. We are still in the early stages of development of our therapeutic candidates. Our lead therapeutic candidate, TTX-MC138, has not yet entered clinical trials. We expect to submit to FDA an eIND application in the fourth quarter 2022 to conduct a First-in-Human clinical trial with TTX-MC138-NODAGA-Cu64. If permitted to proceed, we intend to initiate a Phase 0 trial in patients with advanced solid tumors as soon as practical. We have no products licensed for commercial sale and have not generated any revenue from product sales or otherwise to date, and we continue to incur significant research and development and other expenses related to our ongoing operations. We finance our current operations with funds obtained primarily through our initial public offering and from our SBIR Award.
We have incurred significant annual net losses in each period since inception. For the years ended December 31, 2021, and 2020, our net losses were approximately $6.8 million and approximately $2.3 million, respectively. As of September 30, 2022, our accumulated deficit was approximately $22.7 million. We expect to continue to incur significant losses for the foreseeable future, and we expect these losses to increase substantially if and as we:
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conduct preclinical studies and clinical trials for our current and future therapeutic candidates;

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continue our research and development efforts and submit INDs for future therapeutic candidates;

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seek marketing approvals for any therapeutic candidates that successfully complete clinical trials;

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build infrastructure to support sales and marketing for any approved therapeutic candidates;

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scale up external manufacturing and distribution capabilities for clinical and, if approved, commercial supply of our therapeutic candidates;

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expand, maintain and attempt to protect our intellectual property portfolio;

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hire additional clinical, regulatory, scientific and other personnel; and

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operate as a public company.

Because of the numerous risks and uncertainties associated with biopharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses we will incur or when, if ever, we will be able to achieve profitability. Even if we succeed in eventually commercializing one or more of our therapeutic candidates, we will continue to incur substantial research and development and other expenditures to develop, seek approval for, and market therapeutic candidates. We may never succeed in these activities and, even if we succeed in commercializing one or more of our current therapeutic candidates and any future therapeutic candidates, we may never generate revenues that are significant or large enough to achieve profitability. In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown challenges that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue. Our prior losses and expected future losses have had and will continue to have an adverse effect on stockholders’ equity (deficit).
We have never generated any revenue from product sales and may never be profitable.
Our ability to become profitable depends upon our ability to generate revenue. To date, we have not generated any revenue from any product sales. We have no products approved for commercial sale, and do not anticipate generating any revenue from product sales until after we have received marketing approval for the commercial sale of a therapeutic candidate, if ever. Our ability to generate revenue and achieve profitability depends significantly on our success in achieving a number of goals, including:
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initiating and completing research regarding preclinical and clinical development of, TTX-MC138 and any future therapeutic candidates;

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developing a sustainable and scalable manufacturing process for TTX-MC138 or our other therapeutic candidates and any future therapeutic candidates, including establishing and maintaining commercially viable supply and manufacturing relationships with third-parties;

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launching and commercializing TTX-MC138, our other therapeutic candidates and any future therapeutic candidates for which we obtain marketing approvals, either directly or with a collaborator or distributor;

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obtaining market acceptance of TTX-MC138, our other therapeutic candidates and any future therapeutic candidates as viable treatment options;

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addressing any competing technological and market developments;

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identifying, assessing, acquiring and developing new therapeutic candidates;

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negotiating favorable terms in any collaboration, licensing, or other arrangements into which we may enter;

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obtaining, maintaining, attempting protection of, and expanding our portfolio of intellectual property rights, including patents, trade secrets, and know-how; and

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attracting, hiring, and retaining qualified personnel.

Even if our current therapeutic candidates or any future therapeutic candidates that we develop are approved for commercial sale, we anticipate incurring significant costs associated with commercializing any such therapeutic candidate. Our expenses could increase beyond expectations if we are required by the FDA or comparable foreign regulatory authorities to change our manufacturing processes or assays, or to perform clinical, nonclinical, or other types of studies in addition to those that we currently anticipate.
If we are successful in the future in obtaining regulatory approvals to market TTX-MC138 or any future therapeutic candidates, our revenue will be dependent, in part, upon the size of the markets in the territories for which we gain marketing approval, the price for the product we obtain, the ability to obtain reimbursement at any price and whether we own the commercial rights for that territory. If the number of addressable patients is not as significant as we estimate, the indication approved by regulatory authorities is narrower than we expect, the labels for our current therapeutic candidates and any future therapeutic candidates contain significant safety warnings, regulatory authorities impose burdensome or restrictive distribution requirements, or the reasonably accepted patient population for treatment is narrowed by competition, physician choice or treatment guidelines, we may not generate significant revenue from sales of such products, even if approved. If we are not able to generate sufficient revenue from the sale of any approved products, we could be prevented from or significantly delayed in achieving profitability.
Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, maintain our development efforts, obtain product approvals, diversify our product offerings or continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.
Even if we consummate this offering, we will need to raise substantial additional funding. If we are unable to raise capital when needed, we would be forced to delay, scale back or discontinue some of our therapeutic candidate development programs or commercialization efforts.
The development of pharmaceutical drugs is capital intensive. We are currently advancing TTX-MC138 through preclinical development. Our current cash resources are insufficient to fund our planned operations or development plans beyond the anticipated completion of the FIH clinical trial. We may only be able to complete our proposed FIH clinical trial in a small subset of patients and in only one tumor type. Further, we may require additional funds to complete the FIH clinical trial. Even if completed, we will require additional funds to advance further. If we are capital constrained, we may not be able to meet our obligations. If we are unable to meet our obligations, or we experience a disruption in our cash flows, it could limit or halt our ability to continue to develop our therapeutic candidates or even to continue operations, either of which occurrence would have a material adverse effect on us.
We expect our expenses to increase in connection with our ongoing activities, particularly as we continue the research and development of, advance the preclinical and clinical activities of, and seek marketing approval for, our current or future therapeutic candidates. In addition, if we obtain marketing approval for any of our current or future therapeutic candidates, we expect to incur significant commercialization expenses related to sales, marketing, manufacturing and distribution to the extent that such sales, marketing, product manufacturing and distribution are not the responsibility of our collaborators. We may also need to raise additional funds sooner if we choose to pursue additional indications and/or geographies for our current or future therapeutic candidates or otherwise expand more rapidly than we presently anticipate. Furthermore, we expect to continue to incur significant costs associated with operating as a public company. If we are unable to raise capital when needed, we would be forced to delay, scale back or discontinue the development and commercialization of one or more of our therapeutic candidates, delay our pursuit of potential licenses or acquisitions, or significantly reduce our operations.
We expect that the net proceeds from this offering, together with our existing cash and funds we expect to receive under our SBIR award, will be sufficient to fund our operations into the third quarter 2023. Our future capital requirements will depend on and could increase significantly as a result of many factors, including:
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the scope, progress, results and costs of drug discovery, preclinical development, laboratory testing and clinical trials for our current or future therapeutic candidates;

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the potential additional expenses attributable to adjusting our development plans (including any supply-related matters) to the COVID-19 pandemic;

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the scope, prioritization and number of our research and development programs;

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the costs, timing and outcome of regulatory review of our current or future therapeutic candidates;

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our ability to establish and maintain collaborations on favorable terms, if at all;

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the achievement of milestones or occurrence of other developments that trigger payments under any additional collaboration agreements we obtain;

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the extent to which we are obligated to reimburse, or are entitled to reimbursement of, clinical trial costs under future collaboration agreements, if any;

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the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;

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the extent to which we acquire or license other current or future therapeutic candidates and technologies;

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the costs of securing manufacturing arrangements for commercial production; and

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the costs of establishing or contracting for sales and marketing capabilities if we obtain regulatory approvals to market our current or future therapeutic candidates.

Identifying potential current or future therapeutic candidates and conducting preclinical testing and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve drug sales. In addition, our current or future therapeutic candidates, if approved, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of drugs that we do not expect to be commercially available for many years, if ever. Accordingly, we will need to continue to rely on additional funding to achieve our business objectives.
Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our current or future therapeutic candidates. Disruptions in the financial markets in general, and more recently due to the COVID-19 pandemic, have made equity and debt financing more difficult to obtain and may have a material adverse effect on our ability to meet our fundraising needs. We cannot guarantee that future financing will be available in sufficient amounts or on terms favorable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities would dilute all of our stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborators or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or current or future therapeutic candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.
If we are unable to obtain funding on a timely basis, we may be required to significantly delay, scale back or discontinue one or more of our research or development programs or the commercialization of any therapeutic candidates or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.
The amount of our future losses is uncertain, and our quarterly operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause our stock price to fluctuate or decline.
Our quarterly and annual operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control and may be difficult to predict, including the following:
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the timing and success or failure of clinical trials for our therapeutic candidates or competing therapeutic candidates, or any other change in the competitive landscape of our industry, including consolidation among our competitors or partners;

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our ability to successfully recruit and retain subjects for clinical trials, and any delays caused by difficulties in such efforts;

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our ability to obtain marketing approval for our therapeutic candidates, and the timing and scope of any such approvals we may receive;

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the timing and cost of, and level of investment in, research and development activities relating to our therapeutic candidates, which may change from time to time;

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the cost of manufacturing our therapeutic candidates, which may vary depending on the quantity of production and the terms of our agreements with manufacturers;

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our ability to attract, hire and retain qualified personnel;

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expenditures that we will or may incur to develop additional therapeutic candidates;

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the level of demand for our therapeutic candidates should they receive approval, which may vary significantly;

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the risk/benefit profile, cost and reimbursement policies with respect to our therapeutic candidates, if approved, and existing and potential future therapeutics that compete with our therapeutic candidates;

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general market conditions or extraordinary external events, such as a recession or the COVID-19 pandemic;

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the changing and volatile U.S. and global economic environments; and

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future accounting pronouncements or changes in our accounting policies.

The cumulative effects of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even if we meet any guidance we may have provided publicly previously.
Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.
Our recurring losses from operations and negative cash flow raise substantial doubt about our ability to continue as a going concern without sufficient capital resources. Our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the years ended December 31, 2021 and 2020, with respect to this uncertainty. Our ability to continue as a going concern is dependent on both our available cash and how well we manage that cash and our operating requirements. We believe that the net proceeds from this offering, together with our existing cash and funds we expect to receive under our SBIR award, will be sufficient to fund our current operating plans into the third quarter 2023. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our research and development programs and commercialization efforts.
Risks related to research and development and the biopharmaceutical industry
Our limited operating history may make it difficult for you to evaluate the success of our business to date and to assess our future viability.
We are a preclinical-stage oncology company with a limited operating history. We commenced operations in 2016, and our operations to date have been limited to organizing and staffing our company, business planning, raising capital, conducting limited discovery and research activities, filing patent applications, identifying potential therapeutic candidates, undertaking preclinical studies and preparing for clinical trials, and establishing arrangements with third-parties for the manufacture of initial quantities of our therapeutic candidates and component materials. Our lead therapeutic candidate, TTX-MC138, is currently in the early stages of development. We have not yet demonstrated our ability to successfully conduct or complete any clinical trials, obtain marketing approvals, manufacture a commercial-scale product or arrange for a third-party to do so on our behalf, or conduct sales, marketing and distribution activities necessary for successful product commercialization. Consequently, any predictions you make about our future success or viability may not be as accurate as they could be if we had a longer operating history.
Investment in oncology product development is a highly speculative undertaking and entails substantial upfront capital expenditures and significant risk that any potential therapeutic candidate will fail to demonstrate adequate effect or an acceptable safety profile, gain regulatory approval and become commercially viable.

We are unable to predict the full range of risks that may emerge, and we cannot guarantee that we will meet or achieve the clinical or commercial results we expect. The future of our business depends on us successfully developing, obtaining marketing approval for, and marketing profitably our therapeutic candidates. This requires many complex scientific activities, successful pursuit of regulatory approvals, appropriate market assessments, the strategic management of intellectual property and financial resources and effective management of many other aspects of our business. Products for which we receive regulatory approval must demonstrate safety and efficacy. Competitively, the products must improve patient outcomes, deliver benefits to intended customers, maintain an affordable price, and be superior to competitive products. To be successful, we must also be effective in driving awareness of our therapeutics to achieve market adoption for our approved products and to be profitable. The risks of missteps, setbacks, errors and failings with respect to any aspect of managing our business are an inherent part of attempted innovation in the life sciences industry. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may materially and adversely affect our business.
In addition, as an early-stage business, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. We will need to transition at some point from a company with a research and development focus to a company capable of supporting commercial activities. We may not be successful in such a transition.
We expect our financial condition and operating results to continue to fluctuate significantly from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control. Accordingly, you should not rely upon the results of any quarterly or annual periods as indications of future operating performance.
Because our therapeutic candidates are in an early stage of development, there is a high risk of failure, and we may never succeed in developing marketable products or generating therapeutic revenues.
Our therapeutic candidates are development-stage technologies which require more, complex future development as well as regulatory approval prior to commercialization. It is impossible to fully mitigate the risks associated with bringing forward new technology and developing therapeutic candidates. These therapeutic candidates may fail at any point in development or in clinical trials. Therefore, there is no assurance that any of our therapeutic candidates will be successfully developed, be approved or cleared for sale by regulators, be accepted in the market or be profitable. Any delay or setback in the development of a product-candidate could materially adversely affect us.
We may not be successful in our efforts to identify or discover additional therapeutic candidates or we may expend our limited resources to pursue a particular therapeutic candidate or indication and fail to capitalize on therapeutic candidates or indications that may be more profitable or for which there is a greater likelihood of success.
In addition to development risks, we also face the risk that existing or evolving drug regulations may create barriers to licensure that we are unable to overcome, making it impossible for us to license any product we develop. Our therapeutic candidates may fail in clinical trials. We may never achieve the product claims necessary to successfully launch any products commercially.
We may not succeed in changing the practice of medicine such that our products are adopted as we anticipate. The data we generate in our clinical programs may not be viewed by physicians as strong enough for them to use and by third-party payers as effective enough for them to reimburse the cost of our products. Further, changes in the practice of medicine may render our approved products obsolete.
We also face the risk of:
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competitors introducing technologies which render our development efforts or approved products obsolete;

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data from our clinical trials not being strong enough to support therapeutic approval or the marketing claims needed for market success and to achieve our financial projections; and

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being unable to manufacture or supply, or have manufactured or supplied on our behalf, approved products cost-effectively.

Our business is highly dependent on the success of TTX-MC138, our lead candidate which is at the early stages of development. All of our therapeutic candidates may require significant additional preclinical and clinical development before we may be able to seek regulatory approval for and launch a product commercially.
We currently have no products that are approved for commercial sale and may never be able to develop marketable products. We are very early in our development efforts, and only one of our therapeutic candidates, TTX-MC138, is in preclinical development and has yet to be tested in humans. If we are unable to successfully develop, obtain regulatory approval for and commercialize TTX-MC138, or experience significant delays in doing so, our business will be materially harmed. Advancing TTX-MC138 will require substantial investment before we can seek regulatory approval and potentially launch commercial sales. Further development of TTX-MC138 will require production scaleup, clinical studies, regulatory review and approval in the U.S. and other jurisdictions, development of sufficient commercial manufacturing capacity, and significant marketing efforts before we can generate any revenue from product sales, if approved.
In developing TTX-MC138, among other risks, we may not be successful in synthesizing or producing the components of our proprietary formulation, or there may be toxicology issues from key components of our formulation that we have not anticipated. We have not tested TTX-MC138 using the current synthesis protocol, production processes, equipment and materials in the larger quantities that would be necessary to meet clinical trial treatment demands for all anticipated patients.
We may experience setbacks that could delay or prevent regulatory approval of, or our ability to commercialize, our therapeutic candidates, including:
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negative or inconclusive results from our preclinical studies or clinical trials or positive results from the clinical trials of others for competing therapeutic candidates similar to ours, leading to their approval and a possible decision by us to conduct additional preclinical testing or clinical trials or abandon a program;

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side effects related to our therapeutic candidates experienced by patients or subjects in our clinical trials or by individuals using drugs or therapeutics that we, the FDA, other regulators or others view as relevant to the development of our therapeutic candidates;

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delays in submitting eIND or IND applications or comparable foreign applications or delays or failure in obtaining the necessary approvals from regulators to commence a clinical trial, or a suspension or termination of a clinical trial once commenced;

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conditions imposed by the FDA or comparable foreign authorities regarding the scope or design of our clinical trials, including our clinical endpoints;

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delays in enrolling subjects in clinical trials, including due to the COVID-19 pandemic;

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high drop-out rates of subjects from clinical trials;

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inadequate supply or quality of therapeutic candidates or other materials necessary for the conduct of our clinical trials;

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greater than anticipated clinical trial costs;

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inability to compete with other therapies;

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poor efficacy of our therapeutic candidates during clinical trials;

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trial results taking longer than anticipated;

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trials being subjected to fraud or data capture failure or other technical mishaps leading to the invalidation of our trials in whole or in part;

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unfavorable FDA or other regulatory agency inspection and review of a clinical trial site;

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failure of our third-party contractors or investigators to comply with regulatory requirements or otherwise meet their contractual obligations in a timely manner, or at all;

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delays related to the impact of the spread of the COVID-19 pandemic, including the impact of COVID-19 on the FDA’s ability to continue its normal operations;

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delays and changes in regulatory requirements, policy and guidelines, including the imposition of additional regulatory oversight around clinical development generally or with respect to our technology in particular; or

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varying interpretations of data by the FDA and similar foreign regulatory agencies.

We do not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, potential threats to our intellectual property rights and our manufacturing, marketing, distribution and sales efforts or that of any future collaborator.
Our therapeutic candidates may cause undesirable side effects or death or have other properties that could halt their clinical development, prevent their regulatory approval, limit their commercial potential or result in significant negative consequences.
Undesirable side effects or death caused by any of our therapeutic candidates could cause us, Institutional Review Boards, or IRBs, our contract research organizations, or CROs, the FDA or other regulatory authorities to interrupt, delay or discontinue clinical trials and could result in the denial of regulatory approval for our therapeutic candidates. This, in turn, could prevent us from commercializing our therapeutic candidates and generating revenues from their sale.
Also, any of these events could prevent us from achieving or maintaining market acceptance of the affected product or could substantially increase the costs and expenses of commercializing the product, which in turn could delay or prevent us from becoming profitable.
Clinical development involves a lengthy, complex and expensive process, with an uncertain outcome, and the results of preclinical studies and early-stage clinical trials of our therapeutic candidates may not be predictive of the results of later-stage clinical trials.
To obtain the requisite regulatory approvals to commercialize any therapeutic candidates, we must demonstrate through extensive preclinical studies and clinical trials that our therapeutic candidates are safe and effective in humans. Clinical trials are expensive and can take many years to complete, and its outcome is inherently uncertain. In particular, the general approach for FDA approval of a new drug is dispositive data from two well-controlled, Phase 3 clinical trials of the relevant drug in the relevant patient population. Phase 3 clinical trials typically involve hundreds of patients, have significant costs and take years to complete. A therapeutic candidate can fail at any stage of testing, even after observing promising signals of activity in earlier preclinical studies or clinical trials. The results of preclinical studies and early clinical trials of our therapeutic candidates may not be predictive of the results of later-stage clinical trials. In addition, initial success in clinical trials may not be indicative of results obtained when such trials are completed. There is typically an extremely high rate of attrition from the failure of therapeutic candidates proceeding through clinical trials. Therapeutic candidates in later stages of clinical trials may fail to show the desired safety and efficacy profile despite having progressed through preclinical studies and initial clinical trials. A number of companies in the biotechnology and biopharmaceutical industries have suffered significant setbacks in advanced clinical trials due to lack of efficacy or unacceptable safety issues, notwithstanding promising results in earlier trials. Most therapeutic candidates that commence clinical trials are never approved as therapeutic products, and there can be no assurance that any of our future clinical trials will ultimately be successful or support further clinical development of TTX-MC138 or any of our other therapeutic candidates. Therapeutic candidates that appear promising in the early phases of development may fail to reach the market for several reasons, including:
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preclinical studies or clinical trials may show the therapeutic candidates to be less effective than expected (e.g., a clinical trial could fail to meet its primary endpoint(s)) or to have unacceptable side effects or toxicities;

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failure to establish clinical endpoints that applicable regulatory authorities would consider clinically meaningful;

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failure to receive the necessary regulatory approvals;

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manufacturing costs, formulation issues, pricing or reimbursement issues, or other factors that make a therapeutic candidate uneconomical; and

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the proprietary rights of others and their competing products and technologies that may prevent one of our therapeutic candidates from being commercialized.

In addition, differences in trial design between early-stage clinical trials and later-stage clinical trials make it difficult to extrapolate the results of earlier clinical trials to later clinical trials. Our FIH clinical trial is designed as a single dose trial, the purpose of which is to demonstrate safety and proof of delivery of TTX-MC138 to metastatic lesions. This design is not meant or expected to produce efficacy signals or that TTX-MC138 reaches into metastatic tumor cells although these may occur. Moreover, clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their therapeutic candidates performed satisfactorily in clinical trials have nonetheless failed to obtain marketing approval of their products.
Additionally, we expect that some of our trials will be open-label studies, where both the patient and investigator know whether the patient is receiving the investigational therapeutic candidate as a monotherapy or in combination with an existing approved drug. Most typically, open-label clinical trials test only the investigational therapeutic candidate and sometimes do so at different dose levels. Open-label clinical trials are subject to various limitations that may exaggerate any therapeutic effect as patients in open-label clinical trials are aware when they are receiving treatment. In addition, open-label clinical trials may be subject to an “investigator bias” where those assessing and reviewing the physiological outcomes of the clinical trials are aware of which patients have received treatment and may interpret the information of the treated group more favorably given this knowledge. Therefore, it is possible that positive results observed in open-label trials will not be replicated in later placebo-controlled trials.
In addition, the standards that the FDA and comparable foreign regulatory authorities use when regulating our therapeutic candidates require judgment and can change, which makes it difficult to predict with certainty how they will be applied. Although we are initially focusing our efforts on development of small-molecule drug products, we may in the future pursue development of biological products, which could make us subject to additional regulatory requirements. Any analysis we perform of data from preclinical and clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. We may also encounter unexpected delays or increased costs due to new government regulations. Examples of such regulations include future legislation or administrative action, or changes in FDA policy during the period of product development and FDA regulatory review. We cannot predict whether legislative changes will be enacted, or whether FDA or foreign regulations, guidance or interpretations will be changed, or what the impact of such changes, if any, may be. The FDA may also require a panel of experts, referred to as an Advisory Committee, to deliberate on the adequacy of the safety and efficacy data to support approval. The opinion of the Advisory Committee, although not binding, may have a significant impact on our ability to obtain approval of any therapeutic candidates that we develop.
We may seek to conduct clinical trials in foreign countries, as well as in the United States. If we continue to seek to conduct clinical trials in foreign countries or pursue marketing approvals in foreign jurisdictions, we must comply with numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process varies among countries and may include all of the risks associated with FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Moreover, the time required to obtain approval from foreign regulatory agencies may differ from that required to obtain FDA approval. Approval by the FDA does not ensure approval by regulatory authorities outside the United States and vice versa.
Successful completion of clinical trials is a prerequisite to submitting a marketing application to the FDA and similar marketing applications to comparable foreign regulatory authorities, for each therapeutic candidate and, consequently, the ultimate approval and commercial marketing of any therapeutic candidates. We may experience negative or inconclusive results, which may result in our deciding, or our being required by regulators, to conduct additional clinical studies or trials or abandon some or all of our product development programs, which could have a material adverse effect on our business.

If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.
We may experience difficulties in patient enrollment in our clinical trials for a variety of reasons. The number of qualified clinical trial investigators and sites is limited. We expect to conduct some of our clinical trials at the same clinical trial sites that some of our competitors use. This could reduce the number of patients available for our clinical trials at such clinical trial site. Clinical trials of other companies may be in similar therapeutic areas as ours. This competition will reduce the number and types of patients and qualified clinical investigators available to us because some patients who might have opted to enroll in our trials may instead opt to enroll in a trial being conducted by a competitor or clinical trial sites may not allow us to conduct our clinical trial at such site if competing trials are already being conducted there.
We may also encounter difficulties finding a clinical trial site at which to conduct our trials. Because our therapeutics represent a departure from more commonly used methods for cancer treatment, potential patients and their doctors may be inclined to use conventional therapies, such as checkpoint inhibitors, chemotherapy, radiation and monoclonal antibodies, rather than enroll patients in any of our clinical trials.
Delays in patient enrollment may result in increased costs or may affect the timing or outcome of our planned clinical trials, which could prevent completion of these clinical trials and adversely affect our ability to advance the development of our therapeutic or any other future versions of it.
Our preclinical studies and clinical trials may fail to demonstrate adequately the safety, potency, purity and efficacy of any of our therapeutic candidates, which would prevent or delay development, regulatory approval and commercialization.
Since the number of subjects that we plan to dose in our planned Phase 0 and Phase 1 clinical trials of TTX-MC138 is relatively small, the results from such clinical trials, once completed, may be less reliable than results achieved in larger clinical trials, which may hinder our efforts to obtain regulatory approval for our therapeutic candidates.
Due to our limited resources and access to capital, we must make decisions on the allocation of resources to certain programs and therapeutic candidates; these decisions may prove to be wrong and may adversely affect our business.
We have limited financial and human resources and intend to initially focus on research programs and therapeutic candidates for a limited set of indications. As a result, we may forgo or delay pursuit of opportunities with other therapeutic candidates or for other indications that later prove to have greater commercial potential or a greater likelihood of success. In addition, we may seek to accelerate our development timelines, including by initiating certain clinical trials of our therapeutic candidates before earlier-stage studies have been completed. This approach may cause us to commit significant resources to prepare for and conduct later-stage trials for one or more therapeutic candidates that subsequently fail earlier-stage clinical testing. Therefore, our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities or expend resources on therapeutic candidates that are not viable.
There can be no assurance that we will ever be able to identify additional therapeutic opportunities for our therapeutic candidates or to develop suitable potential therapeutic candidates through internal research programs, which could materially adversely affect our future growth and prospects. We may focus our efforts and resources on potential therapeutic candidates or other potential programs that ultimately prove to be unsuccessful.
We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of TTX-MC138 or any of our other therapeutic candidates in development.
Clinical trials are required to apply for regulatory approval to market TTX-MC138 or any of our other therapeutic candidates. Clinical trials are expensive, difficult to design and implement, can take many years to complete and are uncertain as to outcome. We do not know whether any clinical trials we begin will continue as planned, will need to be restructured or will be completed on schedule or at all. Significant clinical trial delays also could allow competitors to bring products to market before we do and could impair our ability to successfully commercialize our therapeutic candidates, any of which could materially harm our business. CROs have recently indicated that conduct of certain preclinical animal studies to support IND filings may not begin for approximately six to eight months from the signing of contracts due in large part to COVID-19 scheduling and demand and supply chain issues. There is no assurance that we will not experience additional or other delays.
We also may experience numerous unforeseen events during, or as a result of, any future clinical trials that could delay or prevent our ability to receive marketing approval for, or to commercialize, TTX-MC138 or any of our other therapeutic candidates in development, including:
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regulators, IRBs, or ethics committees may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

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the FDA or other comparable regulatory authorities may disagree with our clinical trial design, including with respect to dosing levels administered in our planned clinical trials, which may delay or prevent us from initiating our clinical trials with our originally intended trial design;

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we may experience delays in reaching, or fail to reach, agreement on acceptable terms with prospective trial sites and prospective CROs, which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

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the number of subjects required for clinical trials of any therapeutic candidates may be larger than we anticipate, or subjects may drop out of these clinical trials or fail to return for post-treatment follow-up at a higher rate than we anticipate;

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our third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all, or may deviate from the clinical trial protocol or drop out of the trial, which may require that we add new clinical trial sites or investigators;

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due to the impact of the COVID-19 pandemic, we have experienced delays in our preclinical development, including access to our lab and access to our animal facility, and may continue to experience delays and interruptions to our preclinical studies and clinical trials, we may experience delays or interruptions to our manufacturing supply chain, or we could suffer delays in reaching, or we may fail to reach, agreement on acceptable terms with third-party service providers on whom we rely;

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delays and interruptions to our clinical trials could extend the duration of the trials and increase the overall costs to finish the trials as our fixed costs are not substantially reduced during delays;

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we may elect to, or regulators, IRBs, Data Safety Monitoring Boards, or DSMBs, or ethics committees may require that we or our investigators, suspend or terminate clinical research or trials for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

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we may not have the financial resources available to begin and complete the planned trials, or the cost of clinical trials of any therapeutic candidates may be greater than we anticipate;

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the supply or quality of our therapeutic candidates or other materials necessary to conduct clinical trials of our therapeutic candidates may be insufficient or inadequate to initiate or complete a given clinical trial; and

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the FDA or other comparable foreign regulatory authorities may require us to submit additional data such as long-term toxicology studies or may impose other requirements before permitting us to initiate a clinical trial.

Our product development costs will increase if we experience delays in clinical trials or in obtaining marketing approvals. We do not know whether any of our clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. If we do not achieve our product development goals in the time frames we announce and expect, the approval and commercialization of our therapeutic candidates may be delayed or prevented entirely. Significant clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our therapeutic candidates and may allow our competitors to bring products to market before we do, potentially impairing our ability to successfully commercialize our therapeutic candidates and harming our business and results of operations. Any delays in our clinical development programs may harm our business, financial condition and results of operations significantly.
Changes in methods of therapeutic candidate manufacturing or formulation may result in additional costs or delay.
As therapeutic candidates progress through preclinical to late-stage clinical trials to marketing approval and commercialization, various aspects of the development program, such as manufacturing methods and the product’s formulation, may be altered along the way in an effort to optimize yield, manufacturing batch size, minimize costs and achieve consistent quality and results. These changes carry the risk that they will not achieve their intended objectives. Any of these changes could cause our therapeutic candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the altered materials. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of our therapeutic candidates and jeopardize our ability to commercialize our therapeutic candidates and generate revenue.
In addition, there are risks associated with process development and large-scale manufacturing for clinical trials or commercial scale including, among others, cost overruns, potential problems with process scale-up, process reproducibility, stability issues, compliance with current good manufacturing practice, or cGMP, requirements, lot consistency and timely availability of raw materials. Even if we obtain marketing approval for any of our therapeutic candidates, there is no assurance that our third-party manufacturers will be able to manufacture the approved product to specifications acceptable to the FDA or other comparable foreign regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential commercial launch of the product or to meet potential future demand. If our contract manufacturers are unable to produce sufficient quantities for clinical trials or for commercialization, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.
Quality problems could delay or prevent delivery of our products to clinical trials or the market.
Quality is important due to (i) the serious and costly consequences of process or product failure and (ii) it being one required element of the regulatory approval process. Receiving quality certifications is critical to the development and marketing success of our technologies. If we fail to meet existing or future quality standards, development or commercialization of our technologies could be materially and adversely affected.
We are required to comply with FDA’s good clinical practice, or GCP, regulations for our clinical programs. As it relates to the manufacturing of both our drug substance and drug product, we are required to adhere to FDA’s cGMP regulations. Additionally, we must follow guidelines promulgated by the International Council for Harmonization of Technical Requirements for Pharmaceuticals for Human Use, or ICH Guidelines. The ICH Guidelines to which we are subject are ICH E6 (R2) and ICH E8 (R1), “Designing quality into clinical studies,” for all tasks related to clinical programs, and ICH Q7 for the manufacture of our drug substance and drug product.
We need to implement a quality system designed to meet applicable requirements to conduct clinical trials and sell any therapeutic and diagnostic candidates for which we obtain approval in the U.S., Europe and in other countries. We cannot guarantee that our development standards, processes and procedures will meet applicable requirements for regulatory approval in any jurisdiction or that they will mitigate all of the risks associated with the development and commercialization of our therapeutic candidates. Even if we receive quality certifications, we could subsequently lose them or be required to take corrective actions if we do not continue to meet the requirements under applicable standards. If we fail to meet applicable quality requirements, it could have a material adverse effect on us.
We may not be successful in our efforts to identify or discover additional therapeutic candidates in the future.
Our research programs may initially show promise in identifying potential therapeutic candidates, yet fail to yield therapeutic candidates for clinical development for a number of reasons, including:

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our inability to design such therapeutic candidates with the pharmacological properties that we desire or attractive pharmacokinetics;

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our inability to design and develop a suitable manufacturing process; or

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potential therapeutic candidates may, on further study, be shown to have harmful side effects or other characteristics that indicate that they are unlikely to be medicines that will receive marketing approval and achieve market acceptance.

Research programs to identify new therapeutic candidates require substantial technical, financial and human resources. If we are unable to identify suitable compounds for preclinical and clinical development, we will not be able to obtain product revenue in future periods, which likely would result in significant harm to our financial position and adversely impact our stock price.
If product liability lawsuits are brought against us, we may incur substantial financial or other liabilities and may be required to limit commercialization of our therapeutic candidates.
We face an inherent risk of product liability once we begin testing TTX-MC138 and any of our other therapeutic candidates in clinical trials and will face an even greater risk if we commercialize any products. For example, we may be sued if our therapeutic candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical trials, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our therapeutic candidates. Even a successful defense of these claims would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:
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inability to bring a therapeutic candidate to the market;

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decreased demand for our products;

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injury to our reputation;

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withdrawal of clinical trial subjects and inability to continue clinical trials;

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initiation of investigations by regulators;

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fines, injunctions or criminal penalties;

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costs to defend the related litigation;

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diversion of management’s time and our resources;

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substantial monetary awards to trial participants;

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product recalls, withdrawals or labeling, marketing or promotional restrictions;

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loss of revenue;

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exhaustion of any available insurance and our capital resources;

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the inability to commercialize any therapeutic candidate, if approved; and

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decline in our share price.

Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products we develop. We will need to obtain insurance for clinical trials as TTX-MC138, and any of our other therapeutic candidates begin clinical development. However, we may be unable to obtain, or may obtain on unfavorable terms, clinical trial insurance in amounts adequate to cover any liabilities from any of our clinical trials. Our insurance policies may also have various exclusions, and we may be subject to a product liability claim for which we have no coverage. We may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.
Risks related to regulatory approval, healthcare regulations and ongoing regulatory compliance
We are very early in our development efforts. All of our therapeutic candidates are still in preclinical development. If we are unable to advance our therapeutic candidates to clinical development, obtain regulatory approval and ultimately commercialize our therapeutic candidates or experience significant delays in doing so, our business will be materially harmed.
We have very limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including approval by the FDA, and, as a company, we have no experience in obtaining approval of any product-candidate. The time required to obtain FDA and other approvals is unpredictable but typically takes one or more years following completion of clinical trials, depending upon the type, complexity and novelty of the product-candidate. We may encounter delays or rejections during any stage of the regulatory review and approval process based upon the failure of clinical or laboratory data to demonstrate compliance with, or upon the failure of a product-candidate to meet, FDA requirements for safety, efficacy and quality.
The standards that the FDA and its foreign counterparts use when regulating us are not always applied predictably or uniformly and can change. Because the therapeutic candidates we are developing may represent a new class of drug, the FDA and its foreign counterparts have not yet established any definitive relevant policies, practices or guidelines in relation to these therapeutic candidates. The lack of policies, practices or guidelines may hinder or slow review by the FDA of regulatory filings that we may submit. Moreover, the FDA may respond to these submissions by defining requirements we may not have anticipated. Such responses could lead to significant delays in and added costs for the clinical development of our therapeutic candidates.
Any analysis of data from preclinical and clinical activities that we perform is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. We may also encounter unexpected delays or increased costs due to new government regulations, for example, from future legislation or administrative action, or from changes in FDA policy during the period of product development, clinical trials and FDA regulatory review. It is impossible to predict whether legislative changes will be enacted, or whether FDA or foreign regulations, guidance or interpretations will be changed, or what the impact of such changes, if any, may be.
In addition, the FDA may delay, limit, or deny approval of a product-candidate for many reasons, including:
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disagreement with the design or implementation of clinical trials;

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we may be unable to demonstrate to the satisfaction of the FDA that a product-candidate is safe and effective for any indication;

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we may be unable to demonstrate that a product-candidate’s clinical and other benefits outweigh its safety risks;

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the FDA may disagree with our interpretation of data from preclinical studies or clinical trials;

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the results of our clinical trials may not demonstrate the safety or efficacy required by the FDA for approval; or

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the FDA may find deficiencies in our manufacturing processes or facilities; and the FDA’s approval policies or regulations may significantly change in a manner rendering our clinical data insufficient for approval.

After submission of a New Drug Application, or NDA, the FDA may refuse to review the application, deny approval of the application, require additional testing or data or, if the NDA is filed and later approved, require post-marketing testing and surveillance to monitor the safety or efficacy of a product. Under the Prescription Drug User Fee Act, or PDUFA, the FDA has agreed to certain performance goals in the review of NDAs. The FDA’s timelines are flexible and subject to change based on workload and other potential review issues which may delay FDA’s review of an NDA. For example, during the COVID-19 public health emergency, a number of companies announced receipt of complete response letters due to the FDA's inability to complete required inspections for their applications. FDA may not be able to continue its current pace and review timelines could be extended. Further, the terms of approval of any NDA, including the product labeling, may be more restrictive than we desire which could affect the marketability of our products.
Even if we comply with all FDA regulatory requirements, we may not obtain regulatory approval for any of our product-candidates. If we fail to obtain regulatory approval for any of our product-candidates, we will have no commercialized products for sale and therefore have no ability to general significant, if any, revenue.
Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenues from the particular therapeutic candidate for which we are seeking approval. Furthermore, any regulatory approval to market a product may be subject to limitations on the approved uses for which we may market the product or the labeling or other restrictions. In addition, the FDA has the authority to require a Risk Evaluation and Mitigation Strategy, or REMS, plan as part of or after approval, which may impose further requirements or restrictions on the distribution or use of an approved product, such as limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria and requiring treated patients to enroll in a registry. These limitations and restrictions may limit the size of the market for the product and affect reimbursement by third-party payors.
We are also subject to numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process varies among countries and may include all of the risks associated with FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval. Approval by the FDA does not ensure approval by regulatory authorities outside the United States and vice versa.
If we or any collaborators, manufacturers or service providers fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions, which could affect our ability to develop, market and sell our products successfully and could harm our reputation and lead to reduced acceptance of our products by the market. Enforcement actions can include, among others:
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adverse regulatory inspection findings;

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warning letters;

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voluntary or mandatory product recalls or public notification or medical product safety alerts to healthcare professionals;

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restrictions on, or prohibitions against, marketing our products;

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restrictions on, or prohibitions against, importation or exportation of our products;

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suspension of review or refusal to approve pending applications or supplements to approved applications;

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exclusion from participation in government-funded healthcare programs;

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exclusion from eligibility for the award of government contracts for our products;

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suspension or withdrawal of product approvals;

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product seizures;

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injunctions; and

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civil and criminal penalties and fines.

In addition, if any of our products cause serious or unexpected side effects or are associated with other safety risks after receiving marketing approval, a number of potential significant negative consequences could result, including:

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regulatory authorities may withdraw their approval of the product;

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we may be required to recall the product, change the way it is administered, conduct additional clinical trials or change the labeling of the product;

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the product may be rendered less competitive and sales may decrease;

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litigation or class action lawsuits;

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our reputation may suffer generally both among clinicians and patients; or

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regulatory authorities may require certain labeling statements, such as warnings or contraindications or limitations on the indications for use or impose restrictions on distribution in the form of a REMS in connection with approval, if any.

We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to participants or if preliminary data demonstrate that our products are unlikely to receive regulatory approval or unlikely to be successfully commercialized.
We have received Orphan Drug Designation for TTX-siPDL1 for pancreatic cancer and may in the future seek Orphan Drug Designation for TTX-siPDL1 in other indications and for some of our other current and future therapeutic candidates, but we may be unable to obtain such designations or to maintain the benefits associated with orphan drug status, including market exclusivity, which may cause our revenue, if any, to be reduced.
Under the Orphan Drug Act, the FDA may grant orphan designation to a therapeutic candidate or biologic intended to treat a rare disease or condition, defined as a disease or condition with a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States when there is no reasonable expectation that the cost of developing and making available the drug or biologic in the United States will be recovered from sales in the United States for that drug or biologic. Orphan Drug Designation must be requested before submitting an NDA. In the United States, Orphan Drug Designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. After the FDA grants Orphan Drug Designation, the generic identity of the drug and its potential orphan use are disclosed publicly by the FDA. Orphan Drug Designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.
If a therapeutic candidate that has obtained Orphan Drug Designation subsequently receives the first FDA approval for a particular active ingredient for the disease for which it has such designation, the product is entitled to Orphan Drug Exclusivity, which means that the FDA may not approve any other applications, including an NDA, to market the same biologic for the same indication for seven years, except in limited circumstances such as a showing of clinical superiority to the product with Orphan Drug Exclusivity or if the FDA finds that the holder of the Orphan Drug Exclusivity has not shown it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. As a result, even if one of our therapeutic candidates receives Orphan Drug Exclusivity, the FDA can still approve other drugs that have a different active ingredient for use in treating the same indication or disease. Furthermore, the FDA can waive Orphan Drug Exclusivity if we are unable to manufacture sufficient supply of the approved product.
We may seek Orphan Drug Designation for TTX-siPDL1 and some of our current or future therapeutic candidates in additional orphan indications in which there is a medically plausible basis for the use of these products. Even when we obtain Orphan Drug Designation, exclusive marketing rights in the United States may be limited if we seek approval for an indication broader than the orphan designated indication and may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition. In addition, although we intend to seek Orphan Drug Designation for other therapeutic candidates, we may never receive such designations. For example, the FDA has expressed concerns regarding the regulatory considerations for Orphan Drug Designation as applied to tissue agnostic therapies, and the FDA may interpret the Federal Food, Drug and Cosmetic Act, or FD&C Act, and regulations promulgated thereunder in a way that limits or blocks our ability to obtain Orphan Drug Designation or Orphan Drug Exclusivity, if our therapeutic candidates are approved, for our targeted indications.

On August 3, 2017, Congress passed the FDA Reauthorization Act of 2017, or FDARA. FDARA, among other things, codified FDA’s pre-existing regulatory interpretation to require that a drug sponsor demonstrate the clinical superiority of an orphan drug that is otherwise the same as a previously approved drug for the same rare disease in order to receive Orphan Drug Exclusivity. The legislation reverses prior precedent holding that the Orphan Drug Act unambiguously requires that FDA recognize the orphan exclusivity period regardless of a showing of clinical superiority. Moreover, in the Consolidated Appropriations Act of 2021, Congress did not further change this interpretation when it clarified that the interpretation codified in FDARA would apply in cases where FDA issued an orphan designation before the enactment of FDARA, but where product approval came after the enactment of FDARA. FDA may further reevaluate the Orphan Drug Act and its regulations and policies. We do not know if, when, or how FDA may change orphan drug regulations and policies in the future, and it is uncertain how any changes might affect our business. Depending on what changes FDA may make to its orphan drug regulations and policies, our business could be adversely impacted.
A Breakthrough Therapy designation by FDA, even if granted for any of our product candidates, may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that our product candidates will receive marketing approval.
We may seek Breakthrough Therapy designation for some or all of our current and future product candidates. A breakthrough therapy is defined as a drug or biologic that is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug or biologic may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For product candidates that have been designated as breakthrough therapies, interaction and communication between FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Drugs designated as breakthrough therapies by FDA may also be eligible for other expedited approval programs, including Accelerated Approval.
Designation as a breakthrough therapy is within the discretion of FDA. Accordingly, even if we believe one of our product candidates meets the criteria for designation as a breakthrough therapy, FDA may disagree and instead determine not to make such designation. In any event, the receipt of a Breakthrough Therapy designation for a product candidate may not result in a faster development process, review or approval compared to candidate products considered for approval under non-expedited FDA review procedures and does not assure ultimate approval by FDA. In addition, even if one or more of our product candidates qualify as breakthrough therapies, FDA may later decide that the product no longer meets the conditions for qualification. Thus, even though we intend to seek Breakthrough Therapy designation for some or all of our current and future product candidates, there can be no assurance that we will receive Breakthrough Therapy designation.
A Fast Track designation by the FDA, even if granted for any of our product candidates, may not lead to a faster development or regulatory review or approval process, and does not increase the likelihood that our product candidates will receive marketing approval.
If a drug is intended for the treatment of a serious or life-threatening condition and the drug demonstrates the potential to address unmet medical needs for this condition, the drug sponsor may apply for FDA Fast Track designation for a particular indication. We may seek Fast Track designation for some or all of our current and future product candidates, but there is no assurance that the FDA will grant this status to any of our current or future product candidates. Marketing applications filed by sponsors of products in Fast Track development may qualify for Priority Review under the policies and procedures offered by the FDA, but the Fast Track designation does not assure any such qualification or ultimate marketing approval by the FDA. The FDA has broad discretion whether or not to grant Fast Track designation, so even if we believe a particular product candidate is eligible for this designation, there can be no assurance that the FDA would decide to grant it. Even if we do receive Fast Track designation, we may not experience a faster development process, review or approval compared to conventional FDA procedures, and receiving a Fast Track designation does not provide assurance of ultimate FDA approval. In addition, the FDA may withdraw Fast Track designation if it believes that the designation is no longer supported by data from our clinical development program. In addition, the FDA may withdraw any Fast Track designation at any time.
Accelerated approval by FDA, even if granted for TTX-MC138 or any other future therapeutic candidate, may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that our therapeutic candidates will receive marketing approval.
We may seek approval of TTX-MC138 and may seek approval of future therapeutic candidates using the FDA’s accelerated approval pathway. A therapeutic candidate may be eligible for accelerated approval if it treats a serious or life-threatening condition and generally provides a meaningful advantage over available therapies. In addition, it must demonstrate an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit. As a condition of approval, FDA may require that a sponsor of a drug receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. These confirmatory trials must be completed with due diligence. In addition, unless it determines otherwise, FDA currently requires pre-approval of promotional materials for products receiving accelerated approval, which could adversely affect the timing of the commercial launch of the product. Thus, even if we seek to utilize the accelerated approval pathway, we may not be able to obtain accelerated approval and, even if we do, we may not experience a faster development, regulatory review or approval process for that therapeutic candidate. In addition, receiving accelerated approval does not assure that the product’s accelerated approval will eventually be converted to a traditional approval.
A variety of factors, including inadequate funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.
The ability of FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel, accept payments of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result of these and other factors. In particular, it has been reported that FDA’s planned expansion of its oncology division is delayed. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.
Disruptions at FDA and other agencies may also slow the time necessary for new therapeutic candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, the U.S. government has shut down several times, and certain regulatory agencies, such as FDA and the SEC, have had to furlough critical employees and stop critical activities. Separately, since March 2020 when foreign and domestic inspections of facilities were largely placed on hold in connection with the COVID-19 pandemic, FDA has been working to resume pre-pandemic levels of inspections, including routine surveillance, bioresearch monitoring and pre-approval inspections on a prioritized basis. Should FDA determine that an inspection is necessary for approval and an inspection cannot be completed during the review cycle due to restrictions on travel or for other reasons, and FDA does not determine that a remote interactive evaluation will be adequate, the agency has stated that it generally intends to issue, depending on the circumstances, a complete response letter or defer action on the application until an inspection can be completed. During the COVID-19 public health emergency, a number of companies announced receipt of complete response letters due to FDA’s inability to complete required inspections for their applications. Regulatory authorities outside the U.S. may adopt similar restrictions or other policy measures in response to the ongoing COVID-19 pandemic and may experience delays in their regulatory activities.
If a prolonged government shutdown occurs, or if global health concerns continue to prevent FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

Even if we receive regulatory approval of TTX-MC138 or any of our other therapeutic candidates, we will be subject to ongoing regulatory requirements and continued regulatory review, which may result in significant additional expense. We may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our therapeutic candidates.
Any regulatory approvals that we receive for TTX-MC138 or another product-candidate may require post-marketing surveillance to monitor the safety and efficacy of the product and may require us to conduct post-approval clinical studies. The FDA may also require a REMS in order to approve our therapeutic candidates, which could entail requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or a comparable foreign regulatory authority approves our therapeutic candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export and recordkeeping for our therapeutic candidates will be subject to extensive and ongoing regulatory requirements. These requirements can include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMP and GCP, for any clinical trials that we conduct post-approval and applicable product tracking and tracing requirements. Compliance with ongoing and changing requirements takes substantial resources and, should we be unable to remain in compliance, our business could be materially and adversely affected.
In addition, if we pursue, and ultimately obtain, accelerated approval of TTX-MC138 based on a surrogate endpoint, the FDA would require us to conduct a confirmatory trial to verify the predicted clinical benefit as well as additional safety studies. The results from the confirmatory trial may not support the clinical benefit, which would result in the approval being withdrawn.
Manufacturers and their facilities are required to comply with extensive FDA and comparable foreign regulatory authority requirements, including ensuring that quality control and manufacturing procedures conform to cGMP regulations. As such, we and our contract manufacturers will be subject to continual review and inspections to assess compliance with cGMP and adherence to commitments made in any marketing application, and previous responses to inspection observations. Accordingly, we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production and quality control.
Any regulatory approvals that we receive for our therapeutic candidates may be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials and surveillance to monitor the safety and efficacy of the therapeutic candidate. The FDA may also require a REMS as a condition of approval of our therapeutic candidates, which could entail requirements for long-term patient follow-up, a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or a comparable foreign regulatory authority approves our therapeutic candidates, we will have to comply with requirements including submissions of safety and other post-marketing information and reports and registration.
Later discovery of previously unknown problems with our therapeutic candidates, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, or the making of unsupported claims, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:
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restrictions on the marketing or manufacturing of our products, withdrawal of the product from the market or product recalls;

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fines, warning letters or holds on clinical trials;

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refusal by the FDA to approve pending applications or supplements to approved applications filed by us or suspension or withdrawal of approvals;

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product seizure or detention or refusal to permit the import or export of our therapeutic candidates; and

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consent decrees or injunctions or the imposition of civil or criminal penalties.

Products may be promoted only for the approved indications and in accordance with the provisions of the approved label. However, companies may share truthful and not misleading information that is not inconsistent with the labeling. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses and a company that is found to have improperly promoted off-label uses may be subject to significant liability. The policies of the FDA and of other regulatory authorities may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our therapeutic candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability.
We expect to develop, or enter into a collaboration or partnership to develop, in vitro diagnostics, including potentially complementary diagnostics and/or companion diagnostics, for our current or future therapeutic candidates. If we, or our future collaborators, are unable to successfully develop such diagnostics, or experience significant delays in doing so, we may not realize the full commercial potential of our future therapeutic candidates.
We have little experience in the development of in vitro diagnostics and, as such, we may rely on future collaborators in developing appropriate in vitro diagnostics to pair with our current or future therapeutic candidates. We have not yet begun discussions with any potential partners with respect to the development of complementary diagnostics and/or companion diagnostics and may be unsuccessful in entering into collaborations for the development of any complementary and/or companion diagnostics for our programs and our current or future therapeutic candidates.
In vitro diagnostics are subject to regulation by the FDA and similar regulatory authorities outside the United States as medical devices and require separate regulatory approval or clearance prior to commercialization. If we, our collaborators, or any third-parties that we engage to assist us, are unable to successfully develop complementary diagnostics and/or companion diagnostics for our therapeutic candidates and any future therapeutic candidates, or experience delays in doing so:
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the development of our therapeutic candidates and any other future therapeutic candidates may be adversely affected if we are unable to appropriately select patients for enrollment in our clinical trials; and

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we may not realize the full commercial potential of our therapeutic candidates and any other future therapeutic candidates that receive marketing approval if, among other reasons, we are unable to appropriately identify, or it takes us longer to identify, patients who are likely to benefit from therapy with our products, if approved.

If any of these events were to occur, our business would be harmed, possibly materially.
Our relationships with customers and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, exclusion from government healthcare programs, contractual damages, reputational harm and diminished profits and future earnings.
Although we do not currently have any drugs on the market, if we begin commercializing our current or future therapeutic candidates, we will be subject to additional healthcare statutory and regulatory requirements and enforcement by the federal government and the states and foreign governments in which we conduct our business. Healthcare providers, physicians and third-party payors play a primary role in the recommendation and prescription of any current or future therapeutic candidates for which we obtain marketing approval. Our future arrangements with third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute our current or future therapeutic candidates for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations, include the following:
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the federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and wilfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal and state healthcare programs such as Medicare and Medicaid. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers, and formulary managers on the other hand. The term remuneration has been interpreted broadly to include anything of value. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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the federal False Claims Act imposes criminal and civil penalties, including through civil whistle-blower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government. In addition, manufacturers can be held liable under the False Claims Act even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. False Claims Act liability is potentially significant in the healthcare industry because the statute provides for treble damages and mandatory penalties. Government enforcement agencies and private whistle-blowers have investigated pharmaceutical companies for or asserted liability under the False Claims Act for a variety of alleged promotional and marketing activities, such as providing free products to customers with the expectation that the customers would bill federal programs for the products; providing consulting fees and other benefits to physicians to induce them to prescribe products; engaging in promotion for “off-label” uses; and submitting inflated best price information to the Medicaid Rebate Program. In addition, the government may assert that a claim including items and services resulting from a violation of the federal Anti-Kickback Statute constitutes a false of fraudulent claim for purposes of the False Claims Act;

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the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program, or knowingly and wilfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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the federal physician payment transparency requirements, sometimes referred to as the “Sunshine Act” under the ACA require manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program to report to the Department of Health and Human Services information related to physician payments and other transfers of value and the ownership and investment interests of such physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made to certain non-physician providers such as physician assistants and nurse practitioners;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and its implementing regulations, which also imposes obligations on certain covered entity healthcare providers, health plans, and healthcare clearinghouses as well as their business associates that perform certain services involving the use or disclosure of individually identifiable health information, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions; and

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analogous state laws and regulations, such as state anti-kickback and false claims laws that may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers; and some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring drug manufacturers to report information related to payments to physicians and other health care providers or marketing expenditures, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not pre-empted by HIPAA, thus complicating compliance efforts.

Ensuring that our future business arrangements with third-parties comply with applicable healthcare laws and regulations could involve substantial costs. It is possible that governmental authorities will conclude that our business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations, including anticipated activities to be conducted by our sales team, were to be found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, exclusion from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.
Obtaining and maintaining regulatory approval for our therapeutic candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval for that or of any of our other therapeutic candidates in other jurisdictions.
Obtaining and maintaining regulatory approval for our therapeutic candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction, while a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA grants marketing approval for TTX-MC138, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion of the product-candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including additional preclinical studies or clinical trials, as preclinical studies and clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product-candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we charge for our product is also subject to regulatory approval.
We may also submit marketing applications in other countries. Regulatory authorities in jurisdictions outside of the United States have requirements for approval of therapeutic candidates with which we must comply prior to marketing in those jurisdictions. Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we fail to comply with the regulatory requirements in international markets and/or receive applicable marketing approvals, our target market will be reduced and our ability to realize the full market potential of our therapeutic candidates will be harmed.
Ongoing healthcare legislative and regulatory reform measures may have a material adverse effect on our business and results of operations.
Changes in regulations, statutes or the interpretation of existing regulations could impact our business in the future by requiring, for example, changes to our manufacturing arrangements; additions or modifications to product labeling; the recall or discontinuation of our products; or additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.

In the United States, there have been and likely will continue to be a number of legislative initiatives to contain healthcare costs. For example, in March 2010, the ACA was passed, which substantially changed the way health care is financed by both governmental and private insurers, and significantly impacted the U.S. biotechnology and biopharmaceutical industries. The ACA, among other things, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increased the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extended the rebate program to individuals enrolled in Medicaid managed care organizations, established annual fees and taxes on manufacturers of certain branded prescription drugs, and created a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 70% point-of-sale discounts from the negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D.
Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA, and we expect there will be additional challenges and amendments to the ACA in the future. On December 14, 2018, a U.S. District Court Judge in Texas ruled that the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress as part of the Tax Act. Additionally, on December 18, 2019, the U.S. Court of Appeals for the 5th Circuit upheld the District Court ruling that the individual mandate was unconstitutional and remanded the case back to the District Court to determine whether the remaining provisions of the ACA are invalid as well. On March 2, 2020, the U.S. Supreme Court granted the petitions for writs of certiorari to review this case. On June 17, 2021, the Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. It is unclear how such litigation and other efforts to repeal and replace the ACA will impact the ACA and our business. In addition, the former Trump administration issued various Executive Orders which eliminated cost sharing subsidies and included provisions that would impose a fiscal burden on states or a cost, fee, tax, penalty or regulatory burden on individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. Additionally, Congress has introduced several pieces of legislation aimed at significantly revising or repealing the ACA. On December 20, 2019, former President Trump signed into law the Further Consolidated Appropriations Act (H.R. 1865), which repealed the so called “Cadillac” tax, the health insurance provider tax, and the medical device excise tax. It is unclear whether the ACA will be overturned, repealed, replaced, or further amended. We cannot predict what affect further changes to the ACA would have on our business.
Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. The Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs, including aggregate reductions of Medicare payments to providers of 2% per fiscal year. These reductions went into effect on April 1, 2013, and subsequent legislative amendments to the statute, including the Bipartisan Budget Act of 2018, or BBA, will remain in effect through 2030, unless additional congressional action is taken. However, these Medicare sequester reductions will be suspended from May 1, 2020, through December 31, 2020, due to the COVID-19 pandemic. The BBA also amended the ACA, effective January 1, 2019, by increasing the point-of-sale discount that is owed by pharmaceutical manufacturers who participate in Medicare Part D and closing the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.” On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.
Moreover, increasing efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for newly approved products and, as a result, they may not cover or provide adequate payment for our therapeutic candidates. There has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs.
At the federal level, the former Trump administration’s budget for fiscal year 2021 included a $135 billion allowance to support legislative proposals seeking to reduce drug prices, increase competition, lower out-of-pocket drug costs for patients, and increase patient access to lower-cost generic and biosimilar drugs. On March 10, 2020, the former Trump administration sent “principles” for drug pricing to Congress, calling for legislation that would, among other things, cap Medicare Part D beneficiary out-of-pocket pharmacy expenses, provide an option to cap Medicare Part D beneficiary monthly out-of-pocket expenses, and place limits on pharmaceutical price increases. The former Trump administration previously released a “Blueprint” to lower drug prices and reduce out of pocket costs of drugs that contained proposals to increase manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products and reduce the out-of-pocket costs of drug products paid by consumers. The U.S. Department of Health and Human Services, or HHS, has solicited feedback on some of these measures and has implemented others under its existing authority. For example, in May 2019, CMS issued a final rule that would allow Medicare Advantage Plans the option of using step therapy, a type of prior authorization, for Part B drugs beginning January 1, 2020. This final rule codified CMS’s policy change that was effective January 1, 2019. On July 24, 2020, former President Trump signed four Executive Orders aimed at lowering drug prices. The Executive Orders direct the Secretary of HHS to: (1) eliminate protection under an AKS safe harbor for certain retrospective price reductions provided by drug manufacturers to sponsors of Medicare Part D plans or pharmacy benefit managers that are not applied at the point-of-sale; (2) allow the importation of certain drugs from other countries through individual waivers, permit the re-importation of insulin products, and prioritize finalization of the proposed rule to permit the importation of drugs from Canada; (3) ensure that payment by the Medicare program for certain Medicare Part B drugs is not higher than the payment by other comparable countries (depending on whether pharmaceutical manufacturers agree to other measures); and (4) require Federally Qualified Health Centers, or FQHCs, participating in the 340B drug program to provide insulin and injectable epinephrine to certain low-income individuals at the discounted price paid by the FQHC, plus a minimal administrative fee. On October 1, 2020, the FDA issued the final rule allowing importation of certain prescription drugs from Canada. On August 6, 2020, former President Trump signed an additional Executive Order directing U.S. government agencies to encourage the domestic procurement of Essential Medicines, Medical Countermeasures, and Critical Inputs, which include among other things, active pharmaceutical ingredients and drugs intended for use in the diagnosis, cure, mitigation, treatment, or prevention of COVID-19. The FDA has been directed to release a full list of Essential Medicines, Medical Countermeasures, and Critical Inputs affected by this Order by November 5, 2020. On September 13, 2020, former President Trump signed an Executive Order directing HHS to implement a rulemaking plan to test a payment model, pursuant to which Medicare would pay, for certain high-cost prescription drugs and biological products covered by Medicare Part B, no more than the most-favored-nation price (i.e., the lowest price) after adjustments, for a pharmaceutical product that the drug manufacturer sells in a member country of the Organization for Economic Cooperation and Development that has a comparable per-capita gross domestic product. Although a number of these and other measures may require additional authorization to become effective, Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. Any reduction in reimbursement from Medicare and other government programs may result in a similar reduction in payments from private payors.
Additionally, on July 9, 2021, President Biden issued an executive order directing the FDA to, among other things, continue to clarify and improve the approval framework for generic drugs and identify and address any efforts to impede generic drug competition.
At the state level, legislatures are increasingly passing legislation and implementing regulations designed to control pharmaceutical and biologic product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.
These laws, and future state and federal healthcare reform measures may be adopted in the future, any of which may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any of our therapeutic candidates for which we may obtain regulatory approval or the frequency with which any such therapeutic candidate is prescribed or used. Additionally, we expect to experience pricing pressures in connection with the sale of any future approved therapeutic candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations, cost containment initiatives and additional legislative changes.
We are subject to certain U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations. We can face serious consequences for violations.
Among other matters, U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations, which are collectively referred to as Trade Laws, prohibit companies and their employees, agents, clinical research organizations, legal counsel, accountants, consultants, contractors, and other partners from authorizing, promising, offering, providing, soliciting, or receiving directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities, and other organizations. We plan to engage third-parties for clinical trials and/or to obtain necessary permits, licenses, patent registrations, and other regulatory approvals, and we could be held liable for the corrupt or other illegal activities of our personnel, agents, or partners, even if we do not explicitly authorize or have prior knowledge of such activities.
Healthcare reform in the U.S. and other countries may materially and adversely affect us.
In the U.S. and in many foreign jurisdictions, the legislative landscape continues to evolve. Our revenue prospects could be affected by changes in healthcare spending and policies in our target markets. We operate in a highly regulated industry and new laws or judicial decisions, or new interpretations of existing laws or decisions, related to healthcare availability, the method of delivery or payment for healthcare products and services could materially and adversely affect us.
There is significant interest in promoting healthcare reform, as evidenced by the enactment in the U.S. of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act in 2010, or together, the ACA. It is likely that many governments will continue to consider new healthcare legislation or changes to existing legislation. We cannot predict the initiatives that may be adopted in the future or whether initiatives that have been adopted will be repealed or modified, or how they may affect us. The continuing efforts of governments, insurance companies, managed care organizations and other third-party payors to contain or reduce healthcare costs may adversely affect:
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the demand for any products for which we may obtain regulatory approval;

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our ability to set a price that we believe is fair for our products;

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our ability to generate revenues and achieve or maintain profitability; and

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the level of taxes that we are required to pay.

Under the ACA, there are many programs and requirements for which details or consequences are still not fully understood. We are unable to predict what healthcare programs and regulations will ultimately be implemented at any level of government in or outside the U.S., but any changes that decrease reimbursement for our approved products, reduce volumes of medical procedures or impose new cost-containment measures could adversely affect us.
Prescription Drug Pricing Reduction Act
On August 16, 2022 the Inflation Reduction Act of 2022 was passed, which among other things, allows for CMS to negotiate prices for certain single-source drugs and biologics reimbursed under Medicare Part B and Part D, beginning with ten high-cost drugs paid for by Medicare Part D starting in 2026, followed by 15 Part D drugs in 2027, 15 Part B or Part D drugs in 2028, and 20 Part B or Part D drugs in 2029 and beyond. The legislation subjects drug manufacturers to civil monetary penalties and a potential excise tax for failing to comply with the legislation by offering a price that is not equal to or less than the negotiated

“maximum fair price” under the law or for taking price increases that exceed inflation. The legislation also caps Medicare beneficiaries’ annual out-of-pocket drug expenses at $2,000. The effect of Inflation Reduction Act of 2022 on our business and the healthcare industry in general is not yet known.
We are subject to geopolitical risks, economic volatility, anti-corruption laws, export and import restrictions, local regulatory authorities and the laws and medical practices in foreign jurisdictions.
The costs of healthcare internationally have risen significantly over the past decade. Numerous initiatives and reform by legislators, regulators and third-party payers to curb these costs have reduced reimbursement rates. One outcome of these dynamics is that hospitals and others are consolidating into larger integrated delivery networks and group purchasing organizations in an effort to reduce administrative costs and increase purchasing power. This consolidation has resulted in greater pricing pressure on suppliers, decreased average selling prices and changes in medical practices. If we secure marketing approval for our therapeutic candidates, our commercial success will be determined by, among other things, our ability to obtain acceptable pricing for approved products which will be subject to, among other things, the factors described above.
The expansion of group purchasing organizations, integrated delivery networks and large single accounts among hospitals could also put price pressure on our approved products. We expect that market demand, government regulation, third-party reimbursement policies, government contracting requirements and societal pressures will continue to change the worldwide healthcare industry, resulting in further business consolidations and alliances among our customers and competitors. The result may be further downward pressure on the prices we are able to obtain, thus adversely affecting us.
Even if we obtain regulatory approval of our therapeutic candidates, the products may not gain market acceptance among physicians, patients, hospitals, cancer treatment centers and others in the medical community.
Risks related to commercialization
We currently have no marketing and sales organization and have no experience as a company in commercializing products, and we may have to invest significant resources to develop these capabilities. If we are unable to establish marketing and sales capabilities or enter into agreements with third-parties to market and sell any products for which we obtain regulatory approval, we may not be able to generate product revenue.
We have no sales, marketing or distribution capabilities, nor have we commercialized a product. If any of our therapeutic candidates ultimately receives regulatory approval, we expect to establish a marketing and sales organization with technical expertise and supporting distribution capabilities to commercialize each such product in major markets, which will be expensive and time consuming. We have no prior experience as a company in the marketing, sale and distribution of pharmaceutical products, and there are significant risks involved in building and managing a sales organization, including our ability to hire, retain and incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel and effectively manage a geographically dispersed sales and marketing team. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of these products. We may also choose to collaborate with third-parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of building our own sales force and distribution systems. We may not be able to enter into collaborations or hire consultants or external service providers to assist us in sales, marketing and distribution functions on acceptable financial terms, or at all. In addition, our product revenues and our profitability, if any, may be lower if we rely on third-parties for these functions than if we were to market, sell and distribute any products that we develop and for which we receive regulatory approval ourselves. We likely will have little control over such third-parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we are not successful in commercializing our products, either on our own or through arrangements with one or more third-parties, we may not be able to generate any future product revenue and we would incur significant additional losses.

Coverage and reimbursement may be limited or unavailable in certain market segments for our therapeutic candidates, if approved, which could make it difficult for us to sell any therapeutic candidates profitably.
In the United States and in other countries, patients who are prescribed treatment for their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Significant uncertainty exists as to the coverage and reimbursement status of any products for which we may obtain regulatory approval. In the United States, sales of any products for which we may receive regulatory marketing approval will depend, in part, on the availability of coverage and reimbursement from third-party payors. Third-party payors include government authorities such as Medicare, Medicaid, TRICARE, and the Veterans Administration, managed care providers, private health insurers, and other organizations. Patients who are provided medical treatment for their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Coverage and adequate reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors is critical to new product acceptance. Patients are unlikely to use our therapeutic candidates unless coverage is provided, and reimbursement is adequate to cover a significant portion of the cost. We cannot be sure that coverage and reimbursement will be available for, or accurately estimate the potential revenue from, our therapeutic candidates or assure that coverage and reimbursement will be available for any product that we may develop.
Government authorities and other third-party payors decide which drugs and treatments they will cover and the amount of reimbursement. Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a product is:
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a covered benefit under its health plan;

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safe, effective and medically necessary;

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appropriate for the specific patient;

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cost-effective; and

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neither experimental nor investigational.

Our ability to commercialize any products successfully will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from third-party payors, including government health care programs and private health insurers. Moreover, a payor’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved. If coverage and adequate reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our therapeutic candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a sufficient return on our investment.
In the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. Therefore, coverage and reimbursement for our products can differ significantly from payor to payor. As a result, obtaining coverage and reimbursement approval of a product from a government or other third-party payor is a time-consuming and costly process that could require us to provide to each payor supporting scientific, clinical and cost-effectiveness data for the use of our products on a payor-by-payor basis, with no assurance that coverage and adequate reimbursement will be obtained. Even if we obtain coverage for a given product, the resulting reimbursement payment rates might not be adequate for us to achieve or sustain profitability or may require co-payments that patients find unacceptably high. Additionally, third-party payors may not cover, or provide adequate reimbursement for, long-term follow-up evaluations required following the use of therapeutic candidates, once approved. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for our therapeutic candidates, if approved.
The Medicare Prescription Drug, Improvement, and Modernization Act of 2003, also called the Medicare Modernization Act, or the MMA, established the Medicare Part D program to provide a voluntary prescription drug and biologic benefit to Medicare beneficiaries. Under Part D, Medicare beneficiaries may enroll in prescription drug plans offered by private entities that provide coverage of outpatient prescription drugs and biologics. Unlike Medicare Parts A and B, Part D coverage is not standardized. Part D prescription drug plan sponsors are not required to pay for all covered Part D drugs and biologics, and each drug plan can develop its own formulary that identifies which drugs and biologics it will cover, and at what tier or level. However, Part D prescription drug formularies must include products within each therapeutic category and class of covered Part D drugs, though not necessarily all the drugs and biologics in each category or class. Any formulary used by a Part D prescription drug plan must be developed and reviewed by a pharmacy and therapeutic committee. Government payment for some of the costs of prescription drugs and biologics may increase demand for products for which we obtain marketing approval. Any negotiated prices for any of our products covered by a Part D prescription drug plan will likely be lower than the prices we might otherwise obtain. Moreover, while the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own payment rates. Any reduction in payment that results from the MMA may result in a similar reduction in payments from non-governmental payors.
For a drug or biologic product to receive federal reimbursement under the Medicaid or Medicare Part B programs or to be sold directly to U.S. government agencies, the manufacturer must extend discounts to entities eligible to participate in the 340B drug pricing program. The required 340B discount on a given product is calculated based on the average manufacturer price, or AMP, and Medicaid rebate amounts reported by the manufacturer. As of 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively the ACA, expanded the types of entities eligible to receive discounted 340B pricing, although under the current state of the law these newly eligible entities (with the exception of children’s hospitals) will not be eligible to receive discounted 340B pricing on orphan drugs. As the required 340B discount is determined based on AMP and Medicaid rebate data, the revisions to the Medicaid rebate formula and AMP definition described above could cause the required 340B discount to increase. The Centers for Medicare & Medicaid Services, or CMS, has previously and may in the future implement reductions in Medicare Part B reimbursement for 340B drugs through notice and comment rulemaking. It is unclear how such reimbursement reductions could affect covered hospitals who might purchase our products in the future, and affect the rates we may charge such facilities for our approved products.
Changes to these current laws and state and federal healthcare reform measures that may be adopted in the future may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any therapeutic candidates for which we may obtain regulatory approval or the frequency with which any such therapeutic candidate is prescribed or used.
We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.
The development and commercialization of new oncology drug products is highly competitive. We may face competition with respect to any therapeutic candidates that we seek to develop or commercialize in the future from major biotechnology and biopharmaceutical companies, specialty biotechnology and biopharmaceutical companies, and other biotechnology and biopharmaceutical companies worldwide. Potential competitors also include academic institutions, government agencies, and other public and private research organizations that conduct research, seek patent protection, and establish collaborative arrangements for research, development, manufacturing, and commercialization.
Not only must we compete with other companies that are focused on therapeutics that treat cancer, but also any therapeutic candidates that we successfully develop and commercialize will compete with existing and new therapies that may become available in the future. Our competitors may develop more successful products similar to ours sooner than we can commercialize ours, which may negatively impact our results. Companies that we are aware of with targeted therapeutics in the treatment of various cancers include Ionis, Moderna, Alnylam, BioNTech, Dicerna, Siranomics, among others which have therapeutic candidates in various stages of preclinical and clinical developments. Arrowhead Pharmaceuticals is a clinical stage company with a pipeline of investigational RNAi therapeutics. However, we know of no other companies currently in clinical development with miRNA therapeutics targeting metastatic disease. For additional information regarding our competition, see “Business — Competition.”
Many of our current or potential competitors, either alone or with their strategic partners, have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products than we do.

Mergers and acquisitions in the biopharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, more convenient, or less expensive than any products that we may develop. Furthermore, products currently approved for other indications could be discovered to be effective treatments of the biological processes that drive cancers as well, which could give such products significant regulatory and market timing advantages over TTX-MC138 or other therapeutic candidates that we may identify. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we do, which could result in our competitors establishing a strong market position before we are able to enter the market. Additionally, products or technologies developed by our competitors may render our potential therapeutic candidates uneconomical or obsolete and we may not be successful in marketing any therapeutic candidates we may develop against competitors. The availability of competitive products could limit the demand, and the price we are able to charge, for any products that we may develop and commercialize.
If, in the future, we are unable to establish sales and marketing and patient support capabilities or enter into agreements with third-parties to sell and market our current or future therapeutic candidates, we may not be successful in commercializing our current or future therapeutic candidates if and when they are approved, and we may not be able to generate any revenue.
We do not currently have a sales or marketing infrastructure and have no experience in the sales, marketing, patient support or distribution of drugs. We currently intend to partner with a larger commercial organization to market any of our therapeutic candidates, if approved, though our intentions may change in the future. To achieve commercial success for any approved therapeutic candidate for which we retain sales and marketing responsibilities, we must build our sales, marketing, patient support, managerial and other non-technical capabilities or make arrangements with third-parties to perform these services. In the future, we may choose to build a focused sales and marketing infrastructure to sell, or participate in sales activities with our collaborators for, some of our current or future therapeutic candidates if and when they are approved.
There are risks involved with both establishing our own sales and marketing and patient support capabilities and entering into arrangements with third-parties to perform these services. For example, recruiting and training a sales force is expensive and time consuming and could delay any drug launch. If the commercial launch of a therapeutic candidate for which we recruit a sales force and establish marketing capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.
Factors that may inhibit our efforts to commercialize our current or future therapeutic candidates on our own include:
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our inability to recruit and retain adequate numbers of effective sales and marketing personnel;

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the inability of sales personnel to obtain access to physicians or persuade adequate numbers of physicians to prescribe any future drugs, if approved;

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the lack of complementary drugs to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

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unforeseen costs and expenses associated with creating an independent sales and marketing organization.

If we enter into arrangements with third-parties to perform sales, marketing, patient support and distribution services, our drug revenues or the profitability of these drug revenues to us are likely to be lower than if we were to market and sell any current or future therapeutic candidates that we develop ourselves. In addition, we may not be successful in entering into arrangements with third-parties to sell and market our current or future therapeutic candidates or may be unable to do so on terms that are favorable to us. We likely will have little control over such third-parties, and any of them may fail to devote the necessary resources and attention to sell and market our current or future therapeutic candidates effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third-parties, we will not be successful in commercializing our current or future therapeutic candidates. Further, our business, results of operations, financial condition and prospects will be materially adversely affected.
Sales of our products may involve a lengthy sales cycle.
Many factors are expected to influence the sales cycle for our approved products. These factors include the future state of the market, the perceived value of our therapeutic candidates, the evolution of competing technologies, insurance coverage or prior authorization requirements and changes in medical practices. Any of these may adversely affect our sales cycles and the rate of market acceptance of our approved products.
Risks related to third-parties and suppliers
We expect to rely on third-party manufacturing and supply vendors, and our supply of research and development, preclinical and clinical development materials may become limited or interrupted or may not be of satisfactory quantity or quality.
We have very limited manufacturing facilities and personnel. We currently rely, and expect to continue to rely, primarily on third-parties for the manufacture of TTX-MC138 and any future potential therapeutic candidates that we may develop. There can be no assurance that our preclinical and clinical development product supplies will not be limited or interrupted, or that they will be of satisfactory quality or continue to be available at acceptable prices. For example, the extent to which the COVID-19 pandemic impacts our ability to procure sufficient supplies for the development of our therapeutic candidates will depend on the severity and duration of the spread of the virus and the actions undertaken to contain COVID-19 or treat its effects. Since the beginning of the COVID-19 pandemic, several vaccines for COVID-19 have received Emergency Use Authorization by the FDA, some of which later received marketing approval. Additional vaccines may be authorized or approved in the future. The resultant demand for vaccines and potential for manufacturing facilities and materials to be commandeered under the Defense Production Act of 1950, or equivalent foreign legislation, may make it more difficult to obtain materials or manufacturing slots for the products needed for our clinical trials, which could lead to delays in these trials. Any replacement of our manufacturer could require significant effort and expertise because there may be a limited number of qualified replacements.
We may be unable to establish additional agreements, or extend existing agreements, with third-party manufacturers or to do so on terms acceptable to us. Even if we are able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:
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reliance on the third-party for sufficient quantity and quality at acceptable costs which could delay, prevent or impair our development or commercialization efforts;

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the possible breach of the manufacturing agreement by the third-party;

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failure to meet our manufacturing specifications;

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failure to meet our manufacturing schedule;

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misappropriation of our proprietary information, including our trade secrets and know-how;

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the possible termination or nonrenewal of the agreement by the third-party at a time that is costly or inconvenient for us;

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disruptions to the operations of our manufacturers or suppliers caused by conditions unrelated to our business or operations, including the bankruptcy of a manufacturer or supplier; and

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reliance on the third-party for regulatory compliance, quality assurance and safety reporting.

Our reliance on others for our manufacturing will reduce our control over these activities but will not relieve us of our responsibility to ensure compliance with all applicable regulations regarding manufacturing. Our therapeutic candidates and any products that we may develop may compete for access to manufacturing facilities with other therapeutic candidates and products. There are a limited number of manufacturers that operate in accordance with cGMP regulations that might be capable of manufacturing for us which could restrict our ability to supply products and, as a result, have a material adverse effect on us.
Any of these events could lead to clinical trial delays or failure to obtain regulatory approval or could otherwise adversely affect our ability to commercialize our approved products. Some of these events could be the basis for costly FDA action, including injunction, recall, seizure or total or partial suspension of production.
We will have limited control over the day-to-day manufacturing and quality operations of our contract manufacturers. While we will exercise commercially reasonable efforts to oversee operations and embed our quality system standards and controls in our manufacturing agreements, we will remain subject to the performance of our contract manufacturers. We must depend on our suppliers for proper oversight and control of their operations. Our outside manufacturers may themselves rely on other parties that they do not control. Our suppliers might fail to obtain, or experience delays in obtaining, regulatory approvals applicable to the aspects of their business that pertains to us. As a result, the development and commercialization of our products may be delayed. If this occurs, we may need to identify alternative sources of supply which may not be feasible, or which may adversely affect our timelines and financial results.
Our dependence upon others for the manufacture of our therapeutic candidates or products may adversely affect our ability to commercialize any products that receive marketing approval on a timely and competitive basis.
Thus, our current and anticipated future dependence upon others for manufacturing may adversely affect our timelines, our future profit margins or our ability to commercialize any therapeutic candidates that receive marketing approval on a timely and competitive basis.
We rely on third-parties to conduct certain aspects of our preclinical studies and clinical trials. If these third-parties do not successfully carry out their contractual duties, meet expected deadlines or comply with regulatory requirements, we may not be able to obtain regulatory approval of or commercialize any potential therapeutic candidates.
We depend, or may depend in the future, upon third-parties to conduct certain aspects of our preclinical studies and clinical trials, under agreements with universities, medical institutions, CROs, strategic collaborators and others. We expect to have to negotiate budgets and contracts with such third-parties, which may result in delays to our development timelines and increased costs.
We will rely especially heavily on universities, medical institutions, CROs and other third-parties for the conduct of our clinical trials. While we are obligated to ensure compliance by third-parties with clinical trial protocols and other aspects of our clinical trials, and to have mechanisms in place to monitor our clinical trials, the sites at which they are conducted, and the investigators and other personnel involved in our clinical trials, we have limited control over these entities and individuals and limited visibility into their day-to-day activities, including with respect to their compliance with the approved clinical protocol. Our reliance on third-parties does not relieve us of our regulatory responsibilities for ensuring that each of our trials is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards. We and these third-parties are required to comply with GCP requirements, for therapeutic candidates in clinical development. Regulatory authorities enforce GCP requirements through periodic inspections of trial sponsors, clinical investigators and trial sites. If we or any of these third-parties fail to comply with applicable GCP requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to suspend or terminate these trials or perform additional preclinical studies or clinical trials before approving our marketing applications. We cannot be certain that, upon inspection, such regulatory authorities will determine that any of our clinical trials comply with GCP requirements.
Our failure or any failure by these third-parties to comply with these regulations or to recruit a sufficient number of patients meeting requirements for enrollment in the trial may require us to repeat clinical trials, which would delay the regulatory approval process. Moreover, our business may be implicated if any of these third-parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.
Any third-parties conducting aspects of our preclinical studies or clinical trials will not be our employees and, except for remedies that may be available to us under our agreements with such third-parties, we cannot control whether or not they devote sufficient time and resources to our preclinical studies and clinical programs. These third-parties may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other therapeutic development activities, which could affect their performance on our behalf. If these third-parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the preclinical or clinical data they obtain is compromised due to the failure to adhere to our protocols or regulatory requirements or for other reasons or if, due to federal or state orders or absenteeism due to the COVID-19 pandemic, they are unable to meet their contractual and regulatory obligations, our development timelines, including clinical development timelines, may be extended, delayed or terminated and we may not be able to complete development of, obtain regulatory approval of or successfully commercialize our therapeutic candidates. As a result, our financial results and the commercial prospects for our therapeutic candidates would be harmed, our costs could increase and our ability to generate revenue could be delayed.
If any of our relationships with these third-party CROs or others terminate, we may not be able to enter into arrangements with alternative CROs or other third-parties or to do so on commercially reasonable terms.
Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO begins work. As a result, delays may occur, which can materially impact our ability to meet our desired development timelines. Though we carefully manage our relationships with our CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.
Parties conducting some or all of our product manufacturing may not perform satisfactorily.
Outside manufacturers may not be able to or may not comply with cGMP regulations or similar regulatory requirements outside the U.S. Our failure, or the failure of our manufacturers, to comply with applicable regulations could delay clinical development or marketing approval or result in sanctions being imposed on us, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of therapeutic candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our products.
We may not have arrangements for redundant supply or a second source for key materials, components or our products and therapeutic candidates. If our contract manufacturers cannot perform as expected, we may be required to replace such manufacturers. There may be only a small number of potential alternative manufacturers who could manufacture our therapeutic candidates. We may incur added costs and delays in identifying, gaining access to and qualifying any such replacement.
We are highly dependent on others to provide services for certain core aspects of our business.
To conserve financial resources, we utilize consultants, advisors and other parties for certain functions including regulatory affairs, clinical trials, medical practice issues, product management and human resources. If other parties are not available to provide services through completion of our programs at the time we require their services, or if the expertise we require is not readily available, the development and commercialization of our therapeutic candidates may be delayed.
If our third-party manufacturers use hazardous and biological materials in a manner that causes injury or violates applicable law, we may be liable for damages.
Our research and development activities involve the controlled use of potentially hazardous substances, including chemical materials, by our third-party manufacturers. Our manufacturers are subject to federal, state and local laws and regulations in the U.S. governing the use, manufacture, storage, handling and disposal of medical and hazardous materials. Although we believe that our manufacturers’ procedures for using, handling, storing and disposing of these materials comply with legally prescribed standards, we cannot completely eliminate the risk of contamination or injury resulting from medical or hazardous materials. As a result of any such contamination or injury, we may incur liability or local, city, state or federal authorities may curtail the use of these materials and interrupt our business operations. In the event of an accident, we could be held liable for damages or penalized with fines, and the liability could exceed our resources. We do not have any insurance for liabilities arising from medical or hazardous materials. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may impair our research, development and production efforts, which could harm our business, prospects, financial condition or results of operations.
We may not be successful in establishing and maintaining strategic partnerships, which could adversely affect our ability to develop and commercialize products.
A part of our strategy is to seek, evaluate and, when strategically attractive, enter into development and commercial partnerships. Potential partners may include larger medical products companies. These potential partners often have their own internal development programs and priorities which may be a potential source of competition for our therapeutic candidates. We must develop technologies of value and then demonstrate the value of our technologies and therapeutic candidates if we are to be successful in arranging strategic partnerships on terms that will be attractive. There are no assurances that we will succeed in arranging any partnerships.
Identifying appropriate partners for our therapeutic candidates and the negotiation process is lengthy, time-consuming and complex and we have limited resources to do this. In order for us to successfully partner our therapeutic candidates, potential partners must view these therapeutic candidates as economically and technologically valuable with features or benefits that are superior to existing products or therapeutic candidates in development. We may not be able to maintain such strategic partnerships if, for example, development or approval of a product is delayed or sales of an approved product are disappointing. Any delay in entering into strategic partnership agreements related to our therapeutic candidates could delay their development and commercialization and reduce their competitiveness even if they reach the market.
In addition, strategic partners may not perform as we expect or may breach their agreements with us. We may not be able to adequately protect our rights under these agreements and attempting to do so is likely to be time consuming and expensive. Furthermore, our strategic partners will likely seek to control certain decisions regarding the development and commercialization of our therapeutic candidates and may not conduct those activities in the manner or time we would like.
If we fail to establish and maintain strategic partnerships related to our therapeutic candidates, we will bear all of the risk and costs related to the development and commercialization of our therapeutic candidates. This may require us to seek additional financing, hire additional employees and otherwise develop expertise which we do not have. These factors could materially and adversely affect the development or commercial success of any product-candidate for which we do not arrange a strategic partnership.
Risks related to managing our business and operations
The global pandemic of the novel coronavirus disease, COVID-19, has, and may continue to, adversely impact our business, including our preclinical studies and clinical trials.
The COVID-19 pandemic and government measures taken in response have also had a significant impact, both direct and indirect, on businesses and commerce, as worker shortages have occurred; supply chains have been disrupted; facilities and production have been suspended; and demand for certain goods and services, such as medical services and supplies, has spiked, while demand for other goods and services, has fallen. Further, new strains of COVID-19 have accelerated and expanded the spread of this pandemic. In response to the spread of COVID-19, we have continued operations with a significant portion of our employees working from their homes a significant amount of time.

In March 2021, we moved our laboratory operations to facilities leased from the Massachusetts Biomedical Initiatives, Inc., or MBI, in Worcester, Massachusetts. While we believe we will have sufficient access to the MBI facilities, there is no assurance that this will be the case. Should access to the MBI facility be limited, or should other pandemic-related restrictions be imposed, our development work would be further adversely affected. The extent of such adverse effects will depend on future developments which are highly uncertain and cannot be predicted. In addition, the MBI facilities may not meet all our requirements.
As a result of the COVID-19 pandemic, we may experience disruptions that could severely impact our business, preclinical studies and clinical trials, including:
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delays or difficulties in commencing enrollment of patients in our planned clinical trials;

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the impact from potential delays, including potential difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

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diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

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interruption of key clinical trial activities, such as clinical trial site data monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others or interruption of clinical trial subject visits and study procedures that are deemed non-essential, which may impact the integrity of subject data and clinical trial endpoints;

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interruption or delays in the operations of the FDA or other regulatory authorities, which may impact review and approval timelines;

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interruption of, or delays in receiving, supplies of our product candidates from our contract manufacturing organizations due to staffing shortages, production slowdowns or stoppages and disruptions in delivery systems;

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interruptions in preclinical studies due to restricted or limited operations at our laboratory facility;

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limitations on employee resources that would otherwise be focused on the conduct of our preclinical studies and clinical trials, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people; and

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interruption or delays to our sourced discovery and clinical activities.

The COVID-19 pandemic continues to rapidly evolve.
The extent to which the pandemic ultimately impacts our business, preclinical studies and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the pandemic, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.
We will need to grow the size of our organization, and we may experience difficulties in managing this growth.
As of November 18, 2022, we had 19 employees including five with Ph.D.’s. We also utilize various outside companies and individuals under consulting or other arrangements to support our operations. As our clinical development and commercialization plans and strategies develop, and as we continue to operate as a public company, we expect to need additional human resources in areas including management, clinical and regulatory, manufacturing, research, medical, sales, marketing, financial, and other. Future growth would impose significant added responsibilities on members of management, including:
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recruiting, integrating, retaining and motivating additional employees;

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managing our development efforts effectively, including the clinical, manufacturing and quality review process for our therapeutic candidates, while complying with our contractual obligations to contractors, collaboration partners and other third-parties; and

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improving our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to commercialize our therapeutic candidates, if approved, will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.
We currently rely, and for the foreseeable future will continue to rely, in substantial part on third-parties, including independent organizations, advisors and consultants, to provide certain services to support and perform our operations. There can be no assurance that the services of these third-parties will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality, accuracy or quantity of the services provided is compromised for any reason, our clinical trials may be delayed or terminated, and we may not be able to obtain, or may be substantially delayed in obtaining, regulatory approval of our therapeutic candidates or otherwise advance our business. There can be no assurance that we will be able to manage our existing consultants or find other suitable outside contractors and consultants on economically reasonable terms, or at all.
If we are not able to effectively expand our organization by hiring new employees and expanding our groups of consultants and contractors, we may not be able to successfully execute the tasks necessary to further develop and commercialize our therapeutic candidates and, accordingly, may not achieve our development and commercialization goals.
Our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.
Our ability to compete in the highly competitive oncology industry depends upon our ability to attract and retain highly qualified managerial, scientific and medical personnel. We are dependent on our management, scientific and medical personnel and advisors, including our co-founder and CEO, Robert Michael Dudley, our co-founder and Chief Technology Officer, Dr. Zdravka Medarova, our CFO and director, Thomas A. Fitzgerald, our chief scientist Dr. Peter Liu, our co-founder Dr. Anna Moore, our board of directors and members of our scientific and business advisory boards as well as our many consultants. The loss of the services of any of these individuals, and our inability to find suitable replacements, could result in delays in product development and materially harm our business.
Recruiting and retaining qualified scientific, clinical, manufacturing and sales and marketing personnel will also be critical to our success. The loss of the services of our executive officers or other key employees could impede the achievement of our research, development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. Furthermore, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize drugs. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. Failure to succeed in clinical trials may make it more challenging to recruit and retain qualified scientific personnel.
The estimates of market opportunity and forecasts of market growth included in this prospectus or that we may otherwise provide may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business may not grow at similar rates, or at all.
Market opportunity estimates and growth forecasts included in this prospectus or that we may otherwise provide are subject to significant uncertainty and are based on assumptions and estimates which may not prove to be accurate. The estimates and forecasts included in this prospectus relating to size and expected growth of our target market may prove to be inaccurate. Even if the markets in which we compete meet the size estimates and growth forecasts included in this prospectus, our business may not grow at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties.

We may be exposed to significant foreign exchange risk.
We incur expenses, and may in the future derive revenues, in a variety of currencies. As a result, we are exposed to foreign currency exchange risk as our results of operations and cash flows are subject to fluctuations in foreign currency exchange rates. To date, we have not had significant proportions of our spending tied to foreign currencies but this may change in the future. Thus, fluctuations in currency exchange rates could affect our results as expressed in U.S. dollars. We currently do not engage in hedging transactions to protect against uncertainty in future exchange rates between particular foreign currencies. We cannot predict the impact of foreign currency fluctuations, and foreign currency fluctuations in the future may adversely affect our financial condition, results of operations and cash flows.
Compliance with governmental regulations regarding the treatment of animals used in research could increase our operating costs, which would adversely affect the commercialization of our products.
The Animal Welfare Act, or AWA, is the federal law that covers the treatment of certain animals used in research. Currently, the AWA imposes a wide variety of specific regulations that govern the humane handling, care, treatment and transportation of certain animals by producers and users of research animals, most notably relating to personnel, facilities, sanitation, cage size, and feeding, watering and shipping conditions. Third-parties with whom we contract are subject to registration, inspections and reporting requirements under the AWA and comparable rules, regulations, and or obligations that may exist in many foreign jurisdictions. Furthermore, some states have their own regulations, including general anti-cruelty legislation, which establish certain standards in handling animals. Comparable rules, regulations, and/or obligations exist in many foreign jurisdictions. If we or our contractors fail to comply with regulations concerning the treatment of animals used in research, we may be subject to fines and penalties and adverse publicity, and our operations could be adversely affected.
Our ability to use our net operating loss carryforwards and certain tax credit carryforwards may be subject to limitation.
We have net operating loss carryforwards and tax credit carryforwards for U.S. federal and state income tax purposes which begin to expire in future years. Additionally, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, changes in our ownership may limit the amount of our net operating loss carryforwards and tax credit carryforwards that could be utilized annually to offset our future taxable income, if any. This limitation would generally apply in the event of a cumulative change in ownership of our company of more than 50 percentage points within a three-year period. Any such limitation may significantly reduce our ability to utilize our net operating loss carryforwards and tax credit carryforwards before they expire. Private placements and other transactions that have occurred since our inception, as well as our initial public offering, may trigger such an ownership change pursuant to Section 382. Any such limitation, whether as the result of this offering, our initial public offering, prior private placements, sales of our common stock by our existing stockholders or additional sales of our common stock by us, could have a material adverse effect on our results of operations in future years.
The reduction of the corporate tax rate under the Tax Cuts and Jobs Act of 2017, or the Tax Cuts and Jobs Act, may cause a reduction in the economic benefit of our net operating loss carryforwards and other deferred tax assets available to us. Our ability to utilize those net operating loss carryforwards could be limited by an “ownership change” as described above, which could result in increased tax liability to us.
Risks related to our intellectual property
Our success depends in part on our ability to protect our intellectual property. It is difficult and costly to protect our proprietary rights and technology, and we may not be able to ensure their protection.
Our business will depend in large part on obtaining and maintaining patent, trademark and trade secret protection of our proprietary technologies and our therapeutic candidates, their respective components, synthetic intermediates, formulations, combination therapies, methods used to manufacture them and methods of treatment, as well as successfully defending these patents against third-party challenges. Our ability to stop unauthorized third-parties from making, using, selling, offering to sell or importing our therapeutic candidates is dependent upon the extent to which we have rights under valid and enforceable patents that cover these activities and whether a court would issue an injunctive remedy. If we are unable to secure and maintain patent protection for any product or technology we develop, or if the scope of the patent protection secured is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to commercialize any therapeutic candidates we may develop may be adversely affected.
The patenting process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. The patenting process is subject to numerous risks and there can be no assurance that we will be successful in obtaining patents for which we have applied. In addition, we may not pursue, obtain, or maintain patent protection in all relevant markets. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Moreover, in some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that we license from or license to third-parties and are reliant on our licensors or licensees.
The strength of patents in the biotechnology and biopharmaceutical fields involves complex legal and scientific questions and can be uncertain. The patent applications that we own or license may fail to result in issued patents with claims that cover our therapeutic candidates or uses thereof in the United States or in other foreign countries. Even if the patents do successfully issue, third-parties may challenge the validity, enforceability or scope thereof, which may result in such patents being narrowed, invalidated or held unenforceable. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our technology, including our therapeutic candidates, or prevent others from designing around the claims in our patents. If the breadth or strength of protection provided by the patent applications we hold with respect to our therapeutic candidates is threatened, it could dissuade companies from collaborating with us to develop, and threaten our ability to commercialize, our therapeutic candidates. Further, if we encounter delays in our clinical trials, the period of time during which we could market our therapeutic candidates under patent protection would be reduced.
We cannot be certain that we were the first to file any patent application related to our technology, including our therapeutic candidates, and, if we were not, we may be precluded from obtaining patent protection for our technology, including our therapeutic candidates.
Some of the patents that we control were filed prior to March 16, 2013, and are thus based on the “first-inventor-to-invent” criterion. We cannot be certain that we are the first to invent the inventions covered by pending patent applications and, if we are not, we may be subject to priority disputes. Furthermore, for United States applications in which all claims are entitled to a priority date before March 16, 2013, an interference proceeding can be provoked by a third-party or instituted by the United States Patent and Trademark Office, or USPTO, to determine who was the first to invent any of the subject matter covered by the patent claims of our applications. Similarly, for United States applications in which at least one claim is not entitled to a priority date before March 16, 2013, derivation proceedings can be instituted to determine whether the subject matter of a patent claim was derived from a prior inventor’s disclosure.
We may be required to disclaim part or all of the term of certain patents. There may be prior art of which we are not aware that may affect the validity or enforceability of a patent or patent application claim. There also may be prior art of which we are aware, but which we do not believe affects the validity or enforceability of a claim, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. No assurance can be given that if challenged, our patents would be declared by a court to be valid or enforceable or that even if found valid and enforceable, would adequately protect our therapeutic candidates, or would be found by a court to be infringed by a competitor’s technology or product. We may analyze patents or patent applications of our competitors that we believe are relevant to our activities and consider that we are free to operate in relation to our therapeutic candidates, but our competitors may achieve issued claims, including in patents we consider to be unrelated, which block our efforts or may potentially result in our therapeutic candidates or our activities infringing such claims. The possibility exists that others will develop products that have the same effect as our products on an independent basis and that do not infringe our patents or other intellectual property rights or will design around the claims of patents that may issue that cover our products.

Recent or future patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. Under the enacted Leahy-Smith America Invents Act, or the America Invents Act, after March 2013, the United States moved from a “first-to-invent” to a “first-inventor-to-file” system. Under a “first-inventor-to-file” system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to a patent on the invention regardless of whether another inventor had made the invention earlier. The America Invents Act includes a number of other significant changes to U.S. patent law, including provisions that affect the way patent applications are prosecuted, redefine prior art and establish a new post-grant review system. The effects of these changes are currently unclear, as the USPTO only recently developed new regulations and procedures in connection with the America Invents Act and many of the substantive changes to patent law, including the “first-inventor-to-file” provisions. In addition, the courts have yet to address many of these provisions and the applicability of the America Invents Act and new regulations on specific patents discussed herein, for which issues have not been determined and would need to be reviewed. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.
The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:
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others may be able to make or use compounds that are similar to the compositions of our therapeutic candidates but that are not covered by the claims of our patents or those of our licensors;

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we or our licensors, as the case may be, may fail to meet our obligations to the U.S. government in regards to any licensed patents and patent applications invented or developed using U.S. government funding, leading to the loss of patent rights;

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we or our licensors, as the case may be, might not have been the first to file patent applications for these inventions;

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others may independently develop similar or alternative technologies or duplicate any of our technologies;

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it is possible that our pending patent applications will not result in issued patents;

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it is possible that there are prior public disclosures that could invalidate our or our licensors’ patents, as the case may be, or parts of our or their patents;

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it is possible that others may circumvent our owned or licensed patents;

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it is possible that there are unpublished applications or patent applications maintained in secrecy that may later issue with claims covering our products or technology similar to ours;

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the laws of foreign countries may not protect our or our licensors’, as the case may be, proprietary rights to the same extent as the laws of the United States;

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the claims of our owned or licensed issued patents or patent applications, if and when issued, may not cover our therapeutic candidates;

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our owned or in-licensed issued patents may not provide us with any competitive advantages, may be narrowed in scope, or be held invalid or unenforceable as a result of legal challenges by third-parties;

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the inventors of our owned or licensed patents or patent applications may become involved with competitors, develop products or processes which design around our patents, or become hostile to us or the patents or patent applications on which they are named as inventors;

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it is possible that our owned or licensed patents or patent applications omit individual(s) that should be listed as inventor(s) or include individual(s) that should not be listed as inventor(s), which may cause these patents or patents issuing from these patent applications to be held invalid or unenforceable;

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we have engaged in scientific collaborations in the past and will continue to do so in the future. Such collaborators may develop adjacent or competing products to ours that are outside the scope of our patents;

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we may not develop additional proprietary technologies for which we can obtain patent protection;

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it is possible that therapeutic candidates or diagnostic tests we develop may be covered by third-parties’ patents or other exclusive rights; or

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the patents of others may have an adverse effect on our business.

The patents covering the therapeutic use of our lead candidate, TTX-MC138, are currently issued only in the U.S. and there are no foreign applications pending for this invention at this time. We have limited foreign intellectual property rights and may not be able to protect our intellectual property rights throughout the world.
We have limited intellectual property rights outside the United States. Filing, prosecuting and defending patents on therapeutic candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third-parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as in the United States. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to oncology products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third-parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.
Third-party claims of intellectual property infringement may be costly and time consuming to defend, and could prevent or delay our product discovery, development and commercialization efforts.
Our commercial success depends in part on our ability to develop, manufacture, market and sell our therapeutic candidates and use our proprietary technologies without infringing the proprietary rights of third-parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and biopharmaceutical industries, as well as administrative proceedings for challenging patents, including interference, derivation, inter partes review, post grant review, and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. We may be exposed to, or threatened with, future litigation by third-parties having patent or other intellectual property rights alleging that our therapeutic candidates and/or proprietary technologies infringe their intellectual property rights. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third-parties, exist in the fields in which we are developing our therapeutic candidates. As the biotechnology and biopharmaceutical industries expand and more patents are issued, the risk increases that our therapeutic candidates may give rise to claims of infringement of the patent rights of others. Moreover, it is not always clear to industry participants, including us, which patents cover various types of drugs, products or their methods of use or manufacture. Thus, because of the large number of patents issued and patent applications filed in our fields, there may be a risk that third-parties may allege they have patent rights encompassing our therapeutic candidates, technologies or methods.
If a third-party claims that we infringe its intellectual property rights, we may face a number of issues, including, but not limited to:
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infringement and other intellectual property claims which, regardless of merit, may be expensive and time-consuming to litigate and may divert our management’s attention from our core business;

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substantial damages for infringement, which we may have to pay if a court decides that the therapeutic candidate or technology at issue infringes on or violates the third-party’s rights, and, if the court finds that the infringement was willful, we could be ordered to pay treble damages and the patent owner’s attorneys’ fees;

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a court prohibiting us from developing, manufacturing, marketing or selling our therapeutic candidates, or from using our proprietary technologies, unless the third-party licenses its product rights to us, which it is not required to do;

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if a license is available from a third-party, we may have to pay substantial royalties, upfront fees and other amounts, and/or grant cross-licenses to intellectual property rights for our therapeutic candidates and any license that is available may be non-exclusive, which could result in our competitors gaining access to the same intellectual property; and

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the need to redesign our therapeutic candidates or processes so they do not infringe, which may not be possible or may require substantial monetary expenditures and time.

In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and, if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. This type of litigation or proceeding could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations or could otherwise have a material adverse effect on our business, results of operations, financial condition and prospects. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure.
If we are not able to obtain and enforce patent and other intellectual property protection for our technologies, development and commercialization of our therapeutic candidates may be adversely affected and our business materially harmed.
Our success depends in part on our ability to obtain and maintain patents and other forms of intellectual property rights, including in-licensing intellectual property rights of others, for our therapeutic candidates, methods used to manufacture our therapeutic candidates and methods for treating patients using our therapeutic candidates, as well as our ability to preserve our trade secrets, to prevent third-parties from infringing our proprietary rights and to operate without infringing the proprietary rights of others.
We and our current or future licensors and licensees may not be able to apply for or prosecute patents on certain aspects of our technologies at reasonable cost, in a timely fashion, or at all. The patent position of oncology companies can be highly uncertain because it involves complex legal and factual questions. There is no guarantee that any of our pending patent applications will result in issued or granted patents, that any of our issued or granted patents will not later be found to be invalid or unenforceable, or that any issued or granted patents will include claims that are sufficiently broad to cover our therapeutic candidates or delivery technologies or provide meaningful protection from our competitors. If third-parties disclose or misappropriate our proprietary rights, it may materially and adversely affect us.
While we will endeavor to try to protect our technologies with intellectual property rights such as patents, the process of obtaining patents is time-consuming, expensive and sometimes unpredictable. The

USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the process of pursuing patent coverage. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than otherwise would have been the case. The standards applied by the USPTO and foreign patent offices in granting patents are not always applied uniformly or predictably. For example, there is no uniform worldwide policy regarding patentable subject matter or the scope of claims allowable in oncology patents. Moreover, changes in either the patent laws or in the interpretations of patent laws may diminish the value of our intellectual property. As such, we do not know the degree of future protection that we might have with respect to our proprietary technologies. Further, patents have a limited lifespan.
In the United States and in industrialized countries generally, a patent expires 20 years after the first claim of priority (or first provisional U.S. patent application). Various limited extensions may be available; however, the life of a patent, and the protection it affords, is limited. Without patent protection for our technologies, we may be more susceptible to competition, including from generic versions of our therapeutic candidates. Further, the extensive period of time between patent filing and regulatory approval for a product-candidate limits the time during which we can market a product-candidate under patent protection, which may particularly and adversely affect our profitability.
Intellectual property litigation and administrative patent office patent validity challenges in one or more countries could cause us to spend substantial resources and distract our personnel from their normal responsibilities.
Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our technical and management personnel from their regular responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing, patient support or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. As noted above, some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace, including compromising our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third-parties, or enter into development collaborations that would help us commercialize our current or future therapeutic candidates, if approved. Any of the foregoing events would harm our business, financial condition, results of operations and prospects.
Confidentiality agreements with employees and others may not prevent unauthorized disclosure of proprietary information.
Among the ways we attempt to protect our intellectual property is by entering into confidentiality agreements with our employees, consultants, and outside scientific advisors, contractors and collaborators. These agreements are intended to protect (i) proprietary know-how that may not be patentable or that we may elect not to patent, (ii) processes for which patents are difficult to enforce and (iii) other elements of our technology not covered by patents. Although we use reasonable efforts to protect our intellectual property, our employees, consultants, contractors, or outside scientific advisors might intentionally or inadvertently disclose our intellectual property to competitors or others. In addition, competitors may otherwise gain access to our intellectual property or independently develop substantially equivalent information and techniques. Enforcing a claim that another party illegally obtained and is using any of our intellectual property is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the U.S. sometimes are less willing than U.S. courts to protect intellectual property. Misappropriation or unauthorized disclosure of our intellectual property could materially and adversely affect our competitive position and may have a material adverse effect on us.

Third-parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.
As is common in the biotechnology and biopharmaceutical industries, we employ individuals who were previously employed at universities or other biotechnology or biopharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, and although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third-parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and, if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. This type of litigation or proceeding could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property related proceedings could adversely affect our ability to compete in the marketplace.
Patent terms may be inadequate to protect our competitive position on our therapeutic candidates for an adequate amount of time.
Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest claimed U.S. provisional filing date. Various extensions such as patent term adjustments and/or extensions, may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our therapeutic candidates are obtained, once the patent life has expired, we may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new therapeutic candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.
Changes in patent law could diminish the value of patents in general, thereby impairing our ability to protect our current or future therapeutic candidates.
As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involve both technological and legal complexity and is therefore costly, time consuming and inherently uncertain. Recent patent reform legislation in the U.S. and other countries, including the Leahy-Smith America Invents Act, or Leahy-Smith Act, signed into law on September 16, 2011, could increase those uncertainties and costs. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. In addition, the Leahy-Smith Act has transformed the U.S. patent system into a “first inventor to file” system. The first-inventor-to-file provisions, however, only became effective on March 16, 2013. Accordingly, it is not yet clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could make it more difficult to obtain patent protection for our inventions and increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could harm our business, results of operations and financial condition.
The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Additionally, there have been recent proposals for additional changes to the patent laws of the U.S. and other countries that, if adopted, could impact our ability to obtain patent protection for our proprietary technology or our ability to enforce our proprietary technology. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.
If we are unable to adequately protect and enforce our trade secrets, our business and competitive position would be harmed.
In addition to the protection afforded by patents we may own or license, we seek to rely on trade secret protection, confidentiality agreements, and license agreements to protect proprietary know-how that may not be patentable, processes for which patents are difficult to enforce and any other elements of our product discovery and development processes that involve proprietary know-how, information, or technology that may not be covered by patents. Although we require all of our employees, consultants, advisors and any third-parties who have access to our proprietary know-how, information, or technology to enter into confidentiality agreements, trade secrets can be difficult to protect, and we have limited control over the protection of trade secrets used by our collaborators and suppliers. We cannot be certain that we have or will obtain these agreements in all circumstances, and we cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary information.
Moreover, any of these parties might breach the agreements and intentionally or inadvertently disclose our trade secret information and we may not be able to obtain adequate remedies for such breaches. In addition, competitors may otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights and trade secrets to the same extent or in the same manner as the laws of the U.S. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the U.S. and abroad. If we are unable to prevent unauthorized material disclosure of our intellectual property to third-parties, we will not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, financial condition, results of operations and future prospects.
Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. If we choose to go to court to stop a third-party from using any of our trade secrets, we may incur substantial costs. These lawsuits may consume our time and other resources even if we are successful. Although we take steps to protect our proprietary information and trade secrets, including through contractual means with our employees and consultants, third-parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third-party, we would have no right to prevent them from using that technology or information to compete with us.
Thus, we may not be able to meaningfully protect our trade secrets. It is our policy to require our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information concerning our business or financial affairs developed or made known to the individual or entity during the course of the party’s relationship with us is to be kept confidential and not disclosed to third-parties except in specific circumstances. In addition, we take other appropriate precautions, such as physical and technological security measures, to guard against misappropriation of our proprietary technology by third-parties. In the case of employees, the agreements provide that all inventions conceived by the individual, and which are related to our current or planned business or research and development or made during normal working hours, on our premises or using our equipment or proprietary information, are our exclusive property. Although we require all of our employees to assign their inventions to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third-parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Such claims could have a material adverse effect on our business, financial condition, results of operations, and prospects.
We may initiate, become a defendant in, or otherwise become party to lawsuits to protect or enforce our intellectual property rights, which could be expensive, time-consuming and unsuccessful.
Competitors may infringe any patents we may own or license. In addition, any patents we may own or license also may become involved in inventorship, priority, validity or unenforceability disputes. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. In addition, in an infringement proceeding, a court may decide that one or more of any patents we may own or license is not valid or is unenforceable or that the other party’s use of our technology that may be patented falls under the safe harbor to patent infringement under 35 U.S.C. §271(e)(1). There is also the risk that, even if the validity of these patents is upheld, the court may refuse to stop the other party from using the technology at issue on the grounds that any patents we may own or license do not cover the technology in question or that such third-party’s activities do not infringe our patent applications or any patents we may own or license. An adverse result in any litigation or defense proceedings could put one or more of any patents we may own or in-license at risk of being invalidated, held unenforceable, or interpreted narrowly and could put our patent applications at risk of not issuing. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing, patient support or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.
Depending upon the timing, duration and specifics of FDA marketing approval of our current or future therapeutic candidates, one or more of the U.S. patents we own or license may be eligible for limited patent term restoration under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. Different laws govern the extension of patents on approved pharmaceutical products in Europe and other jurisdictions. However, we may not be granted a patent extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. For example, we may not be granted an extension in the U.S. if all of our patents covering an approved product expire more than fourteen years from the date of NDA approval for a product covered by those patents. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or restoration or the term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our ability to generate revenues could be materially adversely affected.
Post-grant proceedings provoked by third-parties or brought by the USPTO may be necessary to determine the validity or priority of inventions with respect to our patent applications or any patents we may own or license. These proceedings are expensive, and an unfavorable outcome could result in a loss of our current patent rights and could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. In addition to potential USPTO post-grant proceedings, we may become a party to patent opposition proceedings in the EPO, or similar proceedings in other foreign patent offices or courts where our patents may be challenged. The costs of these proceedings could be substantial and may result in a loss of scope of some claims or a loss of the entire patent. An unfavorable result in a post-grant challenge proceeding may result in the loss of our right to exclude others from practicing one or more of our inventions in the relevant country or jurisdiction, which could have a material adverse effect on our business. Litigation or post-grant proceedings within patent offices may result in a decision adverse to our interests and, even if we are successful, may result in substantial costs and distract our management and other employees. We may not be able to prevent, misappropriation of our trade secrets or confidential information, particularly in countries where the laws may not protect those rights as fully as in the U.S.
Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.
We may not be able to detect infringement against any patents we may own or license. Even if we detect infringement by a third-party of any patents we may own or license, we may choose not to pursue litigation against or settlement with the third-party. If we later sue such third-party for patent infringement, the third-party may have certain legal defenses available to it, which otherwise would not be available except for the delay between when the infringement was first detected and when the suit was brought. Such legal defenses may make it impossible for us to enforce any patents we may own or license against such third-party.
Risks related to our common stock and this offering
The price of our common stock may be volatile or may decline regardless of our operating performance, and shareholders may not be able to resell their shares at or above the price at which they purchase those shares.
Prior to our initial public offering, there had been no public market for shares of our common stock and since then the trading volume in shares of our common stock on the Nasdaq Capital Market has been limited. You may not be able to sell your shares quickly or at the market price if trading in shares of our common stock is not active. An active or liquid market in our common stock may not develop or, if it does develop, it may not sustain. As a result of these and other factors, shareholders may not be able to resell their shares of our common stock at or above the public offering price at which they purchase those shares in this offering.
Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic collaborations or acquire companies or products by using our shares of common stock as consideration.
The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.
Our stock price has been volatile since our initial public offering and has declined significantly from our initial public offering price. The stock market in general, and the market for the stocks of biopharmaceutical companies in particular, have experienced extreme price and volume fluctuations often unrelated or disproportionate to the operating performance of particular companies, for numerous reasons including as a result of the COVID-19 pandemic, economic events and expectations, and the war in the Ukraine. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. As a result of the foregoing, shareholders may not be able to sell their common stock at or above the price at which they purchase those shares in this offering or otherwise. The market price for our common stock may be influenced by many factors, including:
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the success of competitive drugs or technologies;

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results of clinical trials of our current or future therapeutic candidates or those of our competitors;

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regulatory or legal developments in the U.S. and other countries;

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developments or disputes concerning patent applications, issued patents or other proprietary rights;

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the recruitment or departure of key personnel;

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the level of expenses related to any of our current or future therapeutic candidates or clinical development programs;

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the results of our efforts to discover, develop, acquire or license additional current or future therapeutic candidates or drugs;

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actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

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variations in our financial results or those of companies that are perceived to be similar to us;

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changes in the structure of healthcare payment systems;

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market conditions in the pharmaceutical and biotechnology sectors;

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general economic, industry and market conditions; and

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the other factors described in this “Risk Factors” section.

If the market price of our common stock after this offering does not exceed the public offering price in this offering, you may not realize any return on your investment in us and you may lose some or all of your investment. Additionally, in the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from the offering, including for any of the purposes described in “Use of Proceeds.” You will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used effectively. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may differ substantially from what we currently intend. The failure by our management to apply these funds effectively could adversely affect us. Pending their use, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or commercial bank accounts. While we intend to invest the net proceeds conservatively, there is no assurance that these investments will not decline in value or yield reasonable returns.
If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.
Depending on the public offering price of our stock and the number of shares of our stock that we sell in this offering, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Further, we may issue options to purchase common stock at exercise prices significantly below the public offering price in this offering. To the extent these options are ultimately exercised, investors purchasing common stock in this offering will sustain dilution. See the section of this prospectus titled “Dilution” for a more detailed description of these factors.
There is no public market for the pre-funded warrants being sold in this offering.
There is no established public trading market for the pre-funded warrants being sold in this offering. We will not list the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Therefore, we do not expect a market to ever develop for the pre-funded warrants. Without an active market, the liquidity of the pre-funded warrants will be limited.
The pre-funded warrants are speculative in nature.
The pre-funded warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but merely represent the right to acquire shares of common stock at a fixed price. Commencing on the date of issuance, holders of pre-funded warrants may exercise their right to acquire the underlying common stock and pay the stated warrant exercise price per share.
Until holders of pre-funded warrants acquire shares of our common stock upon exercise thereof, holders of such pre-funded warrants will have no rights with respect to shares of our common stock. Upon exercise of the pre-funded warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Raising additional capital may cause dilution to our stockholders, including purchasers of common stock in this offering, restrict our operations or require us to relinquish rights to our technologies or current or future therapeutic candidates.
Until such time, if ever, as we can generate the cash we need from operations, we expect to finance our cash needs through a combination of private and public equity offerings, debt financings, collaborations, strategic alliances and marketing, distribution or licensing arrangements. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of common stock or securities convertible into or exchangeable for common stock, the ownership interest of our shareholders will be diluted, and the terms of these new securities may include liquidation or other preferences that materially adversely affect the rights of our shareholders. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.
If we raise funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third-parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams, research programs or current or future therapeutic candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, scale back or discontinue the development and commercialization of one or more of our therapeutic candidates, delay our pursuit of potential licenses or acquisitions, or grant rights to develop and market current or future therapeutic candidates that we would otherwise prefer to develop and market ourselves.
Our executive officers, directors, principal stockholders and their affiliates will continue to exercise significant influence over our company after this offering, which will limit the ability of our other shareholders to influence corporate matters and could delay or prevent a change in corporate control.
The holdings of our executive officers, directors, principal stockholders and their affiliates represent beneficial ownership, in the aggregate, of approximately 33% of our outstanding common stock as of November 18, 2022, or approximately 17% of our outstanding common stock after giving effect to this offering. The foregoing calculation excludes the possible exercise of options. If the specified individuals exercised all options they hold, and no other options were exercised by any other holder, the holdings of the specified individuals would represent beneficial ownership, in the aggregate, of approximately 41% of our outstanding common stock, or approximately 22% of our outstanding common stock after giving effect to this offering. As a result of their combined ownership, these stockholders, if they act together, will be able to influence our management and affairs and the outcome of matters submitted to our stockholders for approval, including the election of directors and any sale, merger, consolidation or sale of all or substantially all of our assets. These stockholders acquired their shares of common stock for substantially less than the price of the shares of common stock sold in our initial public offering and being sold in this offering, and these stockholders may have interests, with respect to their common stock, that are different from those of investors in our initial public offering or who invest in this offering, and the concentration of voting power among these stockholders may have an adverse effect on the price of our common stock. In addition, this concentration of ownership might adversely affect the market price of our common stock by:
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delaying, deferring or preventing a change of control of us;

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impeding a merger, consolidation, takeover or other business combination involving us; or

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discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control, which could limit the market price of our common stock and may prevent or frustrate attempts by our stockholders to replace or remove our current management.
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. Some of these provisions include:

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a prohibition on stockholder action through written consent, which requires that all stockholder actions be taken at a meeting of our stockholders;

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a requirement that special meetings of stockholders be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office;

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advance notice requirements for stockholder proposals and nominations for election to our board of directors;

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a requirement that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of all outstanding shares of our voting stock then entitled to vote in the election of directors;

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a requirement of approval of not less than two-thirds of all outstanding shares of our voting stock to amend any bylaws by stockholder action or to amend specific provisions of our certificate of incorporation; and

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the authority of the board of directors to issue preferred stock on terms determined by the board of directors without stockholder approval and which preferred stock may include rights superior to the rights of the holders of common stock.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporate Law, or DGCL, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These antitakeover provisions and other provisions in our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing or cause us to take other corporate actions you desire. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.
We are an emerging growth company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.
We are an emerging growth company, or EGC, as defined in the JOBS Act, enacted in April 2012. For as long as we continue to be an EGC, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not EGCs, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an EGC for up to five years following the year in which we completed our initial public offering, although circumstances could cause us to lose that status earlier. We will remain an EGC until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering (i.e., December 31, 2026), (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our common stock that is held by non-affiliates to exceed $700.0 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
We may choose to take advantage of some, but not all, of the available exemptions. We cannot predict whether investors will find our common stock less attractive if we rely on certain or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
Under the JOBS Act, EGCs can also delay adopting new or revised accounting standards until such time as those standards apply to private companies, which may make our financial statements less comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.
The trading market for our common stock may be influenced, in part, on the research and reports that industry or financial analysts publish about us or our business. If begun, we may lose research coverage by industry or financial analysts. If no or few analysts maintain coverage of us, the trading price of our stock would likely decrease. If one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our stock would likely decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.
We do not intend to pay cash dividends on our common stock, so any returns will be limited to the value of our stock.
We currently anticipate that we will retain any future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying cash dividends for the foreseeable future. Furthermore, future debt or other financing arrangements may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Any return to stockholders will therefore be limited to the appreciation of the value of their stock, if any, and which could decrease in value resulting in losses to our stockholders.
We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business.
As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting. A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.
To date, we have had limited financial and accounting personnel to fully execute our accounting processes and address our internal control over financial reporting. In connection with the preparation of our financial statements as of and for the years ended December 31, 2021 and 2020, we identified material weaknesses in our control over financial reporting.
We did not design and therefore did not have an effective control environment commensurate with our financial reporting requirements. Specifically, we lacked a sufficient number of professionals with segregated duties with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately.
While these material weaknesses did not result in a misstatement for the years ended December 31, 2021 and 2020, each of the above material weaknesses could have resulted in a misstatement of the aforementioned account balances or disclosures that could have resulted in a material misstatement to the annual or interim financial statements that would not have been prevented or detected.
In order to remediate the material weaknesses in our internal control over financial reporting and address the material weaknesses in our accounting processes, we plan to establish more robust accounting policies and procedures, review the adoption of new accounting positions and the need for financial statement disclosures, and engage consultants to assist us in determining what personnel are needed and in evaluating new accounting policies.
We began implementing and plan to continue to implement steps to address the internal control deficiencies that contributed to the material weaknesses, including the following:
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hiring of additional finance and accounting personnel with requisite experience and technical accounting expertise, supplemented by third-party resources;

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documenting and formally assessing our accounting and financial reporting policies and procedures; and

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assessing significant accounting transactions and other technical accounting and financial reporting issues, preparing accounting memoranda addressing these issues and maintaining these memoranda in our corporate records.

While we believe that these efforts will improve our internal control over financial reporting, implementation of these and other measures will be ongoing and will require validation and testing of the design and operating effectiveness of our internal controls over a sustained period of financial reporting cycles. We cannot reasonably estimate when these remediation measures will be completed nor can we assure you that the measures we have taken to date, and are continuing to take, will be sufficient to remediate the material weaknesses we have identified or avoid potential future material weaknesses. If the steps we take do not correct the material weaknesses in a timely manner, we will be unable to conclude that we maintain effective internal controls over financial reporting. Furthermore, we may not have identified all material weaknesses, and our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Accordingly, there continues to be a reasonable possibility that these deficiencies or others could result in a misstatement of our accounts or disclosures that would result in a material misstatement of our financial statements that would not be prevented or detected on a timely basis.
If we continue to fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.
Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.
We will be required to disclose changes made in our internal controls and procedures on a quarterly basis, and our management will be required to assess the effectiveness of these controls annually. However, for as long as we are an EGC, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We could be an EGC for up to five years. An independent assessment of the effectiveness of our internal controls over financial reporting could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls over financial reporting could lead to restatements of our financial statements and require us to incur the expense of remediation.
Our amended and restated bylaws designate a certain court as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.
Pursuant to our amended and restated bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our amended and restated bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or by-laws or (v) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, or the Delaware Forum Provision. The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternate forum, the United Stated District Court for the District of Massachusetts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum Provision, as our principal office is located in Boston, Massachusetts. In addition, our amended and restated bylaws provide that any person or entity purchasing or otherwise acquiring any interest in our shares of common stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
The Delaware Forum Provision and the Federal Forum Provision may impose additional litigation costs on stockholders who assert the provision is not enforceable and may impose more general additional litigation costs in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware or the Commonwealth of Massachusetts. In addition, these forum selection clauses in our bylaws may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. Moreover, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court were “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.
We may not be able to continue to meet the listing requirements of the Nasdaq Capital Market or maintain a listing of our common stock on the Nasdaq Capital Market.
Since our common stock is listed on the Nasdaq Capital Market, we must meet certain financial and liquidity criteria to maintain such listing. In particular, Nasdaq rules require us to maintain a minimum closing bid price of $1.00 per share of our common stock. If the closing bid price of our common stock were to remain below $1.00 per share for 30 consecutive trading days, or we do not meet other listing requirements, we would fail to be in compliance with Nasdaq’s listing standards. There can be no assurance that we will continue to meet the minimum bid price requirement, or any other requirement in the future. As of the date of this prospectus, our closing bid price has been below $1.00 per share for 21 trading days. If we fail to meet the minimum bid price requirement, The Nasdaq Stock Market LLC may initiate the delisting process with a notification letter. If we were to receive such a notification, we believe that we would be afforded a grace period of 180 calendar days to regain compliance with the minimum bid price requirement. In order to regain compliance, shares of our common stock would need to maintain a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days. We may seek to cure such a deficiency by effecting a reverse stock split, if necessary. In addition, we may be unable to meet other applicable Nasdaq listing requirements, including maintaining minimum levels of stockholders’ equity or market values of our common stock, in which case our common stock could be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from the Nasdaq Capital Market may materially impair our stockholders’ ability to buy and sell our common stock and could have a material adverse effect on the market price of, and the efficiency of the trading market for, our common stock. Any delisting of our common stock could significantly impair our ability to raise capital and the value of our stockholders’ investment.

General Risk Factors
Our internal computer systems, or those of our third-party CROs or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our current or future therapeutic candidates’ development programs.
Despite the implementation of security measures, our internal computer systems and those of our third-party CROs and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we have not experienced any such material system failure, accident, or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our programs. For example, the loss of clinical trial data for our current or future therapeutic candidates could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications or other data or applications relating to our technology or current or future therapeutic candidates, or inappropriate disclosure of confidential or proprietary information, we could incur liabilities and the further development of our current or future therapeutic candidates could be delayed.
We may be unable to adequately protect our information systems from cyberattacks, which could result in the disclosure of confidential or proprietary information, including personal data, damage our reputation, and subject us to significant financial and legal exposure.
We rely on information technology systems that we or our third-party providers operate to process, transmit and store electronic information in our day-to-day operations. In connection with our product discovery efforts, we may collect and use a variety of personal data, such as name, mailing address, email addresses, phone number and clinical trial information. A successful cyberattack could result in the theft or destruction of intellectual property, data or other misappropriation of assets, or otherwise compromise our confidential or proprietary information and disrupt our operations. Cyberattacks are increasing in their frequency, sophistication and intensity, and have become increasingly difficult to detect. Cyberattacks could include wrongful conduct by hostile foreign governments, industrial espionage, wire fraud and other forms of cyber fraud, the deployment of harmful malware, denial-of-service, social engineering fraud or other means to threaten data security, confidentiality, integrity and availability. A successful cyberattack could cause serious negative consequences for us, including, without limitation, the disruption of operations, the misappropriation of confidential business information, including financial information, trade secrets, financial loss and the disclosure of corporate strategic plans. Although we devote resources to protect our information systems, we realize that cyberattacks are a threat, and there can be no assurance that our efforts will prevent information security breaches that would result in business, legal, financial or reputational harm to us, or would have a material adverse effect on our results of operations and financial condition. Any failure to prevent or mitigate security breaches or improper access to, use of, or disclosure of our clinical data or patients’ personal data could result in significant liability under state (e.g., state breach notification laws), federal (e.g., HIPAA, as amended by HITECH), and international law (e.g., the European Union, or EU, General Data Protection Regulation, or GDPR) and may cause a material adverse impact to our reputation, affect our ability to use collected data, conduct new studies and potentially disrupt our business.
We rely on our third-party providers to implement effective security measures and identify and correct for any such failures, deficiencies or breaches. We also rely on our employees and consultants to safeguard their security credentials and follow our policies and procedures regarding use and access of computers and other devices that may contain our sensitive information. If we or our third-party providers fail to maintain or protect our information technology systems and data integrity effectively or fail to anticipate, plan for or manage significant disruptions to our information technology systems, we or our third-party providers could have difficulty preventing, detecting and controlling such cyber-attacks and any such attacks could result in losses described above as well as disputes with physicians, patients and our partners, regulatory sanctions or penalties, increases in operating expenses, expenses or lost revenues or other adverse consequences, any of which could have a material adverse effect on our business, results of operations, financial condition, prospects and cash flows. Any failure by such third-parties to prevent or mitigate security breaches or improper access to or disclosure of such information could have similarly adverse consequences for us. If we are unable to prevent or mitigate the impact of such security or data privacy breaches, we could be exposed to litigation and governmental investigations, which could lead to a potential disruption to our business.
Like many other companies, we have on occasion experienced, and will continue to experience, threats to our data and systems and attempts to damage or steal our property, information or financial resources, including through malicious codes and viruses, phishing, business email compromise attacks, and attempted ransomware or other cyber-attacks. Whereas none of these instances has had a material impact on us so far, the number and complexity of these threats continue to increase over time. For example, in July 2021, we were subject to what we believe was a phishing attack. We do not believe this incident had a material impact on our business or financial condition. However, the number and complexity of these threats continue to increase. If a material breach of our information technology systems or those of our third-party service providers occurs, the market perception of the effectiveness of our security measures could be harmed and our reputation and credibility could be damaged. Such a material breach could also have a material adverse effect on our business, financial condition or results of operations.
We or the third-parties upon whom we depend may be adversely affected by earthquakes, other natural disasters, or political and military events, and our business continuity and disaster recovery plans may not adequately protect us from any such serious disaster.
Any unplanned or unexpected event, such as flood, fire, explosion, earthquake, extreme weather condition, medical epidemics, power shortage, telecommunication failure or other natural or man-made accidents or incidents that result in us being unable to fully utilize our facilities, or our third-party contract manufacturers being unable to operate their manufacturing facilities normally, may have a material and adverse effect on our ability to operate our business, particularly on a daily basis, and have significant negative consequences on our financial and operating conditions. Loss of or reduced access to these facilities or interruptions in the flow of supplies may result in increased costs, delays in the development of our therapeutic candidates or interruption of our business operations. Earthquakes or other natural disasters could further disrupt our operations and have a material and adverse effect on our business, financial condition, results of operations and prospects. If a natural disaster, power outage or other event were to occur that prevented us from using all or a significant portion of our facilities, that damaged critical infrastructure, such as our research facilities or the manufacturing facilities of our third-party contract manufacturers, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. Also, Russia’s military attack on Ukraine could have a material adverse effect on our business, financial condition, results of operations and prospects.
The disaster recovery and business continuity plans we have in place may prove inadequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which could have a material adverse effect on our business. As part of our risk management policy, we maintain insurance coverage at levels that we believe are appropriate for our business. However, in the event of an accident or incident at these facilities, we cannot assure you that the amounts of insurance will be sufficient to satisfy any damages and losses. If our facilities, or the manufacturing facilities of our third-party contract manufacturers, are unable to operate because of an accident or incident or for any other reason, even for a short period of time, any or all of our research and development programs may be harmed.
Our employees, principal investigators, CROs and consultants may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading.
We are exposed to the risk that our employees, principal investigators, CROs and consultants may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violate the regulations of the FDA and other regulatory authorities, including those laws requiring the reporting of true, complete and accurate information to such authorities; healthcare fraud and abuse laws and regulations in the U.S. and abroad; or laws that require the reporting of financial information or data accurately. In particular, sales, marketing, patient support and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws also involve the improper use of information obtained in the course of clinical trials or creating fraudulent data in our preclinical studies or clinical trials, which could result in regulatory sanctions and cause serious harm to our reputation. We have adopted a code of conduct applicable to all of our employees, but it is not always possible to identify and deter misconduct by employees and other third-parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. Additionally, we are subject to the risk that a person could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations.
Efforts to ensure that our business arrangements with third-parties will comply with applicable healthcare laws and regulations will involve substantial costs. Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant criminal, civil and administrative sanctions including monetary penalties, damages, fines, disgorgement, individual imprisonment, and exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, reputational harm, and we may be required to curtail or restructure our operations, any of which could adversely affect our ability to operate our business and our results of operations.
The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.
The provision of benefits or advantages to physicians to induce or encourage the prescription, recommendation, endorsement, purchase, supply, order or use of medicinal products is also prohibited in the EU. The provision of benefits or advantages to physicians is governed by the national anti-bribery laws of EU Member States, such as the U.K. Bribery Act 2010. Infringement of these laws could result in substantial fines and imprisonment. Payments made to physicians in certain EU Member States must be publicly disclosed. Moreover, agreements with physicians often must be the subject of prior notification and approval by the physician’s employer, his or her competent professional organization and/or the regulatory authorities of the individual EU Member States. These requirements are provided in the national laws, industry codes or professional codes of conduct, applicable in the EU Member States. Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines or imprisonment.
The collection, use, disclosure, transfer, or other processing of personal data regarding individuals in the EU, including personal health data, is subject to the General Data Protection Regulation, or GDPR, which became effective on May 25, 2018. The GDPR is wide-ranging in scope and imposes numerous requirements on companies that process personal data, including requirements relating to processing health and other sensitive data, obtaining consent of the individuals to whom the personal data relates, providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data, providing notification of data breaches, and taking certain measures when engaging third-party processors. The GDPR also imposes strict rules on the transfer of personal data to countries outside the EU, including the U.S., and permits data protection authorities to impose large penalties for violations of the GDPR, including potential fines of up to €20 million or 4% of annual global revenues, whichever is greater. The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of the GDPR. Compliance with the GDPR is a rigorous and time-intensive process that may increase our cost of doing business or require us to change our business practices and despite those efforts, there is a risk that we may be subject to fines and penalties, litigation, and reputational harm in connection with our European activities.
Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.
As widely reported, global credit and financial markets have experienced extreme volatility and disruptions in the past several years, including periods of severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability, including most recently in connection with the novel coronavirus pandemic and inflation and potential recession concerns. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, or do not improve, it may make any debt or equity financing we seek to obtain more difficult, more costly, and more dilutive.
Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay, scale back or discontinue the development and commercialization of one or more of our therapeutic candidates or delay our pursuit of potential licenses or acquisitions. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive these difficult economic times, which could directly affect our ability to attain our operating goals on schedule and on budget.
Furthermore, our stock price may further decline due in part to the volatility of the stock market and general economic conditions.
Current economic circumstances may harm our business, financial condition and results of operations.
Our overall performance depends, in part, on worldwide economic conditions. In recent months, we have observed increased economic uncertainty in the United States and abroad. Impacts of such economic circumstances include:
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reduced credit availability;

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higher borrowing costs;

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reduced liquidity;

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volatility in credit, equity and foreign exchange markets;

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declines in equity valuations, especially in the biopharmaceutical sector; and

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bankruptcies.

These developments could lead to supply chain disruption, inflation, higher interest rates, and uncertainty about business continuity, which may adversely affect our business, financial condition and our results of operations. They are likely to make obtaining equity capital more difficult and more expensive.

Rising inflation rates have increased our operating costs and could negatively impact our operations.
In addition, inflation rates, particularly in the United States, have increased recently to levels not seen in decades. Increased inflation has resulted in increased operating costs (including our labor costs), and may result in reduced liquidity, and limitations on our ability to access capital, including by raising debt and equity capital. In addition, the United States Federal Reserve has raised, and is expected to again raise, interest rates in response to concerns about inflation. Increases in interest rates, especially if coupled with reduced government spending and volatility in financial markets, may further increase economic uncertainty and heighten these risks.
We may incur substantial costs in our efforts to comply with evolving global data protection laws and regulations, and any failure or perceived failure by us to comply with such laws and regulations may harm our business and operations.
The global data protection landscape is rapidly evolving, and we may be or become subject to or affected by numerous federal, state and foreign laws and regulations, as well as regulatory guidance, governing the collection, use, disclosure, transfer, security and processing of personal data, such as information that we collect about participants and healthcare providers in connection with clinical trials.
Implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, which may (i) create uncertainty in our business, (ii) affect our or our service providers’ ability to operate in certain jurisdictions or to collect, store, transfer use and share personal data, (iii) result in liability or (iv) impose additional compliance or other costs on us. Any failure or perceived failure by us to comply with federal, state, or foreign laws or self-regulatory standards could result in negative publicity, diversion of management time and effort, or proceedings against us by governmental entities or others. California passed the California Data Privacy Protection Act of 2018, or the CCPA, which went into effect in January 2020. The CCPA provides new data privacy rights for consumers and new operational requirements for companies, which may increase our compliance costs and potential liability. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as for private rights of action for certain data breaches that result in the loss of personal information. While there is currently an exception for protected health information that is subject to HIPAA and clinical trial regulations, as currently written, the CCPA may impact certain of our business activities. The CCPA may lead to similar laws in other U.S. states or at a national level, which could increase our potential liability and adversely affect our business.
In addition to our operations in the United States, which may be subject to healthcare and other laws relating to the privacy and security of health information and other personal information, if we establish operations or conduct clinical trials in Europe, we will be subject to European data privacy laws, regulations and guidelines. The General Data Protection Regulation, (EU) 2016/679, or GDPR, became effective on May 25, 2018, and deals with the collection, use, storage, disclosure, transfer, or other processing of personal data, including personal health data, regarding individuals in the European Economic Area, or EEA. The GDPR imposes a broad range of strict requirements on companies subject to the GDPR, including requirements relating to having legal bases for processing personal information relating to identifiable individuals and transferring such information outside the EEA, including to the United States, providing details to those individuals regarding the processing of their personal health and other sensitive data, obtaining consent of the individuals to whom the personal data relates, keeping personal information secure, having data processing agreements with third-parties who process personal information, responding to individuals’ requests to exercise their rights in respect of their personal information, reporting security breaches involving personal data to the competent national data protection authority and affected individuals, appointing data protection officers, conducting data protection impact assessments, and record-keeping. The GDPR increases substantially the penalties to which we could be subject in the event of any non-compliance, including fines of up to €10 million or up to 2% of our total worldwide annual turnover for certain comparatively minor offenses, or up to €20 million or up to 4% of our total worldwide annual turnover (i.e., revenues), whichever is greater, for more serious offenses. The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of the GDPR. In addition, the GDPR includes restrictions on cross-border data transfers.

Further, national laws of member states of the EU are in the process of being adapted to the requirements under the GDPR, possibly implementing national laws which may partially deviate from the GDPR and impose different obligations from country to country. As a result, we do not expect to operate in a uniform legal landscape in the EEA. Also, as it relates to processing and transfer of genetic data, the GDPR specifically allows national laws to impose additional and more specific requirements or restrictions. European laws have historically differed quite substantially in this field, leading to additional uncertainty. The U.K.’s decision to leave the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the U.K. In particular, it is unclear how data transfers to and from the U.K. will be regulated now that the U.K. has left the EU.
We may conduct clinical trials in the EEA where the GDPR would increase our responsibility and liability in relation to personal data that we process when such processing is subject to the GDPR, and when we are required to have in place additional mechanisms and safeguards to ensure compliance with the GDPR, including as implemented by individual countries. Compliance with the GDPR is a rigorous and time-intensive process that would increase our cost of doing business or require us to change our business practices. Despite those efforts, there is a risk that we may be subject to fines and penalties, litigation, and reputational harm in connection with our European activities. We expect that we will face uncertainty as to whether our efforts to comply with any obligations under European privacy laws will be sufficient. If we are investigated by a European data protection authority, we may face fines and other penalties. Any such investigation or charges by European data protection authorities could have a negative effect on our business and on our ability to attract and retain new clients or biotechnology and biopharmaceutical partners. We may also experience hesitancy, reluctance, or refusal by European or multi-national vendors or biotechnology and biopharmaceutical partners to use our products due to the potential risk exposure as a result of data protection obligations imposed on them by law, including the GDPR. Such vendors or biotechnology and biopharmaceutical partners may also view any alternative approaches to compliance as being too costly, too burdensome, too legally uncertain, or otherwise objectionable and therefore decide not to do business with us. Any of the forgoing could materially harm our business, prospects, financial condition and results of operations.
We or any future strategic partners may become subject to third-party claims or litigation alleging infringement of patents or other proprietary rights or seeking to invalidate patents or other proprietary rights.
We or any future strategic partners may be subject to third-party claims for infringement or misappropriation of patent or other proprietary rights. If we, our licensors or any future strategic partners are found to infringe a third-party patent or other intellectual property rights, we could be required to pay substantial damages, potentially including treble damages and attorneys’ fees, if we are found to have willfully infringed. In addition, we, our licensors or any future strategic partners may choose to seek, or be required to seek, a license to technology owned by a third-party, which license may not be available on acceptable terms, if at all. Even if a license can be obtained on acceptable terms, the rights may be limited which could give our competitors access to the same technology or intellectual property rights as is licensed to us. If we fail to obtain a required license, we may be unable to effectively market certain approved products which could materially harm us. Alternatively, we may need to redesign our infringing products, which may be impossible or require substantial time and monetary expenditure. In addition, we may find it necessary to pursue claims or initiate lawsuits to protect or enforce our patent or other intellectual property rights. The cost to us in litigation or other proceedings relating to patent or other proprietary rights, even if resolved in our favor, could be substantial, and would divert our management’s attention from operating the business. Most of our competitors would be better able to sustain the costs of complex patent litigation than us because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could materially delay our research and development efforts and significantly limit our ability to continue our operations.
We incur significant costs as a result of operating as a public company, and our management devotes substantial time to compliance activities and investor relations.
As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the reporting requirements of the Exchange Act which requires, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act of 2002, as amended, or Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas, such as “say on pay” and proxy access. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years from the pricing of an initial public offering. We intend to continue to take advantage of this legislation but cannot guarantee that we will not be required to implement these requirements sooner than budgeted or planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.
In addition to substantially increasing our legal and financial compliance costs, we expect the rules and regulations applicable to public companies to continue to make some of our activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, or increase our costs, they could have a material adverse effect on our business, financial condition and results of operations and may require us to reduce costs in other areas of our business or increase the prices of any products or services we may offer in the future. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to comply with these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.
The increasing use of social media platforms presents new risks and challenges.
Social media is increasingly being used to communicate about our clinical development programs and the diseases our therapeutics are being developed to treat, and we intend to utilize appropriate social media in connection with our commercialization efforts following approval of our therapeutic candidates, if any. Social media practices in the biotechnology and biopharmaceutical industries continue to evolve and regulations and regulatory guidance relating to such use are evolving and not always clear. This evolution creates uncertainty and risk of noncompliance with regulations applicable to our business, resulting in potential regulatory actions against us, along with the potential for litigation related to off-label marketing or other prohibited activities and heightened scrutiny by the FDA, the SEC and other regulators. For example, patients may use social media channels to comment on their experience in an ongoing blinded clinical trial or to report an alleged adverse event. If such disclosures occur, there is a risk that trial enrollment may be adversely impacted, that we may fail to monitor and comply with applicable adverse event reporting obligations or that we may not be able to defend our business or the public’s legitimate interests in the face of the political and market pressures generated by social media due to restrictions on what we may say about our therapeutic candidates. There is also a risk of inappropriate disclosure of sensitive information or negative or inaccurate posts or comments about us on any social networking website. In addition, we may encounter attacks on social media regarding our company, management, therapeutic candidates or products. If any of these events were to occur or we otherwise fail to comply with applicable regulations, we could incur liability, face regulatory actions or incur other harm to our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are included in this prospectus and the documents incorporated by reference herein for purposes of complying with those safe harbor provisions. All statements other than statements of historical facts contained in this prospectus and our other public filings are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about our clinical development and trials, regulatory review and approvals, our results of operations and financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. These forward-looking statements are subject to known and unknown risks and uncertainties, assumptions and other factors that could cause our actual results to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause these differences include, but are not limited to:
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the design, conduct and outcome of our planned preclinical activities to support an eIND for our planned Phase 0 trial of a radiolabeled version of TTX-MC138, our lead therapeutic candidate focused on metastatic cancer treatment, and our ability to initiate and complete this trial;

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our ability to expand our therapeutic candidate portfolio through internal research and development or the acquisition or in-licensing of intellectual property assets;

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the impact of the global outbreak of the COVID-19 coronavirus, including the spread of new strains of the virus, on our activities as described above and otherwise, including but not limited to our ability to enroll a sufficient number of patients to advance the above-described clinical trial;

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the results and timing of our preclinical and clinical trial activities;

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the therapeutic benefits, effectiveness and safety of our therapeutic candidates;

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our ability to receive regulatory approval for our therapeutic candidates in the United States, Europe and other geographies;

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the expected regulatory approval pathway for our therapeutic candidates, and our ability to obtain, on satisfactory terms or at all, the financing required to support operations, research, development, clinical trials, and commercialization of products;

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our reliance on third-parties for the planning, conduct and monitoring of clinical trials, for the manufacture of clinical drug supplies and drug product, and for other requirements;

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potential changes in regulatory requirements, and delays or negative outcomes from the regulatory approval process;

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our estimates of the size and characteristics of the markets that may be addressed by our therapeutic candidates;

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market acceptance of our therapeutic candidates that are approved for marketing in the United States or other countries;

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our ability to successfully commercialize our therapeutic candidates;

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the safety and efficacy of therapeutics marketed by our competitors that are targeted to indications which our therapeutic candidates have been developed to treat;

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the impact of natural disasters, global pandemics (including further outbreaks of existing strains of COVID-19 or new variants of the virus), labor disputes, lack of raw materials or other supplies, issues with facilities and equipment or other forms of disruption to business operations at our manufacturing or laboratory facilities or those of our vendors;

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our ability to utilize our proprietary technological approach to develop and commercialize our therapeutic candidates;

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potential collaborators to license and commercialize any therapeutic candidates for which we receive regulatory approval in the future in or outside of the United States;

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our heavy dependence on licensed intellectual property, including our ability to source and maintain licenses from third-party owners;

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our ability to protect our intellectual property and operate our business without infringing the intellectual property rights of others;

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our ability to attract, retain and motivate key personnel;

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our ability to generate revenue and become profitable; and

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other risks and uncertainties, including those listed under the caption “Risk Factors” of this prospectus.

The risks set forth above are not exhaustive. Other sections of this prospectus and the documents incorporated by reference in this prospectus may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements contained in or incorporated by reference into this prospectus reflect our current views with respect to future events and with respect to our business and future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

INDUSTRY AND OTHER DATA
This prospectus and the documents incorporated by reference in this prospectus may include industry, market, competitive position and other data. We obtain such information from industry publications and research, surveys and studies conducted by third-parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. This prospectus and the documents incorporated by reference in this prospectus also may include data based on our own internal estimates and research, including estimates regarding the impact of the COVID-19 pandemic (or related pandemics caused by coronavirus variants) on our business, prospects, results of operations, and financial condition. Our internal estimates have not been verified by any independent source. While we believe any data obtained from industry publications and third-party research, surveys and studies and our own estimates are reliable, we have not independently verified such data. The industry in which we operate, as well as such third-party data and our internal estimates and research, are subject to a high degree of uncertainty and risks due to a variety of factors, including those described in “Risk Factors” elsewhere in this prospectus and our other public filings. These and other factors could cause our results to differ materially from those expressed in this prospectus and our other public filings.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from the sale of our common shares in this offering, after deducting underwriting discounts and commissions and other offering expenses payable by us and assuming no sale of any pre-funded warrants, will be approximately $5.1 million (or $5.9 million if the underwriter exercises its option to purchase additional shares in full), based on an assumed public offering price of $0.48 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on November 25, 2022.
We currently expect to use the net proceeds from this offering, together with our existing funds, for product development activities, including one or more clinical trials with TTX-MC138, our lead therapeutic candidate, including related enabling studies, for further research and development of our other therapeutic candidates, and for working capital and other general corporate purposes, including the associated costs of operating as a public company.
From time to time in the ordinary course of our business, we may evaluate the acquisition of, investment in or in-licensing of additional therapeutic candidates that we believe are commercially viable or to develop ourselves. We could use a portion of the net proceeds from this offering for such purposes. We may also use a portion of the net proceeds of this offering for the acquisition or licensing of additional technologies, other assets or businesses, or for other strategic investments or opportunities, although we currently have no understandings, agreements or commitments with respect to any of the foregoing.
Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where we determine that a different use of our funds is in the best interest of the company. The amounts and timing of our actual expenditures will depend upon numerous factors, including results and progress of our clinical trial activities, results of and progress of our preclinical development activities, the progress of any partnering efforts we conduct, our operating costs, technological advances, the competitive environment for our therapeutic candidates and other factors described in the section titled “Risk Factors” in this prospectus and the documents incorporated by reference herein. Our management will have flexibility in applying the net proceeds from this offering and you will be relying on their judgment with regard to the use of these net proceeds. An investor purchasing shares of our common stock will not have the opportunity, as part of the investment decision, to evaluate the economic, financial or other information on which we base our decisions about how to use the proceeds or to make their own assessment of whether the proceeds are being used appropriately. It is possible that the net proceeds will be used in a way that does not yield a favorable, or any, return for us.
A $0.10 increase (decrease) in the assumed public offering price per share set forth above would increase (decrease) the net proceeds to us from this offering by approximately $1.15 million (or approximately $1.32 million if the underwriter exercises its option to purchase additional shares in full), assuming the number of shares and pre-funded warrants offered by us, as set forth on the cover of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated expenses payable by us. An increase (decrease) of one million shares (or pre-funded warrants) sold by us in this offering would increase (decrease) the net proceeds to us from this offering by approximately $0.44 million (or approximately $0.44 million if the underwriter exercises its option to purchase additional shares in full), assuming the public offering price per share described above remains the same and after deducting underwriting discounts and commissions and estimated expenses payable by us. The information in this paragraph is illustrative only and will change based on the actual public offering price and other terms of this offering determined at the pricing of this offering.
The net proceeds from this offering, together with our existing cash and expected receipt of SBIR funds, are not expected to be sufficient to fund advancement of any of our therapeutic candidates through regulatory approval. Thus, we expect we will need to raise additional capital to complete development and commercialization of our therapeutic candidates for which results are not guaranteed.
Pending our use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment grade interest bearing instruments or will hold the proceeds in interest bearing or non-interest-bearing accounts in U.S. banks.

We believe that the net proceeds from this offering, together with our existing cash and our anticipated receipt of funds under our SBIR, will enable us to fund our operating expenses and capital expenditure requirements into the third quarter 2023. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. We also believe that the amount of net proceeds from this offering allocated to preclinical development work on certain of our other therapeutic candidates will be sufficient to substantially complete their preclinical development. We will need to raise substantial additional funds to complete additional clinical trials on TTX-MC138, preclinical development work on other therapeutic candidates, and any clinical trials on our other therapeutic candidates before we can expect to commercialize any of our therapeutic candidates, if approved.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, for development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors deems relevant. Investors should not purchase our common stock with the expectation of receiving cash dividends.

CAPITALIZATION
The following unaudited table sets forth our cash and our capitalization at September 30, 2022:
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on an actual basis; and

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on an as adjusted basis to give effect to the sale and issuance by us of 12,500,000 shares of our common stock in this offering, assuming no exercise of the over-allotment option and no sale of any pre-funded warrants, at an assumed public offering price of $0.48 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 25, 2022, after deducting estimated underwriting discounts and commissions and other offering expenses payable by us.

You should read the following table together with the section of this prospectus titled “Summary Financial Data,” as well as our financial statements and the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our Form 10-Q for the Quarter ended September 30, 2022, incorporated by reference herein.
	As of September 30, 2022
	(unaudited)
	Actual	As Adjusted
Cash	$8,790,540	$13,870,540
Stockholders’ equity
Preferred stock – $0.0001 par value; 10,000,000 shares authorized actual and as adjusted; no shares issued or outstanding actual or as adjusted	—	—
Common stock – $0.0001 par value; 290,000,000 shares authorized; 12,977,234 shares issued and outstanding actual; 25,477,234 shares issued and outstanding as adjusted	$1,298	$2,548
Additional paid-in capital	30,979,092	36,057,842
Accumulated deficit	(22,736,193)	(22,736,193)
Total stockholders’ equity	8,244,197	13,324,197
Total capitalization	$8,244,197	$13,324,197
The as adjusted information discussed above is illustrative only and will be determined based on the actual public offering price and other terms of this offering determined between us and the underwriter at pricing. The number of shares of common stock at September 30, 2022, in the table above excludes the following:
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2,365,033 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $0.81 per share;

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312,500 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants at an exercise price of $5.00 per share;

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2,421,228 shares of common stock reserved for future issuance under our 2021 Stock Option and Equity Incentive Plan, or 2021 Plan; and

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240,000 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan, or ESPP.

DILUTION
If you invest in our common stock in this offering, your ownership interest may be diluted immediately depending on the difference between the public offering price per share of our common stock (assuming no pre-funded warrants are sold in this offering) and the as adjusted net tangible book value per share of our common stock immediately after this offering (assuming no pre-funded warrants are sold in this offering).
At September 30, 2022, we had a net tangible book value of $8,244,197 or $0.64 per share. Net tangible book value per share represents our total tangible assets (total assets less intangible assets) less total liabilities at that date, divided by the total number of our outstanding shares of common stock at that date.
After giving effect to the sale and issuance of 12,500,000 shares of common stock in this offering, assuming no exercise of the over-allotment option, at an assumed public offering price of $0.48 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 25, 2022, after deducting estimated underwriting discounts and commissions and other offering expenses payable by us, our as adjusted net tangible book value at September 30, 2022, would have been approximately $13.3 million, or $0.52 per share of our common stock (assuming no pre-funded warrants are sold in this offering). This represents an immediate decrease in net tangible book value of approximately $0.12 per share to our existing stockholders and an immediate accretion of $0.04 per share to new investors.
The dilutive or accretive effect per share to investors participating in this offering is determined by subtracting the as adjusted net tangible book value per share after this offering from the public offering price per share paid by investors participating in this offering. The following table illustrates this result (without giving effect to any exercise by the underwriter of its option to purchase additional shares) on a per share basis:
Assumed public offering price per share		$0.48
Net tangible book value per share at September 30, 2022	$0.64
Decrease in book value per share attributable to new investors	$0.12
As adjusted net tangible book value per share after this offering		$0.52
Accretion per share to new investors		$0.04
A $0.10 increase in the assumed public offering price would increase the as adjusted net tangible book value by $0.05 per share and result in dilution to investors participating in this offering of $0.01 per share, and a $0.10 decrease in the assumed public offering price would decrease the as adjusted net tangible book value by $0.04 per share and result in accretion to investors participating in this offering of $0.10 per share, in each case assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and assuming no pre-funded warrants are sold in this offering, and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.
An increase of one million shares in the number of shares offered by us in this offering would increase our as adjusted net tangible book value by $0.44 million and our as adjusted net tangible book value per share would be $0.52. A decrease of one million shares in the number of shares offered by us in this offering would decrease our as adjusted net tangible book value by $0.44 million and further increase the as adjusted net tangible book value by $0.01 per share, a further increased accretive effect to investors participating in this offering. The foregoing calculations assume that the public offering price remains the same, and are after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.
If the underwriter’s over-allotment option is exercised in full, our as adjusted net tangible book value per share after this offering would be approximately $14.2 million and accretion per share to new investors purchasing common stock in this offering would be $0.04. These calculations assume a public offering price of $0.48 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 25, 2022, and are after deducting the estimated underwriting discounts and commissions and other offering expenses payable by us.
The table and discussion above are based on 12,977,234 shares of common stock outstanding at September 30, 2022, assume no sale of any pre-funded warrants, and exclude, as of that date, the following:

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2,365,033 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $0.81 per share;

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312,500 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants at an exercise price of $5.00 per share;

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2,421,228 shares of common stock reserved for future issuance under our 2021 Plan; and

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240,000 shares of common stock reserved for future issuance under our 2021 ESPP.

To the extent that outstanding options or warrants are exercised, or shares are issued in connection with our equity incentive plans, you may experience dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that, in the future, additional capital is raised through the sale of equity, convertible debt securities, or securities with equity components, those issuances may result in dilution to our stockholders.

BUSINESS
Overview
TransCode is an RNA oncology company created on the belief that cancer can be defeated through the intelligent design and effective delivery of RNA therapeutics. Our lead therapeutic candidate, TTX-MC138, targets microRNA-10b, or miRNA-10b, a master regulator of metastatic cell viability in a range of cancers, including breast, pancreatic, ovarian, colon cancer, glioblastomas, and several others. TransCode expects to submit to the U.S. Food and Drug Administration, or FDA, an exploratory investigational new drug application, or eIND, in the fourth quarter 2022 to conduct a Phase 0 clinical trial intended to demonstrate quantitative delivery of TTX-MC138 to metastatic lesions in subjects with advanced solid tumors. In parallel, we intend to complete investigational new drug enabling studies, or IND enabling studies for TTX-MC138 in support of our planned IND application filing for a Phase I/II clinical trial with TTX-MC138.
Our other preclinical programs include two solid tumor programs, TTX-siPDL1, an siRNA-based modulator of programmed death-ligand 1, or PD-L1, and TTX-siLIN28B, an siRNA-based inhibitor of RNA-binding protein LIN28B. TransCode also has three cancer agnostic programs, TTX-RIGA, an RNA-based agonist of the retinoic acid-inducible gene I, or RIG-I, targeting activation of innate immunity in the tumor microenvironment; TTX-CRISPR, a CRISPR/Cas9-based therapy platform for the repair or elimination of cancer-causing genes inside tumor cells; and TTX-mRNA, an mRNA-based platform for the development of cancer vaccines that activate cytotoxic immune responses against tumor cells.
For decades, ribonucleic acid, or RNA, has been a topic of investigation by the scientific community as a potentially attractive therapeutic modality because it can target any gene and it lends itself to rational and straightforward drug design. RNA-based therapeutics are highly selective to their targets, potentially making available a broad array of previously undruggable targets in the human genome.
TransCode has created a design engine to customize the development of RNA therapeutics that is modular, both at the levels of the core nanoparticle and therapeutic loading. The size, charge, and surface chemistry of the core iron oxide nanoparticle can be tuned to optimize the particles for the intended genetic target and therapeutic load. The therapeutic load consisting of synthetic oligonucleotides can also be adapted to the specific approach being developed. The approach can range from RNA interference, RNAi, including small interfering RNAs, antisense oligonucleotides, and non-coding RNA mimics to mRNA- based cancer vaccines and CRISPR-based gene repair and replacement platforms as well as Pattern Recognition Receptors such as RIG-I. The platform can further be used for developing RNA-targeted radiolabeled therapeutics and diagnostics and other custom products targeting known and novel biomarkers and other genetic elements as they are discovered and validated. The TTX platform, which is described below in more detail, is intended to overcome delivery issues of stability, efficiency, and immunogenicity faced by existing lipid and liposomal nanoparticle platforms while optimizing targeting of and accumulation in tumor cells and metastatic sites.
The ability to deliver RNA therapeutics inside tumors and metastases gives us the potential to target genes of importance for cancer treatment that have remained undruggable up until now using an RNA approach.
Delivery System
The therapeutic potential of RNA in oncology remains an unrealized promise due to the difficulty in safely and effectively delivering oligonucleotides to tumors. TransCode believes it is now closer to solving this challenge by means of a proprietary oligonucleotide delivery platform, our TTX platform, which leverages an iron oxide nanoparticle, approved for clinical use as a cancer imaging agent and in treating iron deficiency anemia, as the physical carrier.
Due to its small size, the TTX delivery system is expected to minimize early kidney and liver clearance, translating into a long circulation half-life that allows for efficient accumulation in tumor cells and metastatic sites. Nanoparticles similar in formulation to ours have an excellent clinical safety record of low toxicity and immunogenicity, and their built-in imaging capabilities have the bonus of enabling quantification of the particles’ delivery to target organs. The nanoparticles are functionalized with amino groups to provide stable links through disulfide bonds to the therapeutic oligonucleotides of interest. The nanoparticles are coated with dextran, a glucose polymer, to protect the oligonucleotides from degradation and to provide overall stability to the particle.
The small hydrodynamic size and the charge of the resulting nanoparticles should allow them to infiltrate the tumor microvasculature, extravasate into the interstitium of tumors and metastases, and be readily taken up by tumor cells. The physicochemical properties of the nanoparticles are expected to further facilitate their rapid uptake by tumor cells by exploiting the high metabolic activity of cancer cells, a process analogous to the mechanism behind the systemic loading of metastatic cancer cells with fluorodeoxyglucose for diagnostic Positron Emission Tomography. The combined result of a hydrodynamically-favored distribution and a metabolically triggered uptake should result in the enhanced ability of TransCode’s nanoparticles to access genetic targets inside tumor cells.
The Lancet Oncology Commission on Medical Imaging and Nuclear Medicine published an assessment of imaging and nuclear medicine resources, finding that scale-up of imaging, treatment and care would avert 9.5 million deaths in 11 million cancers globally (Lancet Oncol. 2021 April; 22(4), 136-172). It has been estimated by Guggenheim Securities in a 2022 report that targeted radiopharmaceuticals will grow to a $22 billion global opportunity by 2026.
The intended therapeutic use of TransCode’s TTX delivery system is based in part on the repurposing of the clinically validated imaging agents iron-oxide nanoparticles (combidex) and glucose (fluorodeoxyglucose), and now radiation. The concept of nuclear medicine has an 80-year clinical history, starting with Phosphorus-32 for leukemia in 1941. Exemplified by the recent filing of U.S. provisional application 63/356,449, TransCode has initiated research and development efforts designed to introduce radiotherapy into the delivery of TTX-carrying RNA therapeutic payloads. Two of TransCode’s programs TTX-MC138 and TTX-RIGA are being investigated for radio integration in either a systemically or locally delivered manner for both the treatment and diagnosis of solid tumors.
Our Lead Therapeutic Candidate
Our scientific co-founders developed TransCode’s initial therapeutic candidate at The General Hospital Corporation, d/b/a Massachusetts General Hospital, or MGH, to target microRNA-10b, a well-validated biomarker linked to metastatic cancer. In contrast, most anti-cancer therapies target primary tumors and do not address metastatic disease specifically. MicroRNA-10b has been shown to be the master regulator of metastatic disease in multiple tumor types. Effective therapeutics have not been developed targeting microRNA-10b because of challenges in delivering therapeutics to tumors despite microRNA-10b’s strong association with cancer metastasis, as documented in over 200 peer-reviewed scientific publications over the last ten years.
TTX-MC138 comprises proprietary iron-oxide nanoparticles and oligonucleotides which are synthetic LNA/DNA molecules that specifically target microRNA-10b, a regulatory RNA. The nanoparticles serve as a vehicle to deliver oligonucleotides to metastatic tumor cells. The magnetic properties of these nanoparticles allow for monitoring of their delivery using non-invasive imaging, which we believe adds value for clinical implementation of this therapeutic approach.
Our scientific co-founders conducted a variety of preclinical animal studies involving human metastatic breast cancer models. In these studies, TTX-MC138 was successfully delivered to existing metastatic lesions in the lymph nodes, lungs, and bones as shown by non-invasive imaging performed 24 hours after injection. In five separate studies involving over 125 mice, TTX-MC138 was injected into mice in which human models of metastatic breast cancer tumors had been implanted. These mouse models included the rodent 4T1-luc2 orthotopic allograft, which is a very aggressive model of stage IV metastatic breast cancer, the human MDA-MB-231-luc-D3H2LN xenograft, which is a stage II/III cancer model, and the human MDA-MB-231-BrM2-831 xenograft, which is a model of breast cancer metastatic to the brain. Tumors in mice implanted with MDA-MB-231 cells typically progress from localized disease to lymph node metastases within 21 days of implantation. Tumors in mice implanted with 4T1-luc2 cells typically progress to distant sites in the animals within 10 days of implantation.

To test TTX-MC138 in the model of lymph node metastatic breast cancer, mice had their primary tumors surgically removed four to five weeks after tumor inoculation, following confirmation of lymph node metastases via imaging. This was done to better simulate a clinical scenario, since the current standard of care involves surgical removal of the primary tumor in patients with lymph node metastatic breast cancer. Treatment with TTX-MC138 was then initiated during the week of tumor removal. Because tumors in mice replicate more rapidly than is typical in humans, we combined low-dose doxorubicin with the TTX-MC138 because doxorubicin slows metastatic cell replication specific to these tumor models. Doing so allowed the TTX-MC138 to reach and inhibit the targeted RNA (miR-10b) inside the tumor cells more efficiently.
After four weeks of therapy, metastases in mice treated with TTX-MC138 regressed. By contrast, in the control groups, there was metastatic progression (Within-Subjects ANOVA: p < 0.05). Treatment was discontinued once complete metastatic regression was observed. By the end of the study at 12 weeks, there was no recurrence and 100% survival in treated subjects having this cancer model.
In similar studies involving mice implanted with 4T1-luc2 breast tumors, we observed regression of distant metastases by week six, at which point treatment was stopped (Within-Subjects ANOVA: p < 0.05). Despite stopping treatment, the animals remained metastasis-free and by the end of the study, no recurrence of disease had been observed. There was evidence of complete regression without recurrence in 65% of treated subjects while 35% progressed due to insufficient inhibition of miR-10b in this group. We believe this was due to the high rate of tumor cell replication in this model resulting in dilution of the therapeutic. We do not expect this to be the case in humans with metastatic disease, in whom tumor cell replication is dramatically slower than in mice.
We anticipate submitting an eIND to FDA in the fourth quarter 2022 to support initiation of a First-in-Human, or FIH, Phase 0 clinical trial that involves injecting a single microdose of radiolabeled TTX-MC138, termed TTX-MC138-NODAGA-Cu64, into subjects with advanced solid tumors, followed by imaging by integrated positron emission tomography-magnetic resonance imaging, or PET-MRI. The Phase 0 trial is intended to quantify the amount of radiolabeled TTX-MC138 delivered to metastatic lesions and the pharmacokinetics and biodistribution of the therapeutic candidate in cancer patients. The Phase 0 trial could yield critical data regarding therapeutic dose, timing, and potential safety that could inform our later clinical trials. We believe that demonstrating our ability to overcome the challenge of RNA delivery to genetic targets outside of the liver, and specifically to tumors and metastases, would represent a major step forward in unlocking therapeutic access to genetic targets involved in a range of cancers. Concurrent with the Phase 0 trial, we expect to complete additional IND-enabling studies to support filing an IND for a Phase I/II clinical trial with TTX-MC138.
Modular Design Toolbox
We employ a design engine to enable development of therapeutic candidates that we believe can be efficiently delivered to genetic targets inside tumor cells. This approach is based on four complementary elements that together address the challenges of RNA drug development in oncology:
Genetic Code — Our approach to drug development takes advantage of our rapidly expanding knowledge about the human genome and the annotation of the genome — the knowledge about what different genes are responsible for especially in cancer. Armed with this knowledge, we can take advantage of the coded nature of the genome to design specific oligos that correspond to genetic targets of interest. Once we determine the code of the cancer target, we can develop therapeutic candidates using specific oligos that are harmonized to that target and potentially rewrite the story on cancer. This is what TransCode means — to change the code. After determining the genetic target of interest, we may be able to choose from a variety of RNA approaches best suited for that target. Those approaches will likely range from RNAi, which include siRNAs, antisense oligonucleotides, and non-coding RNA mimics; messenger RNA-based cancer vaccines; CRISPR-based gene repair and replacement platforms; or Pattern Recognition Receptors like RIG-I.
Modular Design for Therapeutic Development — Our discovery platform consists of a modular ‘toolbox’ for developing therapeutic candidates designed to attack specific disease-causing RNA targets based on the phenomenon of genetic complementarity. These therapeutic candidates incorporate synthetic oligonucleotides, or oligos, that can be designed as antagomirs, mimics, miRNA sponges, siRNA duplexes, ribozymes, and others depending on the desired therapeutic strategy. In addition to the varied oligo design approach, we can also synthesize nanocarriers with tunable chemistry properties. Combined, the modularity and tunability of these oligonucleotides and nanocarrier components may enable the potential to synthesize libraries of therapeutic agents designed for a given indication or a given patient in terms of therapeutic oligonucleotide design, size, surface coating and charge, hydrophilicity and hydrophobicity, and antigen-targeting through incorporation of targeting peptides.
Nanocarrier Delivery Mechanism — Our strategy seeks to leverage a nanoparticle that has been extensively used in humans for imaging by repurposing it to deliver oligonucleotides to cancer cells. The nanocarrier is tunable to pre-designed specifications to deliver therapeutic oligonucleotides to an RNA target in tumors and metastases without compromising its integrity. These nanocarriers differentiate us from competitive delivery approaches, many of which rely on lipid particles or chemical structures, such as GalNAc. Competitive delivery approaches effectively target sites in the liver but not sites in tumors and metastases. Our nanocarrier is derived from, and is chemically similar to, nanoparticles extensively used in imaging (Feridex, Advanced Magnetics) or for treating iron deficiency anemia (Feraheme, Advanced Magnetics).
We believe that our competitive advantages include effectively reaching tumors and metastases, achieving robust target engagement in tumor cells, and an anticipated wide therapeutic window based on prior experience in preclinical models and clinical experience of others with similar iron oxide nanoparticles.
Image Guided — Because our therapeutic candidates are innately detectable using non-invasive imaging, we can monitor their delivery to the tissue of interest and measure their bioavailability. The ability to monitor delivery using Magnetic Resonance Imaging, or MRI, can be instrumental in assessing and controlling the amount of oligonucleotide that reaches the targeted tissues. MRI use during the design phase of the therapeutic candidate could guide drug design, delivery schedule, route, and dose and could suggest alternatives should treatment with the therapeutic candidate fail in a given patient. This is critical during drug development because it should allow us to optimize drug design to maximize therapeutic effect.
The following graphic summarizes our modular design approach:
Our Team
At TransCode, we are driven to change how cancer is treated both as a therapeutic modality and in terms of improving patient outcomes. We believe in the potential of RNA therapeutics to offer patients complete regression of their disease without recurrence rather than the current norm of giving patients additional months of survival. We are led by an experienced team of dedicated scientists and experts with decades of experience in the foundational areas of RNA and drug development, including RNA drug development using antisense oligonucleotide, or ASO, and silencing RNA approaches. Our Co-Founder and CEO, Michael Dudley, has over 40 years of executive leadership experience in the fields of medical device, diagnostics, and therapeutics. Dr. Zdravka Medarova, our Co-Founder and Chief Technology Officer, is a

geneticist and cancer biologist by training. She is an internationally recognized leader in the field of non-coding RNAs for cancer therapy and one of the inventors of TransCode’s technology. She developed the core TTX delivery platform and validated many of the therapeutic targets. Dr. Anna Moore, our third Co-Founder, is internationally known for her groundbreaking research on targeted imaging and image-guided therapy. Tom Fitzgerald, our CFO, has over 30 years of accomplishments as a CFO and an investment banker for companies from emerging growth to turnarounds to Fortune 500 companies in the life sciences, technology, financial and industrial sectors. Dr. Peter Liu, our VP of R&D and Chief Scientist, has over 20 years of research and development, or R&D, experience and leadership in the biopharma industry. With in-depth knowledge and expertise in chemistry, oligonucleotide biochemistry, and assay development, he has filed nearly 30 US or PCT patents applications of which 25 have issued. In addition, the management team includes Susan Duggan, VP of Clinical Operations; Dustan Bonnin, VP of Corporate Strategy; and Alan Freidman, VP of Investor Relations; each of whom has years of experience and expertise in areas of healthcare business development and management, finance, clinical operations, and project management as well as mergers, acquisitions, and other strategic transactions. Our advisory team and industry-leading consultants have many years of experience in chemistry manufacturing controls, or CMC, scaleup and commercialization of oligonucleotide and nanoparticle-based therapeutics as well as strong expertise in quality systems development, regulatory affairs, business strategy, legal affairs, and clinical trial design.
Our Pipeline
We plan to continue research on a variety of microRNAs and biomarkers involved in cancer cell proliferation, carcinogenesis and metastasis. Our lead candidate, TTX-MC138, is expected to enter its first phase of clinical assessment in the second half of 2022, subject to submission to and clearance by FDA of our eIND submission. In addition, we intend to request various FDA designations or approvals including Breakthrough Therapy, Accelerated Approval, Priority Review and Fast Track Designation and Orphan Disease Designation as many cancer indications are classified as orphan diseases. In addition, we amended our worldwide exclusive license with MGH to include a small interfering RNA, or siRNA, therapeutic candidate created at MGH by one of our scientific co-founders against PD-L1 in pancreatic and other cancer types including melanoma, breast and non-small cell lung cancer. Our testing in a preclinical pancreatic cancer model demonstrated encouraging results. In addition, we have secured an exclusive option from MGH to negotiate a license to us of an siRNA technology to inhibit LIN28B in a subset of pancreatic and several other cancer types including hepatocellular, breast, colon, and gastric cancers among others, in which LIN28B expression has been linked to clinical outcome. There is no assurance that these or additional technologies we may license will prove successful or that we will receive any FDA designations or approvals we may seek.
The following table summarizes our development pipeline:

Our Strategy
Our goal is to become a leading oncology-focused biotechnology company, leveraging our proprietary platform to discover, develop and commercialize transformative treatments that could result in cancer being managed as a chronic disease. Key components of our strategy include the following:
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Advance the development of our TTX-MC138, TTX-siPDL1 and TCDx programs to deliver potentially transformative therapies and diagnostics to patients.   The modular design toolbox takes advantage of the “coded” nature of the genome and transcriptome. Because of that, synthetic oligonucleotides provide an ideal platform for rational design of therapeutic and diagnostic agents based on the phenomenon of complementarity. This approach can be used while relying on recent advances in bioinformatics, genomics, and transcriptomics. The therapeutic molecules can be antisense oligonucleotides, siRNA duplexes, ribozymes, miRNA mimics, immunostimulatory RNAs and others. These molecules can be synthesized to target portions of the code that are aberrant in disease and thus the unique genome of the patient would in turn direct us to an equally unique cocktail of therapeutic agents. We are specifically focused on delivering therapeutic solutions that reach previously inaccessible targets, in particular, those in which the biological pathways are clinically and genetically well-validated, to address significant unmet medical needs within broad patient populations. We believe our TTX-MC138 and TTX-siPDL1 programs have the potential to treat multiple cancer indications that fit these criteria. We expect to submit an eIND for TTX-MC138 in the fourth quarter 2022, and if permitted to proceed and subject to approval by the Institutional Review Board, or IRB, where we intend to conduct the trial, to initiate a Phase 0 trial in patients with advanced solid tumors as soon as practical thereafter. We also expect to submit an IND for a Phase I/II trial with TTX-MC138 in adult patients with solid tumors representing a variety of tumor indications.

•
Further expand the capabilities of our TTX delivery platform to additional RNA targets.   We believe our ability to identify and utilize previously undruggable microRNAs, particularly those with selective or restricted expression, may unlock new opportunities across broad therapeutic applications.

•
Continue to build a broad and diverse pipeline of novel oncology therapeutic candidates.   Guided by our drug development principles and the clinical results from our TTX-MC138 program, we intend to continue to identify therapeutic targets that have disruptive therapeutic potential and are predicted to be well-suited for a therapeutic approach. Given the unique genetic profiles in some of the patient populations that we aim to serve, we plan to continue to leverage a precision medicine approach to help identify patients with the highest probability of responding to our therapeutic candidates. The capabilities of our discovery platform, such as our expanded toolbox that includes our image capable delivery system, enable us to pursue targets linked to a wider range of indications.

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Expand and protect our proprietary know-how and intellectual property.   We are developing a broad patent portfolio meant to protect our intellectual property, which we intend to expand further. Our intellectual property, which includes proprietary know-how as well as various patents, applies not only to our licensed compounds but also to other technologies owned by or licensed to TransCode.

•
Explore synergistic collaboration opportunities.   To further our goal of delivering transformative therapies to the broadest possible patient populations, we expect to leverage strategic partnerships that can contribute initially to complementary capabilities in cancer indications which require clinical studies and/or tumor indications that fall outside our core interests. Secondarily we are interested in partners that could potentially assist us in manufacturing, distribution, and commercialization in disease areas within our core area of therapeutic focus.

MDACC Alliance Program
On July 22, 2022, we were chosen as a strategic research alliance partner by MD Anderson Cancer Center, a world-leading cancer research center, to advance preclinical and clinical development of our RNA therapeutic candidates for oncology applications. Leading the collaboration for MD Anderson are George Calin, MD, PhD, Professor in the Department of Translational Molecular Pathology of Pathology/Lab Medicine, and Co-Director, The RNA Interference and non-coding RNA Center, and a member of our Science Advisory Board, and Vivek Subbiah, MD, Medical Director of the Clinical Center for Targeted

Therapy. We believe that being chosen as a strategic research alliance partner by MD Anderson to advance the clinical development of RNA therapeutics is an important step forward for our oncology programs.
Under the five-year strategic collaboration agreement with MD Anderson, we have committed to fund up to $10 million of research and development over the term of the collaboration, with $500,000 of such amount payable within the first year. Subsequent payments are $2 million on the first anniversary of the effective date of the agreement and $2.5 million on each of the second, third and fourth anniversaries thereof. This funding is in line with amounts already budgeted for preclinical and clinical development, so does not represent additional spending.
The alliance is expected to result in applied research regarding the role of regulatory RNAs in cancer, and the results then translated into the identification of biomarkers and the development of a clinical pathway to serve as a foundation for Phase I/II clinical trials and beyond.
Background of RNA
RNA has long been viewed as an attractive therapeutic modality because it can be used to target a wide array of diseases; it involves rational and straightforward drug design, the drugs are highly selective for their target, and nominal amounts of drug are required to achieve powerful therapeutic activity. In addition, such drugs have the ability to engage targets that are otherwise ‘undruggable’ by targeted therapeutics, such as small molecules and monoclonal antibodies, thus opening up whole new avenues for treating intractable diseases. Turning this concept into a clinical reality, however, is no small feat. Therapeutic nucleic acids, such as mRNA, ASOs and siRNAs have been in clinical development for decades, and for much of this time, clinical success has been out of reach. This lack of clinical success is due to three delivery-related challenges:
1.
protecting the therapeutic oligonucleotide from dismantling by the immune system,

2.
maintaining stability long enough to allow for full therapeutic effect on the tumor, and

3.
penetrating the target organs and cells.

Because of these challenges, RNA as a cancer treatment modality has been bypassed largely by the interest in other forms of treatment including immunotherapy. One enticing feature of RNA-targeting therapeutics is that once chemistry and delivery are optimized, designing and producing a lead compound for a new target is relatively straightforward, and their in vivo pharmacokinetic profiles are highly predictable. This means that the timeline from target identification to preclinical proof of concept in animal models, to having a lead compound ready to be tested in clinical trials, should be measurable in months rather than years, which has been the norm for drug development. This is reflected in a burgeoning clinical pipeline: currently more than a hundred investigational RNA-targeting drugs are under clinical development for disease indications encompassing neurodegeneration, metabolic and cardiovascular disorders and various cancers. Advancements in the field are now accelerating after years of slow progress. In 2016, nusinersen, a splic3 switching ASO, was approved by the FDA and became the first drug to treat spinal muscular atrophy, a rare and often fatal disease of the nervous system, and 2018 witnessed the first ever approval of an RNAi drug - patisiran - to treat polyneuropathy of hereditary transthyretin-mediated amyloidosis, another rare and devastating disease mediated by the liver. These recent successes validated the clinical utility of RNA-targeting therapeutics and brought forward lifesaving drugs for patients who previously had no effective treatment options.
Our scientific approach is based on three complementary elements that address these challenges: the ability to precisely deliver an oligonucleotide to an RNA target without compromising the integrity of the oligonucleotide; a platform to develop oligonucleotides that are designed to attack specific disease-causing RNA targets; and a diagnostic test for optimal targeting which can guide therapeutic intervention.
Our scientific co-founders initially developed the lead therapeutic candidate while at MGH to address the challenge of targeting microRNA-10b, a well validated target linked to metastatic cancer, which has been shown to cause approximately 90% of all cancer deaths. In contrast, most anti-cancer therapies target primary tumors and do not address metastatic disease specifically. So far, no effective therapeutic has been developed to target microRNA-10b because of the delivery challenge despite microRNA-10b’s strong association with cancer metastasis as documented in over 200 scientific publications.

TTX Design
Our delivery solution utilizes a similar construct as products that are already in clinical use for other indications. It leverages a particle that has been extensively used for imaging purposes and has been repurposed to be used as a delivery system for oligonucleotides. The nanocarrier is tunable to pre-designed specifications to shuttle therapeutic oligonucleotides to tumors and metastases and to precisely deliver oligonucleotides to an RNA target without compromising their integrity. Our platform, which has undergone more than 12 years of research and development optimization at MGH, is designed to deliver the oligonucleotide to the tumor cells with enhanced stability and binding affinity. We believe that the nanocarrier’s small size may allow for a long circulation time and efficient accumulation in metastatic tumor cells while minimizing kidney and liver clearance. A dextran coating stabilizes the oligonucleotide by blocking large nuclease proteins from gaining access to it. Our delivery platform allows for the custom development of therapeutic candidates as well as targeting of specific biomarkers in multiple cancer types.
We believe that another advantage of our TTX platform is noninvasive monitoring of delivery of the therapeutic candidate to target tissues using MRI. We believe that this advantage represents an indispensable tool to assess and control delivery to targeted tissues which has the potential to enhance both efficacy and safety. Our most advanced program focuses on metastatic cancers, which have been shown to be responsible for over nine million deaths per year worldwide. In preclinical studies in mice, our lead therapeutic candidate demonstrated the ability to be delivered to existing metastatic lesions and potentially eliminate metastasis.
In one preclinical study using a stage II/III cancer model, our lead therapeutic candidate elicited complete regression without recurrence during the 12-week study period and 100% survival in the treated animals. In another preclinical study using an aggressive stage IV cancer model, our lead therapeutic candidate elicited complete regression without recurrence during the study period in 65% of animals treated. We anticipate submission in the fourth quarter 2022 of an eIND to support initiation of our FIH clinical trial with our lead therapeutic candidate.
The general design of our therapeutic candidates is described in Fig. 1. The modular delivery system that constitutes the core of our therapeutic and diagnostic platform, TTX, comprises iron-oxide nanoparticles that have been designed for optimized delivery to primary and metastatic tumors. Based on the literature and our own studies, we believe that the delivery of TTX-candidates and other similar iron oxide nanoparticles to tumors and metastases relies on a combination of hemodynamic, physicochemical and metabolic factors. An approved iron oxide nanoparticle named Feraheme (ferumoxytol) used to treat iron deficiency anemia has been observed clinically to be long circulating with a blood half-life in humans of 17 – 24 hours. This far exceeds what we believe is the 3 – 6 hours for lipid nanoparticles. Iron oxide nanoparticles distribute to the interstitium (spaces between cells) of tumors and metastases via the enhanced permeability and retention, or EPR, effect, followed by uptake of the nanoparticles into tumor cells. Our nanoparticles are also coated with crosslinked dextran, a glucose polymer, which stabilizes the nanoparticles and further facilitates uptake. An additional advantage of our design derives from the capability for noninvasive imaging via magnetic resonance imaging, or MRI, resulting from our incorporation of a superparamagnetic iron oxide into the design of TTX.
The clearance pathway for these nanoparticles is also well understood. Like other iron oxide nanoparticles, TTX accumulates in the organs of the reticuloendothelial system. There it is taken up by the cells and rapidly broken down. The iron from the iron oxide core enters the endogenous iron pool, whereas the dextran from the nanoparticle coating is cleared through the kidneys. After over 17 years of R&D optimization, including approximately 12 years at MGH, we have extensively studied our delivery nanoparticle’s step-by-step synthesis and characterization, as well as the nanoparticle’s hydrodynamic size, surface charge, relaxivity, toxicity, stability and immunogenicity.
The TTX delivery platform is highly differentiated from other oligonucleotide delivery systems that have been developed commercially (Fig. 2).
We describe our delivery system as “Oligonucleotide Conjugated Nanoparticle” and believe it offers the following advantages:
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Small size (20nm+/-) gains access to tumors and metastases and avoids early clearance by the liver and kidneys; long circulation half-life;

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Low risk of immunogenicity vs competitor lipid particles which have been shown to induce undesirable immune responses via a number of different mechanisms, including complement activation and inflammatory cytokine overproduction; Quantitative non-invasive imaging via MRI & measurement of drug bioavailability during treatment; Surface coating consisting of a non-metabolizable glucose polymer creates steric hindrance by blocking large nuclease proteins from gaining access to oligonucleotide during the binding process to our target microRNA and at the same time results in improved stability and cell uptake;

•
Highly stable, low toxicity potential; and

•
Accumulation inside tumors and metastases as well as greater binding affinity and specificity to intended genetic targets inside tumor cells.

Recent Publications
In collaboration with scientists from MGH, Harvard Medical School and Michigan State University, we have published the four manuscripts listed below. The publication by Smith et al. reviews recent progress towards translating short non-coding RNAs into the clinic. The manuscript by Le Fur et al. describes a method for radiolabeling our lead candidate, TTX-MC138, and employing microdosing PET-MRI to assess the tissue distribution of the therapeutic candidate. This manuscript serves as the basis for our eIND study. The publication by Chen et al. reviews key microRNA targets, including miR-10b in glioblastoma. The fourth study by Moore et al. presents a case study of a feline patient with metastatic breast cancer treated with TTX-MC138.

Clinical Applications of Short Non-Coding RNA-Based Therapies in the Era of Precision Medicine.
Smith ES, Whitty E, Yoo B, Moore A, Sempere LF, Medarova Z. Cancers (Basel). 2022 Mar 21;14(6):1588.
Radiolabeling and PET-MRI microdosing of the experimental cancer therapeutic, MN-anti-miR10b, demonstrates delivery to metastatic lesions in a murine model of metastatic breast cancer.
Le Fur M, Ross A, Pantazopoulos P, Rotile N, Zhou I, Caravan P, Medarova Z, Yoo B. Cancer Nanotechnol. 2021;12(1):16.
Role of microRNAs in glioblastoma.
Chen M, Medarova Z, Moore A. Oncotarget. 2021 Aug 17;12(17):1707-1723.
Case Report: microRNA-10b as a Therapeutic Target in Feline Metastatic Mammary Carcinoma and its Implications for Human Clinical Trials. Moore A, Savan NA, Saavedra PV, Halim A, Yuzbasiyan-Gurkan V, Wang P, Yoo B, Kiupel M, Sempere L, Medarova Z. Front. Oncol. Sec. Cancer Molecular Targets and Therapeutics doi: 10.3389/fonc.2022.959630.
Case study in feline patient with metastatic breast adenocarcinoma
On October 12, 2022, we announced acceptance for publication by Frontiers in Oncology of a case study in a feline patient with spontaneous metastatic breast cancer treated with TransCode’s lead therapeutic candidate, TTX-MC138. The study was led by Dr. Anna Moore, Professor and Director of the Precision Health Program at Michigan State University and a scientific co-founder of TransCode.
To test the applicability of our therapeutic strategy in a larger animal, our scientific co-founders conducted a case study with a feline that had developed spontaneous mammary carcinoma, or FMC, the third most common cancer in cats and highly metastatic. FMC has high resemblance to human breast cancer compared to mammary carcinomas of other companion animals in terms of relative age at onset, incidence, risk factors, prognostic aspects, histopathology, biological behavior, metastatic pattern and response to therapy.
Importantly, felines experience the same environmental risk factors as humans and are immunocompetent, more accurately reflecting the complex interplay between genetics, the immune system, and the tumor microenvironment than in smaller animals. Finally, there is greater homology between cats and humans than between rodents and humans for specific genes.

Figure 3. miR-10b expression in primary and metastatic tumors from nine feline patients with FMC. 3A): Representative hematoxylin & eosin (H&E) sections of primary tumors and lymph node metastases showing histopathology similar to human breast cancer. Scale bar = 200μm. 3B): miR-10b expression in primary tumors and lymph node metastases in feline patients. Molecular subtypes are indicated by the color legend. In 55.5% of the tumors, miR-10b expression in lymph node metastases was significantly higher than in primary tumors with 60% of the lymph node metastases being HER2+ (n = 3 replicates, p < 0.05).
In the study, investigation of miR-10b expression in feline tissues confirmed the diversity and heterogeneity of FMC presentation in terms of miR-10b expression and tumor receptor positivity, which was similar to that in humans (Fig. 3). This points to the necessity of obtaining evidence of miR-10b expression from blood and biopsy samples to stratify patients who can potentially benefit from this therapeutic candidate. In human cancer, miR-10b expression has been shown to be significantly increased in later stage patients and in those with more aggressive types of cancers. We believe that to guide treatment in future clinical trials, patients will be selected based on their levels of miR-10b expression, similar to the current standard diagnostic tests with other cancer markers, such as HER2+. To translate our earlier successful studies in mice to humans, we believe that investigating the effectiveness of the therapeutic candidate in relevant spontaneous diseases in larger animals can be useful.
Previously, we showed that miR-10b plays a pivotal role in supporting metastatic cell viability and proliferation. To inhibit miR-10b, we designed and tested a miR-10b-specific therapeutic candidate, which caused lasting regression of established metastases in immunocompromised and immunocompetent murine models. This case study serves as the logical next step towards the clinical development of TTX-MC138 and may be followed by additional studies aimed at investigating the applicability of feline mammary carcinoma, a spontaneous cancer, as a translational model, bridging human clinical trials centered on noncoding RNAs as therapeutic targets.
Figure 4. MRI of TTX-MC138 delivery to metastatic breast cancer in a feline patient. 4A) Pre-contrast and post-contrast T2* images (sagittal) of a cat injected with one dose of TTX-MC138. There was a notable loss in signal intensity over the secondary mammary lesion after injection of the therapeutic. 4B) Quantitative analysis of relaxation times (T2 pre–T2 post, ms) of the tissues, confirming accumulation of TTX-MC138. Data are represented as mean ± standard deviation, or s.d. 4C) Coronal post-contrast T2-weighted image showing signal voids identified by TTX-MC138 (arrows) corresponding to lesions in the abdominal area. 4D) Left: Fluorescence microscopy showing accumulation of TTX-MC138 in the lesion (red –Cy5.5 on the nanoparticle; blue-DAPI); Right: H&E staining of the consecutive slice. Scale bar =100μm. 4E) Animal weight during the course of the experiment.

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b
c
miRNA-10b expression
(fold control)
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post-dose
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Lymp node mets
Lung mets
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Figure 5. Target engagement and accumulation of TTX-MC138 in a patient with FMC. 5a) qRT-PCR of miR-10b expression in primary tumor and lymph node metastases before dosing, and lung metastases and abdominal metastases three months after second dose; brain served as control tissue. The expression of miR-10b was significantly reduced post-dosing relative to pre-dosing, indicating successful target engagement (n = 3, p < 0.05). Data are represented as mean ± sd. 5b) In situ hybridization demonstrating significantly increased HOXD10 expression in metastatic lesions after dosing compared to that in tissues isolated during original tumor excision. Scale bar = 100μm. 5c) Fluorescence microscopy demonstrating accumulation of TTX-MC138 in lung metastases (left) and abdominal area metastases (right) three months after second dose. Scale bar = 200μm.
In the case study, a feline patient that previously had failed multiple rounds of standard-of-care treatment for advanced metastatic FMC and was at the end of its life expectancy, was dosed with TTX-MC138. Delivery of TTX-MC138 to the metastatic lesions was demonstrated using noninvasive magnetic resonance imaging, or MRI, (Fig. 4). Dosing with TTX-MC138 resulted in durable inhibition of the miR-10b target and induction of the downstream metastasis suppressor, HOXD10, lasting as long as three months after injection (Fig. 5). The patient tolerated the injection well with no adverse effects and vital signs remained within the normal range. The animal resumed normal eating, drinking, and grooming. Complete blood count, or CBC, and blood chemistry profiles did not show significant changes from the normal ranges except for transient elevation of potassium and Na/K ratio possibly due to dehydration. Liver aspartate transaminase, or AST, and creatine kinase, or CK, levels were slightly but transiently elevated after injection. All levels returned to normal two weeks after the injection. Importantly, weight gain of more than 5% was recorded (Fig. 4). Seven weeks after the first dose, the feline patient was dosed a second time and tolerated the injection well.
The case study with our first-in-class miRNA-targeted therapeutic candidate presented here demonstrated its delivery to metastatic lesions. We believe this is an important step in preclinical development and further de-risking of our approach. Initial safety studies demonstrated good tolerability and the general lack of toxicity of the therapeutic candidate, which serves as another important milestone in its translation. Furthermore, we observed target engagement by our lead therapeutic candidate, manifested as a significant decrease in miR-10b expression after two injections seven weeks apart. It is important to note that efficacy studies were not part of this investigation, and the dose of the therapeutic used here was lower than the animal equivalent dose, or AED, calculated based on the effective dose determined in our previous rodent studies. However, even at this reduced dose and suboptimal dosing schedule, we believe we achieved significant inhibition of the miR-10b target with virtually no toxicity. The patient survived for approximately five additional months compared to its life expectancy prior to dosing. Notwithstanding the need for additional therapeutic and toxicology studies, we believe that in combination with our other preclinical findings, this case study suggests the robustness and tolerability of a novel first-in-class therapeutic approach.
Other Publications
In addition to the above publications, we have an additional manuscript in review. This manuscript describes the feasibility of our RIG-I targeting approach relevant to our TTX-RIGA candidate. There is no assurance that this manuscript will be published.
Our Programs
Target Identification
microRNA’s
MicroRNAs, or miRNAs, are important post-transcriptional regulators (control of gene expression at the RNA level) of gene expression. The recent literature abounds in examples of the key role played by miRNAs in determining cell fate. These examples are particularly compelling with regard to cancer emergence, progression, and response to therapy. Consequently, miRNAs represent candidates as targets of therapeutic intervention. To specifically inhibit cancer causing miRNAs, we design therapeutics capable of first accumulating in tumor cells which then allow for target engagement of the specific miRNA of interest.
The process for therapeutic target identification is now well established. It involves differential expression analysis in cancer cell lines and animal models of cancer. These targets are then further validated as clinically actionable targets through examination of gene expression in genomic databases, such as The Cancer Genome Atlas, or TCGA, which can give us information about level of expression of each target in large populations of cancer patients and can correlate target expression to parameters such as patient survival and other clinical measures of outcome.
Target Engagement
Preclinical Proof of Delivery
In our preclinical studies, we used our lead therapeutic TTX-MC138, which is designed to specifically target miRNA-10b. The therapeutic candidate which was fluorescently labeled was injected into mice implanted with a murine breast cancer cell line. In this model, orthotopically implanted (breast area) tumors progress from localized disease to lymph node, lung, and bone metastases by 10 days after tumor inoculation. Optical imaging performed 24 hours after intravenous injection of TTX-MC138 revealed uptake by the metastatic lesions in the lymph nodes, lungs, and bone. Fluorescence microscopy confirmed widespread uptake by the metastatic tumor cells in these organs supporting our hypothesis that the therapeutic candidate, as designed can target disseminated cancer to distant organs. In addition to demonstrating delivery, we have also observed efficient target engagement. We analyzed the expression of the miRNA-10b target in a mouse model treated with TTX-MC138 and observed abolition of the target.
Clinical Feasibility of Delivery
Clinical proof of delivery is based on studies in patients using the clinically approved agent Ferumoxytol, which is marketed as iron replacement therapy for patients with anemia and has also been used off-label in clinical studies as an imaging agent detectable by MRI. Imaging studies in patients with metastatic cancer have shown that clinical metastases accumulate the agent (Fig. 6). Results quantifying the amount of iron oxide delivered to clinical metastases provide preliminary grounds that at clinically acceptable doses of TTX-MC138 (5 mg/kg), we believe we will be able to achieve robust target engagement and therapeutic effects in human patients.

Figure 6. Axial MR images in a 59 year-old male with multiple pancreatic carcinoid tumor dural metastases demonstrates two masses (arrows). Axial T2-weighted MR images show a heterogeneous mildly hyperintense appearance of the dural-based masses (arrows) on non-contrast MRI (left). New hypointensity in both masses (arrows) shown immediately after Ferumoxytol injection (middle). Hypointensity progressively darkens at 24 hours (right).
TTX-MC138
Metastatic cancer is the form of cancer which has spread from an original tumor location to new sites in the body. Treatment of metastatic cancer is more complicated than treating early-stage cancer. Most of the treatments for metastatic cancer are focused on providing palliative care. With increases in the prevalence of disease and in life expectancy, there is also a rise in R&D expenditures in the field of oncology.
According to the November 2020 report by Emergen Research, the global metastatic cancer treatment market size was $63.03 billion in 2019. This market is expected to reach $111.16 billion in 2027, representing a compounded annual growth rate of 7.3% over that period. Rising prevalence of cancer and high unmet medical needs of patients suffering from metastatic cancer are the drivers stimulating the growth of the metastatic cancer treatment market. We are developing TTX-MC138 for the treatment of metastatic cancer. TTX-MC138 targets the validated critical driver of metastatic progression, microRNA-10b. We believe that TTX-MC138 has the potential to improve outcomes over current treatment options as well as other drugs currently in development, which are geared towards treating primary cancer but of limited efficacy treating disseminated malignancy. In preclinical studies of animals with metastatic lesions, TTX-MC138 was successfully delivered to those lesions, eliminated metastasis in the animal and elicited complete regression without recurrence, resulting in 100% survival of subjects treated in a stage II/III cancer model and 65% survival of subjects treated in a very aggressive stage IV cancer model.
MicroRNA-10b (miR-10b)
One of the first miRNAs to be shown as having aberrant expression in cancer was miR-10b. Since the inaugural study on miR-10b in Dr. Robert Weinberg’s lab at the Whitehead Institute for Biomedical Research and Department of Biology, Massachusetts Institute of Technology, its role as a metastasis promoting factor has been extensively validated. To date, more than 200 studies have been published on miR-10b and metastasis across 18 different cancer types. This immense set of information holds possibilities for novel methods to improve the lives of many. The therapeutic target, miRNA, is a regulatory RNA. MiRNAs are placed at the apex of the gene regulatory pyramid and play a fundamental role in defining cell fate. Therefore, we believe by targeting microRNAs, it may be possible to achieve a persistent therapeutic response in cancer patients. Our hypothesis is based on the rationale that the tumor cell phenotype is critically dependent on fundamental molecular pathways of oncogenesis and that altering these pathways can result in very specific and robust therapeutic effects. The miRNA genome is a target because it is uniquely altered in tumor cells and represents a “hub” of carcinogenesis, since a single microRNA can coordinately affect the expression of multiple genes resulting in a comprehensive therapeutic response. In addition, because of the fundamental role played by microRNAs in defining tumor cell phenotypes, evasion of this therapeutic intervention by mutation is less likely.
Metastatic cells are uniquely capable of leaving the primary tumor, surviving in circulation and colonizing a distant organ which has properties distinct from the primary tumor where the cells originated. Cells endowed with this capability evolve in response to an adaptive process driven by a cellular “survival instinct.” Specifically, as tumors proliferate, pockets arise inside them characterized by inadequate resource supply due to failure of the tumor vasculature to keep up with the rapidly increasing tumor cell burden. This generates local inhospitable areas of low pH, high inflammation, and insufficient stromal supportive network necessary to maintain the survival of the tumor cells. As a result, some of the tumor cells within these pockets evolve by activating mechanisms, such as those driven by high miR-10b expression, that allow them to survive in the absence of abundant nutrient supply and to persist without the strong attachment to the extracellular matrix. These newly emergent cells become “refugees” from the primary tumor, invisible to most diagnostic/imaging modalities and resistant to most currently available therapeutic modalities.
In our search for the ideal therapeutic target, our co-founders identified microRNA-10b as critical for the survival of these cells. Our lead candidate is designed to enter these tumor cells and inhibit miR-10b. Without the high level of expression of miR-10b, these cells, stripped out of their natural microenvironment, do not have the adaptive mechanism they need in order to survive, so they simply die.
Preclinical and clinical evidence of miR-10b’s role in cancer
Against this conceptual framework, we have designed our lead therapeutic-candidate, TTX-MC138, which is designed with the potential to efficiently inhibit microRNA-10b in metastatic cancers. Studies in mouse models implanted with human metastatic breast cancer concluded that weekly treatment with TTX-MC138 in combination with low-dose chemotherapy was the likely reason for regression of established metastatic lesions in the lymph nodes, as well as distant organs such as the lungs and bone. Once disappearance of the metastatic lesions was observed in treated subjects with stage II, III and IV cancer models, treatment of the animals was stopped, and they were monitored for recurrence of tumors. The study observed no recurrence of metastatic disease within the observational period, suggesting that metastasis had been eliminated.
The choice of microRNA-10b as a target is supported by its potentially broad relevance to cancer. Recent studies have demonstrated that the influence of microRNA-10b extends beyond breast cancer to 17 other tumor types including pancreatic, lung, colorectal, gastric, bladder, ovarian, and hepatocellular cancer amongst others, suggesting that the described approach may be broadly applicable to metastatic disease. In addition, TTX-MC138 is hormone receptor independent, and its mechanism of action has been observed to treat metastatic breast cancer in rodents regardless of hormone receptor type (ER+/-, PR+/-, HER2+/-, or combinations thereof).
Our understanding of the miR-10b pathway and its effects is constantly evolving. However, the downstream effects of miR-10b as we currently understand them can be divided into six pathways: promotion of migration and invasion, promotion of epithelial-mesenchymal transition (EMT), inhibition of apoptosis, promotion of proliferation, induction of angiogenesis, and self-renewal.
Known microRNA-10b targets include Homeobox D10, or HOXD10, implicated in tumor cell migration and invasion, c-JUN, a critical inducer of cell proliferation and tumor progression, and phosphatase and tensin homolog (PTEN), which results in maintained AKT activation, a Ser/Thr kinase associated with proliferation, apoptosis, and growth. This effect on the AKT pathway allows for the improved self-renewal found in cancer stem cells highly expressing miR-10b. The key pathways through which miR-10b exerts its pro-metastatic effects are summarized in Fig. 7.

Figure 7. Key signaling pathways influenced by miR-10b.
Figure 8. Depicts TTX-MC138 delivery to metastatic lesions, infiltrating tumor cells to engage and inhibit miR‑10b, designed to lead to tumor cell death.
Mechanism of Action of TTX-MC138
Our therapeutic concept is summarized in Fig. 8. TTX-MC138 represents a proprietary therapeutic candidate that inhibits microRNA-10b. In primary tumors, inhibition of microRNA-10b by TTX-MC138 leads to arrest of tumor cell dissemination to local and distant organs. We believe a combination of TTX-MC138 with low-dose doxorubicin may lead to metastatic cell death and complete and persistent regression of already formed metastatic lesions in local and distant organs. Low-dose doxorubicin was used to slow down cell division in tumor cells. In preclinical studies that utilize aggressive metastatic tumor models, the use of low dose doxorubicin was necessary to allow TTX-MC138 to fully inhibit microRNA-10b. Because metastatic growth is slower in humans, the use of a cytostatic such as doxorubicin will likely be unnecessary. In our mechanistic studies, the studies described an effect of TTX-MC138 on HOXD10. A different study by a group from Tel Aviv University concluded that it likely had a robust effect on c-JUN.

Specifically, the study showed that loss of cell contacts or restructuring of the cytoskeleton, manifested as loss of E-cadherin in metastatic cells, led to a significant increase in miR-10b expression. Interestingly, the increase in miR-10b expression was accompanied by an increase in the accumulation of c-Jun. Silencing miR-10b in metastatic breast cancer cells resulted in a reduced c-Jun expression, whereas overexpression of miR-10b elevated the accumulation of c-Jun. Furthermore, detailed mechanistic studies revealed that miR-10b activates the expression of c-Jun through RhoC and NF1, through a novel pathway for promoting migration and invasion of tumor cells.
Results
In our preclinical studies outlined in Fig. 9, when TTX-MC138 was combined with a low-dose cytostatic (doxorubicin), there was complete and persistent regression of pre-existing metastatic cancer with no evidence of recurrence and no systemic toxicity. In preclinical studies that utilized aggressive metastatic tumor models, doxorubicin was used to allow TTX-MC138 to fully inhibit microRNA-10b. Because metastatic cell growth is slower in humans, we do not believe that a cytostatic such as doxorubicin will be necessary.
Specifically, in a model of stage II/III breast cancer in mice with lymph node metastases, just four weekly treatments eliminated metastatic burden. By contrast, in the control groups, there was metastatic progression (Within-Subjects ANOVA: p < 0.05). Once metastases were eliminated, therapy was stopped. Thereafter, the animals were observed by bioluminescence optical imaging to detect recurrence. No recurrence of metastatic disease was observed by the end of the study at 12 weeks after tumor implantation. This translated into 100% survival.
Figure 9. Preclinical activity of TTX-MC138 in models of metastatic breast cancer.
In a model of stage IV breast cancer in mice, we obtained 65% survival. Specifically, in mice implanted with 4T1-luc2 breast tumors, we observed regression of distant metastases by week six, at which point treatment was stopped (Within-Subjects ANOVA: p < 0.05).
We found no elevation in serum biochemistry markers following treatment suggesting the absence of acute toxicity associated with the therapeutic candidate. In addition, histopathology of major organs resulted in no observed gross tissue abnormalities suggesting that there was no toxicity as a result of treatment.
Positive Preclinical Results with TTX-MC138 in Pancreatic Adenocarcinoma
We recently evaluated the efficacy of our lead therapeutic candidate, TTX-MC138, applied as monotherapy in a murine model of pancreatic adenocarcinoma. In this study, we treated mice bearing human pancreatic tumors implanted in their pancreata with TTX-MC138 once weekly for eight weeks. The candidate demonstrated a pharmacodynamic response by successfully inhibiting its target, microRNA-10b (miR-10b). Serum miR-10b was down-regulated by TTX-MC138 and was shown to be a potential surrogate biomarker of therapeutic efficacy, opening up the possibility of noninvasive monitoring of therapeutic response in human patients. Forty percent (40%) of animals treated with TTX-MC138 had complete responses, defined as complete regression of disease and long-term survival without recurrence.
These new findings expand the potential therapeutic relevance of TTX-MC138 beyond breast cancer, in which activity had previously been shown in preclinical studies, to include pancreatic adenocarcinoma. However, there is no assurance that these preclinical results will be duplicated in further preclinical studies or in cancer patients suffering from pancreatic cancer.

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Figure 10. We recently evaluated the efficacy of our lead therapeutic candidate, TTX-MC138, applied as monotherapy in a murine model of pancreatic adenocarcinoma. In this study, we treated mice bearing orthotopic xenografts derived from human pancreatic adenocarcinoma cells with TTX-MC138 once weekly for eight weeks. The candidate demonstrated a pharmacodynamic response by successfully inhibiting its target, microRNA-10b (miR-10b). Tumor burden was measured by in vivo bioluminescence imaging. Animal survival, body weight, and tumor and metastatic burden at necropsy were also analyzed. Serum miR-10b expression was assessed to provide insight into target engagement and molecular function. Animals treated with phosphate buffered saline or gemcitabine served as controls. Tumor growth rate was found to be significantly lower in animals treated with TTX-MC138 vs. controls (p < 0.0001 for TTX-MC138 vs. PBS and vs. gemcitabine) (Fig. 10A). Importantly, 40% of the animals treated with TTX-MC138 regressed their tumors completely as measured by bioluminescence imaging. Treatment continued for 10 weeks, after which the responding mice were monitored for disease recurrence without treatment for an additional 10 weeks, with no evidence of cancer during the entire observation period (Fig. 10A). The animals showed evidence of continued weight gain (Fig. 10B) and durable survival (Fig. 10C). They were sacrificed 10 weeks after treatment was discontinued, despite no evidence of morbidity, to perform necropsy. No tumors or metastases were found at the time of sacrifice. Importantly, TTX-MC138 demonstrated a pharmacodynamic response by successfully inhibiting its target, microRNA-10b (miR-10b). Serum miR-10b was down-regulated by TTX-MC138 and was shown to be a potential surrogate biomarker of therapeutic efficacy, opening up the possibility of noninvasive monitoring of therapeutic response (Fig. 10D).
Clinical Development Plan
We expect to file an eIND with FDA to conduct a Phase 0, FIH, clinical trial with a radiolabeled microdose of TTX-MC138 in subjects with advanced solid tumors. The primary purpose of conducting this Phase 0 trial is to clinically demonstrate delivery of TTX-MC138 to metastatic tumor lesions. This trial is not designed to demonstrate that TTX-MC138 gets inside tumors although that may be a result. Getting inside tumor cells, as opposed to delivering to metastatic lesions, is expected to be an objective of clinical trials after our Phase 0 trial. In the Phase 0 trial, we also intend to evaluate biodistribution of our therapeutic candidate and measure its pharmacokinetics (bodily absorption, distribution, metabolism, and excretion).
Phase 0 — First-in-Human Clinical Study (Exploratory IND)
We anticipate having our FIH clinical trial conducted at a major cancer center with experience in clinical trials for cancer therapeutic candidates.
This clinical trial has the potential to:
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demonstrate quantifiable evidence of delivery of TTX-MC138 to metastatic lesions in subjects with advanced solid tumors;

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inform Phase I/II clinical trials by measuring pharmacokinetics and biodistribution in vital organs and other tissues;

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inform therapeutic dose levels based on microdose results; and

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validate delivery for the TTX pipeline more broadly, potentially opening-up additional relevant RNA targets that have been previously undruggable due to challenges with RNA delivery.

Anticipated Phase I Clinical Trial
Concurrent with the Phase 0 clinical trial, we expect to complete additional IND enabling studies to support an IND for a Phase I clinical trial with TTX-MC138.
Description
The anticipated Phase I dose escalation and expansion clinical trial, which is subject to FDA review and approval, is designed to assess the safety of the therapeutic candidate in humans, including observing potential side effects, and to determine the minimum effective dose, or MED, and maximum tolerated dose, or MTD, of TTX-MC138 in treating subjects with metastatic cancer. It is anticipated that study subjects will have had prior surgical resection of the primary tumors.
Anticipated Design
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To assess the hypothesis that the therapeutic candidate may demonstrate anti-tumor activity.

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To assess the preliminary efficacy of the therapeutic candidate using key efficacy indicators, such as objective response rate, or ORR, clinical benefit rate defined as complete response, or CR, partial response, or PR, or stable disease, or SD, at 24 weeks, and progression free survival, or PFS.

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Dose Escalation Objectives: dose finding and safety assessment.

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Secondary objectives: Confirm delivery to tumor site using magnetic resonance imaging, or MRI, and pharmacokinetics, measure microRNA-10b inhibition using PCR.

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Dose Expansion Objective: determine clinical response rate according to the common cancer study standard, response evaluation criteria in solid tumors, or RECIST.

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Secondary objectives: ORR according to investigator’s assessment, duration of response, safety and additional pharmacokinetic and pharmacodynamic evaluations.

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Up to 10 investigative sites.

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Course of treatment expected to be over six months per subject.

In a “3 + 3” dose escalation design, three patients are initially enrolled into a given dosage cohort. If no dose limiting toxicity, or DLT, is observed in any of these subjects, the trial proceeds to enroll additional subjects into the next higher dose cohort. If any one subject develops DLT at a specific dose, an additional three subjects are then enrolled into that same dose cohort. Development of DLTs in more than one of six subjects in a specific dosage cohort suggests that the maximum tolerated dose has been exceeded, and no further dose escalation is pursued. In dose expansion, patients are enrolled and treated at the MED.
Accelerated Regulatory Programs
The FDA maintains several programs intended to facilitate and expedite development and review of new drugs addressing unmet medical needs or for treating serious or life-threatening diseases or conditions. These programs include Fast Track designation, Breakthrough Therapy designation, Priority Review and Accelerated Approval. The purpose of these programs is to expedite either the development or the review of certain new drugs to get them to patients sooner than under standard FDA development and review procedures. We anticipate seeking one or more of these qualifications, but there is no assurance that we will obtain any of them.
Orphan Drug Designation
The Orphan Drug Act was enacted by the 97th Congress in 1983 to facilitate the development of drugs that impact smaller patient populations. Benefits available under the Orphan Drug Act include seven-year marketing exclusivity, 25% tax benefits for research & development activities performed in the U.S., a waiver of Prescription Drug User Fee Act, or PDUFA, Fees, and qualification to compete for research grants.
Based on in vivo studies using TTX-PDL1 to treat human pancreatic tumors implanted in animals, we applied for and, in June 2022, received, Orphan Drug Designation for the treatment of pancreatic cancer. We intend to conduct additional in vivo studies to support filings of other TTX-based drug candidates in other orphan disease indications including osteosarcoma and small cell lung cancer, or SCLC. In the Michigan State University laboratory of one of our scientific co-founders, animal testing of TTX-MC138 in glioblastoma cells has been completed. Mechanistic studies have produced efficacy signals in combination with temozolomide, or TMZ, in glioblastoma multiforme, or GBM, cell lines. A manuscript summarizing results from this study has been submitted for publication.
There is no assurance that we will obtain any additional Orphan Drug Designations.
TTX-siPDL1
Pancreatic cancer is the fourth-leading cause of cancer-related death in the United States with an overall 5-year survival rate of only 8%. Surgical resection remains the treatment of choice for patients with resectable disease. However, less than 20% of the diagnosed patients qualify for curative resections, 30% of patients present with regional disease, and 50% present with distal metastases with survival rates of 11% and 2%, respectively. The reasons behind such poor prognosis have been postulated to involve the advanced stage at the time of diagnosis, and resistance to standard chemotherapies. However, these therapies are heavily dependent on the patient’s overall health, and the overall survival benefit for the latest cytotoxic combination therapies is only approximately two to five months.
Considering the tremendous suffering caused by this disease and the modest progress achieved thus far with cytotoxic treatments, we believe there is a need to explore radical, transformative approaches for therapy that attack the disease from multiple angles. The last decade has seen tremendous progress in the field of cancer immunotherapy. In fact, immunotherapy represents the most promising new cancer treatment approach since the development of the first chemotherapies in the 1940s. Checkpoint inhibitors have worked against lethal cancers such as melanoma and some lung cancers - sometimes with dramatic success - and are being tested in dozens of other cancer types. However, pancreatic cancer has proven difficult to treat with conventional drugs and has been resistant to initial immunotherapy approaches. Partly, the reason for this is the tumor microenvironment that characterizes pancreatic adenocarcinoma, which is both immunosuppressive in nature and a physical barrier for antibody and T lymphocyte infiltration. Consequently, it is important to design alternative approaches that combine innovative checkpoint inhibitors that can be delivered efficiently to tumor cells and tumor resident macrophages, and strategies that enhance the permeation of the tumor by T lymphocytes.
The human immune system has T cells that help fight off diseases. T cells are like soldiers that help the body fight infections and other diseases, including cancer. However, cancer cells can escape T cell attacks by expressing a protein called PD-L1. PD-L1 works like a “stop sign” to inactivate T cells. The far left of Fig.  11 shows how cancer cells prevent T-cells from recognizing and killing tumor cells by producing PD-L1. To the right of the first graphic in Fig. 11 is a graphic that shows how current checkpoint inhibitors work to block PD-L1 expression. On the far right in Fig. 11 is a graphic showing how our therapeutic is designed to work. using an approach to prevent the synthesis of PD-L1 altogether rather than blocking its function after the cancer cell has produced it. Because TTX-siPDL1 incorporates a siRNA against PD-L1 as its functional component, it inactivates PD-L1 at the post-transcriptional level. Namely, it triggers the degradation and/or translational repression of the PD-L1 mRNA, preventing the cell from expressing the PD-L1 antigen.
Figure 11. Mechanism of action of PD-L1 inhibitors. Cancer cells can escape immune attack by expressing a protein called PD-L1 which works like a “stop sign” to inactivate T cells. On the far left is a graphic showing how tumor cells produce PD-L1 to prevent T-cells from recognizing and killing the tumor cells. Second from the left is a graphic that shows how current checkpoint inhibitors work to block PD-L1 expression. The graphic second from the right shows how our TTX-siPDL1 is designed to work – preventing the synthesis of PD-L1 rather than blocking its function, leading to tumor cell death (far right).
Since we are utilizing an RNAi approach, our therapeutic has the potential to be more efficient, which could allow T cells to recognize and kill tumor cells more robustly than traditional checkpoint inhibitors. At this time, we believe we are the only company targeting PD-L1 using RNAi. As our initial therapeutic candidate, we are developing an alternative strategy that relies on combining gemcitabine (Gem), the standard of care treatment for pancreatic cancer, and our novel PD-L1 inhibitor (termed TTX-siPDL1). TTX-siPDL1 incorporates our proprietary nanoparticle delivery system that is specifically designed to efficiently deliver our therapeutic candidate to tumor cells in vivo, inhibiting PD-L1 expression by these cells via the RNA interference mechanism. We believe that this approach is advantageous over small molecules or antibodies because the small interfering RNA component inhibits the target antigen at the post-transcriptional level rather than at the protein level. Also, the RNA mechanism has been shown to be catalytic and has been observed in in vitro studies to require delivery of only picomolar amounts of siRNA to the tumor cell for the abolition of the target antigen. By contrast, small molecules or antibodies require the achievement of at least a 1:1 molar ratio of antigen to therapeutic molecule and could be ineffective in the event of a compensatory increase in the tumor cell’s expression of the target antigen.
In our initial preclinical study, we administered combination therapy consisting of gemcitabine and TTX-siPDL1 in a syngeneic murine pancreatic cancer model over a seven-week treatment period. Our study investigators observed significantly lower morbidity and toxicity, tumor regression and a dramatic improvement in survival. In particular, following dose optimization, a 90% reduction in tumor volume was observed after two weeks of treatment. Within the study, 100% of the control animals (i.e., those treated with an inactive version of TTX-siPDL1, named TTX-siSCR, in place of TTX-siPDL1) had succumbed to their tumors within six weeks of after the beginning of treatment, while none of the experimental animals treated with a high dose of the active therapeutic candidate, TTX-siPDL1, had succumbed at week six of treatment, and 67% of these animals survived for 12 weeks.

We believe an additional key advantage of our approach derives from the fact that it offers an opportunity to develop a clinically relevant, image-guided treatment protocol that provides knowledge about therapeutic outcome, expressed both as change in tumor volume and tumor growth rate. Importantly, the combination of hemodynamic and metabolic targeting is expected to achieve highly efficient distribution of the therapeutic in the tumor microenvironment and uptake inside the tumor cells, as opposed to monoclonal antibodies which are not optimally targeted to the tumor microenvironment. As a result, TTX-siPDL1 could potentially have much more potent target engagement than currently-used checkpoint inhibitors, which are based on monoclonal antibodies.
Our pancreatic cancer studies illustrated the potential of a combination treatment with gemcitabine and TTX-siPDL1. Study mice co-treated with TTX-siPDL1 and gemcitabine showed significant inhibition of tumor growth relative to controls (p < 0.05). This difference was evident two weeks after beginning treatment (Fig. 12A).
The presumed advantage of the combination treatment was demonstrated in the study when assessing animal survival (Fig. 12B). In the study, 67% of the mice treated with gemcitabine and TTX-siPDL1 (high dose) survived for 12 weeks while 67% of the mice treated with gemcitabine and TTX-siPDL1 (low dose) survived until week eight. All of the control mice treated with TTX-siSCR and gemcitabine succumbed by week six. Within the study, all of the mice in the group treated with gemcitabine and TTX-siSCR developed large necrotic tumors, presumably due to the high rate of tumor growth. Tumor necrosis and ulceration were not seen in the animals treated with the combination therapeutic candidate.
Figure 12. Outcome of treatment with TTX-siPDL1 and gemcitabine, or Gem. The mice were treated with Gem (333.3 mg/kg) in solution with a low dose of either TTX-siPDL1 or siSCR (10mg/kg Fe; 520 nmoles/kg siRNA in both groups) or a high dose of TTX-siPDL1 or siSCR (10 mg/kg Fe, 937 nmoles/kg siRNA in both groups).
Our preclinical data were used in support of our application for Orphan Drug Designation which we received in June 2022. More recently, we carried out studies in a highly aggressive syngeneic orthotopic animal model of pancreatic ductal adenocarcinoma, or PDAC, that is characterized by intense desmoplasia, similar to human PDAC. Specifically, in this model, in untreated animals, tumor volume grew 788-fold over the course of 5 weeks, with 30-40% of the tumor mass attributed to a fibrous capsule. We implanted Hy15549 cells into the pancreas of C57BL/6 mice. Once tumors measured over 2 mm in diameter, as measured by anatomic MRI, treatment was initiated and involved gemcitabine (6.66 mg/mouse) and TTX-siPDL1 at two doses: low dose (1500 nmoles siRNA/kg) or high dose (2000 nmoles siRNA/kg). Representative MRI images are shown in the left side image of Fig. 13. There was a notable reduction in tumor volume in the high-dose TTX-siPDL1 group relative to all control groups (Fig. 13, right side, top graph). Quantitative voxel-based analysis of tumor volume from MRI confirmed these observations (Fig. 13 and the right graph in Fig. 9). The improvement in therapeutic outcome was best seen in terms of animal survival (Fig. 13, right side, bottom graph), with two thirds of the animals in the high-dose TTX-siPDL1 group surviving for 35 days after the beginning of treatment, as opposed to just 25% of the control animals. Continued studies to expand the sample size and obtain a more robust indication of the potential of this therapy are ongoing.

Figure 13. Combination treatment with gemcitabine and TTX-siPDL1. Image on left: Representative T2-weighted MR images during the course of treatment. Tumors were segmented manually using ImageJ. Graph on right, top: Change in tumor volume during treatment. Graph on right, bottom: Kaplan-Meier survival analysis demonstrating survival improvement in animals treated with high-dose TTX-siPDL1 plus gemcitabine vs. control groups.
TTX-RIGA
Immunotherapies represent powerful alternatives to traditional clinical treatments for cancer. Recent developments in the use of Pattern Recognition Receptors, or PRRs, specifically retinoic acid-inducible gene I-like receptors, aim to harness the innate power of the immune system for anti-cancer therapy. Retinoic acid-inducible gene I, or RIG-I, is a cytosolic nucleic acid sensing Pattern Recognition Receptor of the innate immune system. It is essential for recognizing certain RNA viruses. RIG-I is ubiquitously expressed in all cell types including tumor cells. RIG-I engagement leads to tumor cell death, and to activation of the innate and adaptive immune systems. These factors suggest it could be an attractive therapeutic approach in oncology.
Understanding how to recruit RIG-I in a tumor-selective manner is critical for its adoption and further development as a clinical treatment modality. We are developing a therapeutic strategy for the tumor-selective template-based activation of RIG-I in cancer cells, directed by the specific overexpression of oncogenic miRNAs in tumors. We are in the early stages of the preclinical development of a novel tumor-selective RIG-I agonist to effectively activate RIG-I and induce type-I Interferon signaling and tumor cell apoptosis. RIG-I is ubiquitously expressed in all cell types including tumor cells. These factors suggest it could be an attractive therapeutic approach in oncology although there is no assurance that our efforts will be successful.
Tumor cell death induced by RIG-I activation has been reported in multiple types of cancer, including pancreatic, prostate, head and neck, gastric, and breast cancer as well as glioblastoma. However, RIG-I-based therapeutic strategies face multiple challenges, such as designing highly specific and stable agonists, and developing efficient agonist delivery modes while avoiding uncontrolled release of pro-inflammatory cytokines.
Our therapeutic candidate, TTX-RIGA, in preclinical development, is designed to utilize our proprietary delivery system to deliver a RIG-I agonist to tumor cells. TTX-RIGA is intended to activate the RIG-I signaling pathway, in turn triggering an immune response that targets cancer. The results of the testing we have completed support continuation of our research with this candidate. A manuscript detailing feasibility studies with RIGA has been submitted and is currently under review.
TTX-siLIN28B
LIN28B is an RNA-binding protein that regulates messenger RNA (mRNA) translation. It may be activated in a variety of human cancers by mechanisms that remain poorly understood. Increasing evidence demonstrates that LIN28B is activated in cancer and serves as a critical oncogene, a mutated gene that contributes to the development of a cancer.
We recently extended our exclusive option from MGH to negotiate a license for a siRNA technology designed to inhibit LIN28B in a subset of pancreatic and several other cancer types including hepatocellular, breast, colon, and gastric cancers among others.
We began preclinical studies on our TTX-siLIN28B targeting LIN28B in 2022. Should test results meet our objectives, we anticipate conducting animal studies with this therapeutic candidate after which we will consider adding this candidate to our MGH license agreement. If we achieve success with any of our other therapeutic candidates in preclinical animal studies and have the resources to do so, we anticipate advancing these candidates into clinical trials.
TRANSCODE DIAGNOSTIC PROGRAM (TCDx)
CDx Mechanism of Action
One key to reducing cancer mortality is early detection. TransCode is considering applications of its technology to diagnostic product candidates designed to identify the right therapy for particular patients.
TCD-miRNA Screening and Diagnostic Assays
Building on a foundation of medical imaging, TransCode’s scientific co-founders have developed a specific biomarker test designed to measure microRNA expression in single intact live cells, tissues and serum. In this manner, TransCode’s microRNA nanosensor (CDx) is being developed to address a major unmet need in the areas of cancer biology, diagnosis and therapy.
Importantly, the nanosensor could permit measurement of microRNAs in single cells, e.g., from circulating tumor cells, allowing the capture of the heterogeneity of microRNA expression in a patient and observation of individual populations of rare cells, such as cancer stem cells.
The fluorescent read-out generated by the nanosensor is highly specific and has nanomolar sensitivity.
The nanosensor assay is inexpensive and rapid; could be used to determine microRNA expression in biopsies, serum, and circulating tumor cells in multiple clinical settings throughout a patient’s treatment.
TCD-miR10b
One of the most promising features of microRNA-10b is the potential to use its expression in diseased tissue and in circulation as a diagnostic biomarker to determine the presence of metastases and potentially as a predictive biomarker of overall/disease free survival in cancer. Our TCD-miR10b assay has been designed to allow for identification of patients at increased risk of disease progression, a capability not currently available. It could help stratify tumors based on aggressiveness, which could better inform the need for more aggressive treatment or the need for increased surveillance. TCD-miR10b could serve as a diagnostic biomarker for the presence of metastases, better informing therapeutic decisions as evidenced in recent studies showing that microRNA-10b expression is negatively correlated to sensitivity to 5-fluorouracil (5-FU)-based therapies and can induce greater tamoxifen resistance.
We have completed preclinical studies to validate TCD-miR10b and a small in vitro pilot study using human serum from healthy subjects and patients with metastatic breast cancer. TCD-miR10b is also being investigated for potential use in monitoring response to treatment with TTX-MC138 in clinical trials. This capability could be instrumental in identifying which patients might better respond to TTX-MC138 therapy in clinical trials and then in measuring therapeutic response during those trials (Fig.14).

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Blood collection
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Screening assay
performed on cancer patients that have gone through SOC (surgery/radiation/chemo etc)
BIOMARKER (COMPANION) TEST
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Figure 14. Depicts work-flow that incorporates TransCode’s planned screening and diagnostic assays to support therapy with TTX-MC138.
We have evaluated the performance of our assay in detecting miR-10b in human blood and tissue compared to the gold-standard, qRT-PCR. We have characterized the performance of the diagnostic assay in terms of specificity, reproducibility, dynamic range, and detection limit. Our results support continued development of this assay in human blood. We have now tested TCD-miR10b with blood and tissue samples from both cancer patients and healthy subjects and have demonstrated its ability for patient stratification (Fig. 15).

Figure. 15. Relative miR-10b expression in blood from colorectal carcinoma patients and healthy subjects using diagnostic assay.
INTELLECTUAL PROPERTY
Our intellectual property, or IP, portfolio is directed to our therapeutic and diagnostic candidates and their targeted use and development in specific patient populations and in specific indications. Our portfolio currently consists of nine different patent families comprising issued patents, pending patent applications and new provisional patent applications. Patents for TTX-MC138 and the biomarker test have issued in the U.S. and the U.K. We control a number of these patents and patent applications under our MGH License. While the MGH patents for TTX-MC138 were granted only in the U.S., which we believe represents a significant portion of the total market, we are currently in the process of pursuing new filings with broader coverage in both the U.S. and elsewhere.
Therapeutic Patent Rights Assigned to TransCode
Template Directed Immunomodulation for Cancer Therapy
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Provisional (63/132,315) filed 12/30/20 converted into International PCT Application (PCT/US21/65580).

Radiolabeled Nanoparticles and Template Directed Immunomodulation for Cancer Therapy
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Provisional (63/356,449) filed 06/28/22.

Therapeutic Patent Rights (Covered under MGH License)
Therapeutic Nanoparticles and Methods of Use Thereof
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US 9,763,891 — Granted (Issued September 2017). Expires 2031.

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US 9,629,812 — Granted (Issued April 2017). Expires 2031.

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US 10,463,627 — Granted (Issued November 2019). Expires 2031.

Compositions and Methods for Tunable Magnetic Nanoparticles
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PCT/US 2020/63635 — Application filed December 7, 2020. PCT filed. Expires 2039.

Compositions and Methods for Immune Checkpoint Inhibition
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PCT/US 2019/050003 — Application filed September 6, 2019. Corresponding national stage filings pending in Australia, Canada, China, Europe, Japan, Korea, and the United States. Estimated expiration 2038.

Agents and Methods for Treating Pancreatic Ductal Carcinoma
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US 10,588,920 — Granted (Issued March 2020). Expires 2035.

Radiolabeled Therapeutic Nanoparticles and Methods of Using the Same
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Provisional (63/109,298) filed November 3, 2020. PCT application PCT/US2021/057912 filed 11/03/21 published 05/12/22 under WO2022/098768.

Compositions and Methods for Immune Checkpoint Inhibition
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PCT/US 2019/050003 — Application filed September 6, 2019. Corresponding national stage filings pending in Australia, Canada, China, Europe, Japan, Korea, and the United States. Estimated expiration 2038.

Agents and Methods for Treating Pancreatic Ductal Carcinoma
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US 10,588,920 — Granted (Issued March 2020). Expires 2035.

Radiolabeled Therapeutic Nanoparticles and Methods of Using the Same
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Provisional (63/109,298) filed November 3, 2020. Anticipate filing PCT.

Biomarker Patent Requests (Diagnostic test) (Covered under MGH License)
miRNA Profiling Compositions and Methods of Use
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US 10,086,093 — Granted (Issued October 2018). Expires 2033.

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EP 2961386 — Granted (Issued July 2019). Expires 2033.

EXCLUSIVE LICENSE AGREEMENT
In November 2018, we entered into a license agreement with MGH, or the MGH License, pursuant to which MGH granted us an exclusive, world-wide, royalty-bearing, sub-licensable license to certain MGH intellectual property which we collectively refer to as the Licensed Patents.
We are required to pay tiered royalties of a low to middle single-digit percentage on annual net sales of products related to the Licensed Patents. Initially, there were minimum royalties of $25,000 per year prior to the first commercial sale of a product or process covered by the Licensed Patents, and a minimum of $50,000 per year after the first commercial sale of a product or process covered by the Licensed Patent.
Upon the occurrence of certain milestones, we are also obligated to make payments of up to an additional $1.55 million in aggregate. As of the date of this prospectus, no milestone events had been achieved.
Unless earlier terminated, the MGH License will expire upon the latest of (i) the date on which all issued patents and filed patent applications subject to the License have expired or been abandoned; (ii) expiration of the last to expire regulatory exclusivity covering a covered product or process; or (iii) 10 years after the first commercial sale of a product or process covered by the Licensed Patents.
In the event of a default in our performance of the MGH License that we fail to cure, MGH may terminate the MGH License with respect to the country or countries in which the default occurs. MGH may terminate the MGH License immediately upon written notice to us in the event of our bankruptcy, insolvency, dissolution or winding up, or if we fail to maintain the insurance required pursuant to the MGH License. MGH may also terminate the MGH License upon written notice if we fail to make payments due under the MGH License. We may terminate the MGH License at any time by providing ninety (90) days written notice to MGH. Any sublicenses granted by us under the MGH License shall be automatically terminated upon the termination of the MGH License, but MGH is required to make a good faith effort to enter into a direct license agreement with any sublicensee who so requests.
Amendment to License Agreement
In November 2020, we and MGH amended the MGH License. Under the amendment, the intellectual property licensed in 2018 was categorized as “Patent Family 1” and a provisional patent filing related to MGH’s nanoparticle technology was added to Patent Family 1. A second patent family, “Patent Family 2,” was created which includes MGH intellectual property targeting PD-L1.
The minimum annual license fee prior to the first commercial sale of a product or process covered by the MGH License was increased to $30,000 per year for Patent Family 1 and a minimum annual license fee of $10,000 per year was added related to Patent Family 2. All other terms of the MGH License including milestone payments, royalties and payment terms related to sublicense income we may receive remain the same as in the original MGH License.
Upon expiration of the MGH License, the licenses granted to us pursuant thereto will be considered fully paid and royalty-free.
EXCLUSIVE OPTION AGREEMENTS
On May 5, 2022, we executed an option agreement with MGH giving us the right to negotiate an exclusive, worldwide, royalty-bearing license related to a radiotheranostic technology disclosed in patent application PCT/US2021/057912 entitled THERAPEUTIC, RADIOLABLED NANOPARTICLES AND METHODS OF USE THEREOF. On September 28, 2022, we executed an extension of an option agreement with MGH giving us the right to negotiate an exclusive, worldwide, royalty-bearing license related to LIN28B technology disclosed in U.S. Patent 10,588,920 entitled AGENTS AND METHODS FOR TREATING PANCREATIC DUCTAL ADENOCARCINOMAS.
COMPETITION
The pharmaceutical industry is intensely competitive and constantly evolving. While we believe that our experience, scientific knowledge and intellectual property provide us with certain competitive advantages, these may not be sufficient to succeed. We face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies. Most of our potential competitors are larger than we are, and they have substantially greater capital and human resources than we do. Many also have established market positions and expertise and capabilities in sales, marketing, distribution, clinical trials and regulatory matters. Not only must we compete with other companies that are focused on RNA therapeutics and other therapeutics that treat cancer, but also any therapeutic candidates that we successfully develop and commercialize must compete with existing therapies and new therapies that may become available in the future. In addition, we compete with other life sciences companies generally for employees, consultants and advisors, supplies and materials, and laboratory facilities and equipment.
Our competitors may develop more successful products that are similar to ours, but sooner than we can commercialize ours, which may negatively impact our results.
There are several companies operating in the “targeted therapy” space, many of which have existed longer than we have, with the advantages described above. The development of targeted therapies requires the identification of good targets — that is, targets that play a key role in cancer cell growth and survival. (It is for this reason that targeted therapies are sometimes referred to as the product of “rational” drug design.)
One approach to identify potential targets is to compare individual proteins in cancer cells with those in normal cells. Proteins that are present in cancer cells but not normal cells, or that are more abundant in cancer cells, could be potential targets, especially if they are known to be involved in cell growth or survival. An example of such a differentially expressed target is the human epidermal growth factor receptor 2 protein, or HER-2. HER-2 is expressed at high levels on the surface of some cancer cells. Several targeted therapies are directed against HER-2, including trastuzumab (Herceptin), which is approved to treat certain breast and stomach cancers that overexpress HER-2.

Another approach to identify potential targets is to determine whether cancer cells produce mutant (altered) proteins that drive cancer progression. For example, the cell growth signaling protein BRAF is present in an altered form (known as BRAF V600E) in many melanomas. Vemurafenib (Zelboraf) targets this mutant form of the BRAF protein and is approved to treat patients with inoperable or metastatic melanoma that contains this altered BRAF protein.
Researchers also look for abnormalities in chromosomes that are present in cancer cells but not in normal cells. Sometimes these chromosome abnormalities result in the creation of a fusion gene (a gene that incorporates parts of two different genes) whose product, called a fusion protein, may drive cancer development. Such fusion proteins are potential targets for targeted cancer therapies. For example, imatinib mesylate (Gleevec) targets the BCR-ABL fusion protein, which is made from pieces of two genes that join together in some leukemia cells and promotes their growth.
There are a number of oncology companies with targeted therapeutics for various cancers with therapeutic candidates in various stages of preclinical and clinical development. Companies focusing on RNA therapeutics for oncology include Arrowhead Pharmaceuticals, Ionis, Moderna, Alnylam, BioNTech, Dicerna, and Siranomics, among others. We believe these companies lack delivery systems that are able to target genes inside tumors and metastases. We know of no other RNA companies currently in clinical development that have an exclusive focus on cancer and whose pipelines are not limited to a single RNA technology such as siRNA or mRNA vaccines. By contrast, TransCode’s pipeline spans a spectrum of RNA technologies and includes ncRNAs, RNA vaccines, CRISPR technology, and immunostimulatory RNAs solely for oncology.
Targeted therapy
Targeted cancer therapies are drugs or other substances that block the growth and spread of cancer by interfering with specific molecules (“molecular targets”) that are involved in the growth, progression, and spread of cancer. Targeted cancer therapies are sometimes called “molecularly targeted drugs,” “molecularly targeted therapies,” “precision medicines,” or similar names.
Targeted therapies differ from standard chemotherapy in several ways:
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Targeted therapies act on specific molecular targets that are associated with cancer, whereas most standard chemotherapies act on all rapidly dividing normal and cancerous cells.

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Targeted therapies are deliberately chosen or designed to interact with their target, whereas many standard chemotherapies were identified because they kill cells.

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Targeted therapies are often cytostatic (that is, they block tumor cell proliferation), whereas standard chemotherapy agents are cytotoxic (that is, they kill tumor cells).

Targeted therapies are currently the focus of intense anti-cancer drug development. Spending on targeted therapies continues to grow rapidly in all regions of the world and now represents 48% of total oncology spending, up 36% from 2010. As mentioned above, we are focused on targeted therapies for cancer treatment with its novel therapeutics that have been shown in animals to successfully target the master regulator of metastatic progression, microRNA-10b.
Immunotherapy
Immunotherapy has become an established pillar of cancer treatment improving the prognosis of many patients with a broad variety of hematological and solid malignancies. The two main drivers behind this success are checkpoint inhibitors, or CPIs, and chimeric antigen receptor, or CAR, T cells. For checkpoint blockade, current studies focus on combinational approaches, perioperative use, new tumor entities, response prediction, toxicity management and use in special patient populations. Regarding cellular immunotherapy, recent studies confirmed safety and efficacy of CAR T cells in larger cohorts of patients with acute lymphoblastic leukemia or diffuse large B cell lymphoma. Different strategies to translate the striking success of CAR T cells in B cell malignancies to other hematological and solid cancer types are currently under clinical investigation. Regarding the regional distribution of registered clinical immunotherapy trials, a shift from PD-1 / PD-L1 trials (mainly performed in the U.S. and in the European Union, or EU) to CAR T cell trials (majority of trials performed in the United States and China) can be noted.

The importance of immunotherapy is underscored by the fact that the Nobel prize for physiology and medicine in 2018 was awarded to James P. Allison and Tasuku Honjo for the discovery of cytotoxic T-lymphocyte-associated protein, orCTLA-4, and programmed cell death protein 1 / programmed cell death protein ligand 1, or PD-1 / PD-L1. Malignant tumors take advantage of the inhibitory PD-1 / PD-L1 or CTLA-4 pathways to evade the immune system. Disrupting this axis by blocking monoclonal antibodies can induce durable remissions in different cancer types and has led to numerous FDA and European Medicines Agency, or EMA, approvals, among others, for the treatment of melanoma, lung cancer, urothelial cancer, head and neck squamous cell carcinoma, or HNSCC, renal cell carcinoma, or RCC, and Hodgkin’s disease.
Tyrosine kinase inhibitors
Tyrosine kinase inhibitors are targeted therapies for cancer. Although some tyrosine kinase inhibitors are used to treat other types of cancer, lapatinib (Tykerb) is the only one that is FDA-approved for the treatment of breast cancer. Lapatinib is only used to treat HER2-positive metastatic breast cancer.
PARP inhibitors
Poly (ADP-ribose) polymerase, or PARP, inhibitors are a class of drugs under study for many types of cancer, including breast cancer. PARP is an enzyme involved in DNA repair. At this time, PARP inhibitors are only offered in clinical trials for people with metastatic breast cancer. Early findings suggest that PARP inhibitors hold the most promise for people with metastatic breast cancer who have a BRCA1 or BRCA2 gene mutation.
Cyclin dependent kinase 4 and 6 (CDK4/6) inhibitors
CDK4 and CDK6 are enzymes important in cell division. CDK4/6 inhibitors are a new class of drugs designed to interrupt the growth of cancer cells. The CDK4/6 inhibitor palbociclib (Ibrance) in combination with hormone therapy is FDA-approved for the treatment of hormone receptor-positive, HER2-negative metastatic breast cancers.
PI3 kinase inhibitors
PI3 kinase is an enzyme important in cell growth. The PIK3CA gene helps control PI3 kinase enzyme activity. Some breast cancers have a mutation in the PIK3CA gene, and this mutation can affect PI3 kinase and cause the tumor to grow. PI3 kinase inhibitors are a new class of drugs designed to interrupt PI3 kinase signals and stop the growth of cancer cells. PI3 kinase inhibitors are under study for the treatment of metastatic breast cancer.
Diagnostics
Existing methods for detecting microRNAs rely on polyclonase chain reaction, or PCR, and northern blotting, both of which analyze tissue in bulk, or on high-affinity hybridization probes, such as molecular beacons or SmartFlare probes, which involve cumbersome protocols and cannot be applied to live cells. By contrast, we are designing our diagnostics to:
a.   permit measurement in single cells, e.g., from a biopsy sample or circulating tumor cells, potentially allowing accurate capture of the heterogeneity of microRNA expression in a patient and observation of individual populations of rare cells, such as cancer stem cells;
b.   allow measurement in serum samples, permitting diagnostics based on circulating cell-free microRNA expression;
c.   be applicable in intact, live cells and, therefore, permits longitudinal studies, in which the “evolution” of the tumor cell phenotype is monitored in an intact cellular environment;
d.   be sensitive, since each cell can take up over 1x106 nanoparticles with multiple attached sensor oligonucleotides; and
e.   be inexpensive and rapid, involving a simple incubation of the test sample with the sensor and examination using generally available instruments that produce fluorescence readouts.

MANUFACTURING
Manufacturing: Chemistry, Manufacturing and Controls (CMC)
CMC is an extensive aspect of the IND enabling process and is critical to setting appropriate timelines and connecting “deliverables” to human trial start dates. The term “deliverables” refers to more than just the drug product itself. It also includes analytical standards and required documentation on drug purity, dose strength, storage, handling and stability. The materials for the analytical development process are produced as part of the CMC process and must be delivered before CMC development work can begin, as are activities that require analytical support for which time requirements must also be considered.
The design and manufacture of nanodrugs such as TTX-MC138 for miRNA targeting in tumor cells has gone through extensive research and development optimization at MGH prior to our company formation. Optimization work continues in our lab. The basic design of these nanodrugs includes dextran-coated iron oxide nanoparticles conjugated to an LNA-modified antisense oligonucleotide that stably binds and inhibits the complementary mature miRNA inside the metastatic lesion. The oligonucleotide drug substance incorporated in the final therapeutic candidate drug product is currently manufactured by our contract manufacturer, or CMO, in Germany. We believe this CMO will be able to meet our needs for oligonucleotide manufacturing meeting current good manufacturing practices, or cGMP, or good laboratory practices, or GLP, (together sometimes referred to as GxP) at least for the near term. TransCode has been utilizing the manufacturing services of this CMO since 2017.
We engaged a second CMO in the Netherlands to produce the final therapeutic candidate drug product in which our oligonucleotides are attached to aminated dextran-coated iron oxide particles. The dextran-coated iron oxide particles are analogous in structure and size to those used in the FDA-approved, intravenously-administered, iron replacement therapy known as Ferraheme®. This second CMO has indicated it has the capacity to handle the clinical manufacture of sterile and complex drug products which meet GxP requirements.
COMMERCIALIZATION
We retain worldwide commercialization rights for our key therapeutic and diagnostic candidates. We currently have no sales, marketing or product distribution capabilities. However, if our therapeutic candidates appear closer to FDA approval, we may explore commercialization partnerships with larger pharmaceutical organizations or out-license sales and marketing of those therapeutic candidates.
We also intend to consider opportunities to license certain of our technologies to other companies with an oncology focus. Our commercial plans and strategy for each particular program may change as programs advance, markets change, we obtain more clinical data, and we assess our capital requirements.
GOVERNMENT REGULATION
The FDA and other regulatory authorities at federal, state and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of drugs. We, along with our vendors, contract research organizations and contract manufacturers, will be required to navigate the various preclinical, clinical, manufacturing and commercial approval requirements of the governing regulatory agencies of the countries in which we wish to conduct studies or seek approval of our therapeutic candidates. The process of obtaining regulatory approvals of drugs and ensuring subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources.
In the United States, where we are initially focusing our drug development activities, the FDA regulates drug products under the Federal Food, Drug and Cosmetic Act, or FD&C Act, its implementing regulations and other laws. Our therapeutic candidates are early-stage and none of our therapeutic candidates has been approved by the FDA for marketing in the United States. If we fail to comply with applicable FDA or other requirements at any time with respect to product development, clinical testing, approval or any other legal requirements relating to product manufacture, processing, handling, storage, quality control, safety, marketing, advertising, promotion, packaging, labeling, export, import, distribution, or sale, we may become subject to administrative or judicial sanctions or other legal consequences.
These sanctions or consequences could include, among other things, the FDA’s refusal to approve pending applications, issuance of clinical holds for ongoing studies, suspension or revocation of approved applications, warning or untitled letters, product withdrawals or recalls, product seizures, relabeling or repackaging, total or partial suspensions of manufacturing or distribution, injunctions, fines, civil penalties or criminal prosecution.
The process required by the FDA before our therapeutic candidates are approved as drugs for therapeutic indications and may be marketed in the United States generally involves the following:
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completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with GLP requirements;

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submission to the FDA of an IND application, which must become effective before clinical trials may begin;

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approval by an Institutional Review Board, or IRB, or independent ethics committee at each clinical trial site before each trial may be initiated;

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performance of adequate and well-controlled clinical trials in accordance with applicable IND regulations, good clinical practice, or GCP, requirements and other clinical trial-related regulations to establish the safety and efficacy of the investigational product for each proposed indication;

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submission to the FDA of a New Drug Application, or NDA;

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a determination by the FDA within 60 days of its receipt of an NDA, to accept the filing for review;

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satisfactory completion of one or more FDA pre-approval inspections of the manufacturing facility or facilities where the drug will be produced to assess compliance with current good manufacturing practices, or cGMP, requirements to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;

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potential FDA audit of the clinical trial sites that generated the data in support of the NDA;

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payment of user fees for FDA review of the NDA; and

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FDA review and approval of the NDA, including consideration of the views of any FDA advisory committee, prior to any commercial marketing or sale of the drug in the United States.

The testing and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for our therapeutic candidates will be granted on a timely basis, if at all.
Preclinical and clinical trials for drugs
Before testing any drug in humans, the therapeutic candidate must undergo rigorous preclinical testing. Preclinical studies include laboratory evaluations of drug chemistry, formulation and stability, as well as in vitro and animal studies to assess safety and in some cases to establish the rationale for therapeutic use. The conduct of preclinical studies is subject to federal and state regulations and requirements, including GLP requirements for safety/toxicology studies. The results of the preclinical studies, together with manufacturing information and analytical data must be submitted to the FDA as part of an IND. An IND is a request for authorization from the FDA to administer an investigational product to humans, and must become effective before clinical trials may begin. Some long-term preclinical testing may continue after the IND is submitted. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the content of the IND or clinical trial design, including concerns that human research subjects will be exposed to unreasonable health risks, and imposes a clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. Submission of an IND may result in the FDA not allowing clinical trials to commence or not allowing clinical trials to commence on the terms originally specified in the IND. A separate submission to an existing IND must also be made for each successive clinical trial conducted during product development of a therapeutic candidate, and the FDA must grant permission, either explicitly or implicitly by not objecting, before each clinical trial can begin.
The clinical stage of development involves the administration of the therapeutic candidate to healthy volunteers or patients under the supervision of qualified investigators, generally physicians not employed by or under the trial sponsor’s control, in accordance with GCP requirements, which include the requirements that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria and the parameters and criteria to be used in monitoring safety and evaluating effectiveness. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of the IND. Furthermore, each clinical trial must be reviewed and approved by an IRB for each institution at which the clinical trial will be conducted to ensure that the risks to individuals participating in the clinical trials are minimized and are reasonable related to the anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. The FDA, the IRB, or the sponsor may suspend or discontinue a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk. There also are requirements governing the reporting of ongoing clinical trials and completed clinical trials to public registries. Information about clinical trials, including clinical trials results, must be submitted within specific timeframes for publication on the www.clinicaltrials.gov website.
A sponsor who wishes to conduct a clinical trial outside of the United States may, but need not, obtain FDA authorization to conduct the clinical trial under an IND. If a foreign clinical trial is not conducted under an IND, the sponsor must submit data from the clinical trial to the FDA in support of an NDA. The FDA will accept a well-designed and well-conducted foreign clinical trial not conducted under an IND if the study was conducted in accordance with GCP requirements, and the FDA is able to validate the data through an onsite inspection if deemed necessary.
Clinical trials to evaluate therapeutic indications to support NDAs for marketing approval are typically conducted in three sequential phases, which may overlap.
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Phase 1 — Phase 1 clinical trials involve initial introduction of the investigational product into healthy human volunteers or patients with the target disease or condition. These studies are typically designed to test the safety, dosage tolerance, absorption, metabolism and distribution of the investigational product in humans, excretion the side effects associated with increasing doses, and, if possible, to gain early evidence of effectiveness.

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Phase 2 — Phase 2 clinical trials typically involve administration of the investigational product to a limited patient population with a specified disease or condition to evaluate the preliminary efficacy, optimal dosages and dosing schedule and to identify possible adverse side effects and safety risks.

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Phase 3 — Phase 3 clinical trials typically involve administration of the investigational product to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval and physician labelling.

FDA additionally allows for the conduct of exploratory IND studies, termed Phase 0 clinical trials. Exploratory IND trials are conducted under an IND early in Phase 1, prior to traditional dose escalation, safety and tolerance studies that ordinarily initiate a clinical drug development program. Exploratory IND studies usually involve very limited human exposure and have no therapeutic or diagnostic intent. The goals of an exploratory IND study may include determining whether a mechanism of action defined in experimental systems can also be observed in humans, providing important information on pharmacokinetics, selecting the most promising lead product from a group of candidates designed to interact with a particular therapeutic target in humans, based on pharmacokinetic or pharmacodynamic properties, or exploring a product’s biodistribution characteristics using various imaging technologies.

In March 2022, the FDA released final guidance entitled “Expansion Cohorts: Use in First-In-Human Clinical Trials to Expedite Development of Oncology Drugs and Biologics,” which outlines how drug developers can utilize an adaptive trial design commonly referred to as a seamless trial design in early stages of oncology drug development (i.e., the First-in-Human clinical trial) to compress the traditional three phases of trials into one continuous trial called an expansion cohort trial. Information to support the design of individual expansion cohorts are included in IND applications and assessed by FDA. Expansion cohort trials can potentially bring efficiency to drug development and reduce developmental costs and time.
Post-approval trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication and are commonly intended to generate additional safety data regarding use of the product in a clinical setting. In certain instances, the FDA may mandate the performance of Phase 4 clinical trials as a condition of approval of an NDA.
Progress reports detailing the results of the clinical trials, among other information, must be submitted at least annually to the FDA and written IND safety reports must be submitted to the FDA and the investigators fifteen days after the trial sponsor determines the information qualifies for reporting for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk for human volunteers and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The sponsor must also notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction as soon as possible but in no case later than seven calendar days after the sponsor’s initial receipt of the information.
Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the therapeutic candidate. Companies must also finalize a process for manufacturing the drug product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the therapeutic candidate and manufacturers must develop, among other things, methods for testing the identity, strength, quality and purity of the final drug product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the therapeutic candidate does not undergo unacceptable deterioration over its shelf life.
U.S. marketing approval for drugs
Assuming successful completion of the required clinical testing, the results of the preclinical studies and clinical trials, together with detailed information relating to the product’s chemistry, manufacture, controls and proposed labeling, among other things, are submitted to the FDA as part of an NDA requesting approval to market the product for one or more indications. An NDA is a request for approval to market a new drug for one or more specified indications and must contain proof of the drug’s safety and efficacy. The marketing application may include both negative and ambiguous results of preclinical studies and clinical trials, as well as positive findings. Data may come from company-sponsored clinical trials intended to test the safety and efficacy of a product’s use or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and efficacy of the investigational product to the satisfaction of the FDA. FDA approval of an NDA must be obtained before a drug may be marketed in the United States.
The FDA reviews all submitted NDAs before it accepts them for filing and may request additional information rather than accepting the NDA for filing. The FDA must make a decision on accepting an NDA for filing within 60 days of receipt, and such decision could include a refusal to file by the FDA. Once the submission is accepted for filing, the FDA begins an in-depth substantive review of the NDA. The FDA reviews an NDA to determine, among other things, whether the drug is safe and effective and whether the facility in which it is manufactured, processed, packaged or held meets standards designed to assure the product’s continued safety, quality and purity. Under the goals and policies agreed to by the FDA under the Prescription Drug User Fee Act, or PDUFA, the FDA targets ten months, from the filing date, in which to complete its initial review of a new molecular entity NDA and respond to the applicant, and six months from the filing date of a new molecular entity NDA for priority review. The FDA does not always meet its PDUFA goal dates for standard or priority NDAs, and the review process is often extended by FDA requests for additional information or clarification.

Further, under PDUFA, as amended, each NDA must be accompanied by a user fee. FDA adjusts the PDUFA user fees on an annual basis. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. Additionally, no user fees are assessed on NDAs for products designated as orphan drugs, unless the product also includes a non-orphan indication.
The FDA also may require submission of a Risk Evaluation and Mitigation Strategy, or REMS, plan to ensure that the benefits of the drug outweigh its risks. The REMS plan could include medication guides, physician communication plans, assessment plans, and/or elements to assure safe use, such as restricted distribution methods, patient registries, or other risk-minimization tools.
The FDA may refer an application for a novel drug to an advisory committee. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, which reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.
Before approving an NDA, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the Sponsor product within required specifications. Additionally, before approving an NDA, the FDA may inspect one or more clinical trial sites to assure compliance with GCP and other requirements and the integrity of the clinical data submitted to the FDA.
After evaluating the NDA and all related information, including the advisory committee recommendation, if any, and inspection reports regarding the manufacturing facilities and clinical trial sites, the FDA may issue an approval letter, or, in some cases, a complete response letter. A complete response letter generally contains a statement of specific conditions that must be met in order to secure final approval of the NDA and may require additional clinical or preclinical testing in order for the FDA to reconsider the application. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. If and when those conditions have been met to the FDA’s satisfaction, the FDA will typically issue an approval letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications.
Even if the FDA approves a product, depending on the specific risk(s) to be addressed it may limit the approved indications for use of the product, require that contraindications, warnings or precautions be included in the product labeling, require that post-approval studies, including Phase 4 clinical trials, be conducted to further assess a drug’s safety after approval, require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution and use restrictions or other risk management mechanisms under a REMS, which can materially affect the potential market and profitability of the product. The FDA may prevent or limit further marketing of a product based on the results of post-marketing studies or surveillance programs. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes, and additional labeling claims, are subject to further testing requirements and FDA review and approval.
Orphan drug designation and exclusivity
Under the Orphan Drug Act, the FDA may grant Orphan Drug Designation to a therapeutic candidate intended to treat a rare disease or condition, which is a disease or condition that affects fewer than 200,000 individuals in the United States, or if it affects more than 200,000 individuals in the United States, there is no reasonable expectation that the cost of developing and making the product available in the United States for the disease or condition will be recovered from sales of the product. Orphan Drug Designation must be requested before submitting an NDA. Orphan Drug Designation does not convey any advantage in or shorten the duration of the regulatory review and approval process, though companies developing orphan products are eligible for certain incentives, including tax credits for qualified clinical testing and waiver of application fees.
If a product that has Orphan Drug Designation subsequently receives the first FDA approval for the disease or condition for which it has such designation, the product is entitled to Orphan Drug Exclusivity, a seven-year period of marketing exclusivity during which the FDA may not approve any other applications to market the same therapeutic agent for the same indication, except in limited circumstances, such as a subsequent product’s showing of clinical superiority over the product with orphan exclusivity or where the original applicant cannot produce sufficient quantities of product. Competitors, however, may receive approval of different therapeutic agents for the indication for which the orphan product has exclusivity or obtain approval for the same therapeutic agent for a different indication than that for which the orphan product has exclusivity. Orphan Drug Exclusivity could block the approval of one of our products for seven years if a competitor obtains approval for the same therapeutic agent for the same indication before we do, unless we are able to demonstrate that our product is clinically superior. If an orphan designated product receives marketing approval for an indication broader than what is designated, it may not be entitled to Orphan Drug Exclusivity. Further, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or the manufacturer of the approved product is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition.
Rare pediatric disease designation and priority review vouchers
Under the FD&C Act, the FDA incentivizes the development of drugs that meet the definition of a “rare pediatric disease,” defined to mean a serious or life-threatening disease in which the serious of life-threatening manifestations primarily affect individuals aged from birth to 18 years and the disease affects fewer than 200,000 individuals in the United States or affects more than 200,000 in the United States and for which there is no reasonable expectation that the cost of developing and making in the United States a drug for such disease or condition will be received from sales in the United States of such drug. The sponsor of a therapeutic candidate for a rare pediatric disease may be eligible for a voucher that can be used to obtain a priority review for a subsequent human drug application after the date of approval of the rare pediatric disease drug product, referred to as a priority review voucher, or PRV. A sponsor may request rare pediatric disease designation from the FDA prior to the submission of its NDA. A rare pediatric disease designation does not guarantee that a sponsor will receive a PRV upon approval of its NDA. Moreover, a sponsor who chooses not to submit a rare pediatric disease designation request may nonetheless receive a PRV upon approval of their marketing application if they request such a voucher in their original marketing application and meet all of the eligibility criteria. If a PRV is received, it may be sold or transferred an unlimited number of times. Congress has extended the PRV program through September 30, 2026, with the potential for PRVs to be granted through September 30, 2026.
Expedited development and review programs for drugs
The FDA maintains several programs intended to facilitate and expedite development and review of new drugs addressing unmet medical needs or for treating serious or life-threatening diseases or conditions. These programs include Fast Track designation, Breakthrough Therapy designation, Priority Review and Accelerated Approval. The purpose of these programs is to expedite either the development or the review of certain new drugs to get them to patients sooner than under standard FDA development and review procedures. TransCode anticipates seeking one or more of these qualifications or designations, but there is no assurance that any will be obtained.
A new drug is eligible for Fast Track designation if it is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address unmet medical needs for such disease or condition. Fast Track designation provides increased opportunities for sponsor interactions with the FDA during preclinical and clinical development, in addition to the potential for rolling review once a marketing application is filed, meaning that the agency may review portions of the marketing application before the sponsor submits the complete application, as well as Priority Review, discussed below. In addition, a new drug may be eligible for Breakthrough Therapy designation if it is intended to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Breakthrough Therapy designation provides all the features of Fast Track designation in addition to intensive guidance on an efficient drug development program beginning as early as Phase 1, and FDA organizational commitment to expedited development, including involvement of senior managers and experienced review staff in a cross-disciplinary review, where appropriate.

Any product submitted to the FDA for approval, including a product with Fast Track or Breakthrough Therapy designation, may also be eligible for additional FDA programs intended to expedite the review and approval process, including Priority Review designation and accelerated approval. A product is eligible for Priority Review if it has the potential to provide a significant improvement in safety or effectiveness in the treatment, diagnosis or prevention of a serious disease or condition. Under priority review, the FDA must review an application in six months compared to ten months for a standard review. Additionally, products are eligible for accelerated approval if they can be shown to have an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or an effect on a clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality which is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments.
Accelerated approval is usually contingent on a sponsor’s agreement to conduct additional post-approval studies to verify and describe the product’s clinical benefit. The FDA may withdraw approval of a drug or indication approved under accelerated approval if, for example, the confirmatory trial fails to verify the predicted clinical benefit of the product. In addition, unless otherwise informed by the FDA, the FDA currently requires, as a condition for accelerated approval, that all advertising and promotional materials that are intended for dissemination or publication within 120 days following marketing approval be submitted to the agency for review during the pre-approval review period, and that after 120 days following marketing approval, all advertising and promotional materials must be submitted at least 30 days prior to the intended time of initial dissemination or publication.
Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or the time period for FDA review or approval may not be shortened. Furthermore, Fast Track designation, Breakthrough Therapy designation, Priority Review and Accelerated Approval do not change the scientific or medical standards for approval or the quality of evidence necessary to support approval but may expedite the development or review process.
Pediatric information and pediatric exclusivity
Under the Pediatric Research Equity Act, or PREA, certain NDAs and certain supplements to an NDA must contain data to assess the safety and efficacy of the drug for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may grant deferrals for submission of pediatric data or full or partial waivers. The Food and Drug Administration Safety and Innovation Act, or FDASIA, amended the FD&C Act to require that a sponsor who is planning to submit a marketing application for a drug that includes a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration submit an initial Pediatric Study Plan, or PSP, within 60 days of an end-of-Phase 2 meeting or, if there is no such meeting, as early as practicable before the initiation of the Phase 3 or Phase 2/3 study. The initial PSP must include an outline of the pediatric study or studies that the sponsor plans to conduct, including study objectives and design, age groups, relevant endpoints and statistical approach, or a justification for not including such detailed information, and any request for a deferral of pediatric assessments or a full or partial waiver of the requirement to provide data from pediatric studies along with supporting information. The FDA and the sponsor must reach an agreement on the PSP. A sponsor can submit amendments to an agreed-upon initial PSP at any time if changes to the pediatric plan need to be considered based on data collected from preclinical studies, early phase clinical trials and/or other clinical development programs.
A drug can also obtain pediatric market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods and patent terms. This six-month exclusivity, which runs from the end of other exclusivity protection or patent term, may be granted based on the voluntary completion of a pediatric study in accordance with an FDA-issued “Written Request” for such a study.
U.S. post-approval requirements for drugs
Drugs manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, reporting of adverse experiences with the product, complying with promotion and advertising requirements, which include restrictions on promoting products for unapproved uses or patient populations (known as “off-label use”) and limitations on industry-sponsored scientific and educational activities. Although physicians may prescribe legally available products for off-label uses, manufacturers may not market or promote such uses. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including investigation by federal and state authorities. Prescription drug promotional materials must be submitted to the FDA in conjunction with their first use or first publication. Further, if there are any modifications to the drug, including changes in indications, labeling or manufacturing processes or facilities, the applicant may be required to submit and obtain FDA approval of a new NDA or NDA supplement, which may require the development of additional data or preclinical studies and clinical trials.
The FDA may impose a number of post-approval requirements as a condition of approval of an NDA. For example, the FDA may require post-market testing, including Phase 4 clinical trials, and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization.
In addition, drug manufacturers and their subcontractors involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with ongoing regulatory requirements, including cGMP, which impose certain procedural and documentation requirements upon us and our contract manufacturers. Failure to comply with statutory and regulatory requirements can subject a manufacturer to possible legal or regulatory action, such as warning letters, suspension of manufacturing, product seizures, injunctions, civil penalties or criminal prosecution. There is also a continuing, annual prescription drug product program user fee.
Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information, requirements for post-market studies or clinical trials to assess new safety risks, or imposition of distribution or other restrictions under a REMS. Other potential consequences include, among other things:
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restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

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safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings or other safety information about the product;

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fines, warning letters or holds on post-approval clinical trials;

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refusal of the FDA to approve applications or supplements to approved applications, or suspension or revocation of product approvals;

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product seizure or detention, or refusal to permit the import or export of products;

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injunctions or the imposition of civil or criminal penalties; and

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consent decrees, corporate integrity agreements, debarment or exclusion from federal healthcare programs; or mandated modification of promotional materials and labeling and issuance of corrective information.

FDA Regulation of In Vitro Diagnostics
In vitro diagnostics, including companion diagnostics and complementary diagnostics, are regulated as medical devices by FDA. In the United States, the FD&C Act, and its implementing regulations and other federal and state statutes and regulations, govern, among other things, medical device design and development, preclinical and clinical testing, premarket clearance or approval, registration and listing, manufacturing, labeling, storage, advertising and promotion, sales and distribution, export and import, and post-market surveillance. Unless an exemption or FDA exercise of enforcement discretion applies, diagnostic tests generally require marketing clearance or approval from FDA prior to commercialization. The two primary types of FDA marketing authorization applicable to a medical device are clearance of a premarket notification, or 510(k), and approval of a premarket approval application, or PMA.

To obtain 510(k) clearance for a medical device, or for certain modifications to devices that have previously received 510(k) clearance, a manufacturer must submit a premarket notification demonstrating that the proposed device is substantially equivalent to a previously cleared 510(k) device or to a pre-amendment device that was in commercial distribution before May 28, 1976, or a predicate device, for which the FDA has not yet called for the submission of a PMA. In making a determination that the device is substantially equivalent to a predicate device, the FDA compares the proposed device to the predicate device and assesses whether the subject device is comparable to the predicate device with respect to intended use, technology, design and other features which could affect safety and effectiveness. If the FDA determines that the subject device is substantially equivalent to the predicate device, the subject device may be cleared for marketing. The 510(k) premarket notification pathway generally takes from three to twelve months from the date the application is completed, but can take significantly longer.
A PMA must be supported by valid scientific evidence, which typically requires extensive data, including technical, preclinical, clinical and manufacturing data, to demonstrate to FDA’s satisfaction the safety and effectiveness of the device. For diagnostic tests, a PMA typically includes data regarding analytical and clinical validation studies. As part of its review of the PMA, FDA will conduct a pre-approval inspection of the manufacturing facility or facilities to ensure compliance with the quality system regulation, or QSR, which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures. FDA’s review of an initial PMA is required by statute to take between six to ten months, although the process typically takes longer, and may require several years to complete. If FDA evaluations of both the PMA and the manufacturing facilities are favorable, FDA will either issue an approval letter or an approvable letter, which usually contains a number of conditions that must be met in order to secure the final approval of the PMA. If FDA’s evaluation of the PMA or the manufacturing facilities is not favorable, FDA will deny the approval of the PMA or issue a not approvable letter. A not approvable letter will outline the deficiencies in the application and, where practical, will identify what is necessary to make the PMA approvable. Once granted, PMA approval may be withdrawn by FDA if compliance with post-approval requirements, conditions of approval or other regulatory standards is not maintained or problems are identified following initial marketing.
Companion diagnostics identify patients who are most likely to benefit from a particular therapeutic product; identify patients likely to be at increased risk for serious side effects as a result of treatment with a particular therapeutic product; or monitor response to treatment with a particular therapeutic product for the purpose of adjusting treatment to achieve improved safety or effectiveness. On July 31, 2014, FDA issued a final guidance document addressing the development and approval process for “In Vitro Companion Diagnostic Devices.” According to the guidance document, for novel therapeutic products that depend on the use of a diagnostic test and where the diagnostic device could be essential for the safe and effective use of the corresponding therapeutic product, the companion diagnostic device should be developed and approved or cleared contemporaneously with the therapeutic, although FDA recognizes that there may be cases when contemporaneous development may not be possible. However, in cases where a drug cannot be used safely or effectively without the companion diagnostic, FDA’s guidance indicates it will generally not approve the drug without the approval or clearance of the diagnostic device. FDA also issued draft guidance in July 2016 setting forth the principles for co-development of an in vitro companion diagnostic device with a therapeutic product. The draft guidance describes principles to guide the development and contemporaneous marketing authorization for the therapeutic product and its corresponding in vitro companion diagnostic. The use of the companion diagnostic device will be stipulated in the labeling of the therapeutic product. This is also true for a complementary diagnostic, although it is not a prerequisite for receiving approval of the therapeutic as is generally the case with companion diagnostics.
Once cleared or approved, an in vitro diagnostic device, including a companion diagnostic or complementary diagnostic, must adhere to post-marketing requirements including the requirements of FDA’s quality system regulation, adverse event reporting, recalls and corrections along with product marketing requirements and limitations. Like drug makers, in vitro diagnostic makers are subject to unannounced FDA inspections at any time during which FDA will conduct an audit of the product(s) and the company’s facilities for compliance with its authorities.
Other regulatory matters
Manufacturing, sales, promotion and other activities of therapeutic candidates following product approval, where applicable, or commercialization are also subject to regulation by numerous regulatory authorities in the United States in addition to the FDA, which may include the Centers for Medicare & Medicaid Services, or CMS, other divisions of the Department of Health and Human Services, or HHS, the Department of Justice, the Drug Enforcement Administration, the Consumer Product Safety Commission, the Federal Trade Commission, the Occupational Safety & Health Administration, the Environmental Protection Agency and state and local governments and governmental agencies.
Other healthcare laws
Healthcare providers, physicians, and third-party payors will play a primary role in the recommendation and prescription of any products for which we obtain marketing approval. Our business operations and any current or future arrangements with third-party payors, healthcare providers and physicians may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we develop, market, sell and distribute any drugs for which we obtain marketing approval. In the United States, these laws include, without limitation, state and federal anti-kickback, false claims, physician transparency, and patient data privacy and security laws and regulations, including but not limited to those described below.
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The federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, paying, receiving or providing any remuneration (including any kickback, bride, or certain rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made, in whole or in part, under a federal healthcare program such as Medicare and Medicaid; a person or entity need not have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it in order to have committed a violation. Violations are subject to civil and criminal fines and penalties for each violation, plus up to three times the remuneration involved, imprisonment, and exclusion from government healthcare programs. In addition, the government may assert that a claim that includes items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the civil False Claims Act.

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The federal civil and criminal false claims laws, including the civil False Claims Act, or FCA, which prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, to the federal government, claims for payment or approval that are false, fictitious or fraudulent; knowingly making, using, or causing to be made or used, a false statement or record material to a false or fraudulent claim or obligation to pay or transmit money or property to the federal government; or knowingly concealing or knowingly and improperly avoiding or decreasing an obligation to pay money to the federal government. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistle-blower” to bring actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery. When an entity is determined to have violated the federal civil False Claims Act, the government may impose civil fines and penalties for each false claim, plus treble damages, and exclude the entity from participation in Medicare, Medicaid and other federal healthcare programs.

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The federal civil monetary penalties laws, which impose civil fines for, among other things, the offering or transfer or remuneration to a Medicare or state healthcare program beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state health care program, unless an exception applies.

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The Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for knowingly and willfully executing a scheme, or attempting to execute a scheme, to defraud any healthcare benefit program, including private payors, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, or falsifying, concealing or covering up a material fact or making any materially false statements in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the healthcare fraud statute implemented under HIPAA or specific intent to violate it in order to have committed a violation.
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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and their respective implementing regulations, imposes, among other things, specified requirements on covered entities and their business associates relating to the privacy and security of individually identifiable health information including mandatory contractual terms and required implementation of technical safeguards of such information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates in some cases, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions.

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The Physician Payments Sunshine Act, enacted as part of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, the ACA, imposed new annual reporting requirements for certain manufacturers of drugs, devices, biologics, and medical supplies for which payment is available under Medicare, Medicaid, or the Children’s Health Insurance Program, for certain payments and “transfers of value” provided to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made to certain non-physician providers such as physician assistants and nurse practitioners. In addition, many states also require reporting of payments or other transfers of value, many of which differ from each other in significant ways, are often not pre-empted, and may have a more prohibitive effect than the Sunshine Act, thus further complicating compliance efforts.

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Federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers.

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Analogous state and foreign fraud and abuse laws and regulations, such as state anti-kickback and false claims laws, which may be broader in scope and apply regardless of payor. These laws are enforced by various state agencies and through private actions. Some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant federal government compliance guidance, require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers, and restrict marketing practices or require disclosure of marketing expenditures and pricing information. State and foreign laws also govern the privacy and security of health information in some circumstances. These data privacy and security laws may differ from each other in significant ways and often are not pre-empted by HIPAA, which may complicate compliance efforts.

State and foreign laws also govern the privacy and security of health information in some circumstances. These data privacy and security laws may differ from each other in significant ways and often are not pre-empted by HIPAA, which may complicate compliance efforts. California recently enacted the California Consumer Privacy Act, or CCPA, which creates new individual privacy rights for California consumers (as defined in the law) and places increased privacy and security obligations on entities handling personal data of consumers or households. The CCPA will require covered companies to provide certain disclosures to consumers about its data collection, use and sharing practices, and to provide affected California residents with ways to opt-out of certain sales or transfers of personal information. The CCPA went into effect on January 1, 2020, and the California Attorney General will commence enforcement actions against violators beginning July 1, 2020. While there is currently an exception for protected health information that is subject to HIPAA and clinical trial regulations, as currently written, the CCPA may impact our business activities. The California Attorney General has proposed draft regulations, which have not been finalized to date, that may further impact our business activities if they are adopted. The uncertainty surrounding the implementation of CCPA exemplifies the vulnerability of our business to the evolving regulatory environment related to personal data and protected health information.
The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. It is possible that governmental authorities will conclude that our business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other related governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, disgorgement, exclusion from government funded healthcare programs, such as Medicare and Medicaid, reputational harm, additional oversight and reporting obligations if we become subject to a corporate integrity agreement or similar settlement to resolve allegations of non-compliance with these laws and the curtailment or restructuring of our operations. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to similar actions, penalties and sanctions. Ensuring business arrangements comply with applicable healthcare laws, as well as responding to possible investigations by government authorities, can be time- and resource-consuming and can divert a company’s attention from its business.
Insurance Coverage and Reimbursement
In the United States and markets in other countries, patients who are prescribed treatments for their conditions and providers performing the prescribed services generally rely on third-party payors to reimburse all or part of the associated healthcare costs. Thus, even if a therapeutic candidate is approved, sales of the product will depend, in part, on the extent to which third-party payors, including government health programs in the United States such as Medicare and Medicaid, commercial health insurers and managed care organizations, provide coverage, and establish adequate reimbursement levels for, the product. In the United States, the principal decisions about reimbursement for new medicines are typically made by the CMS, an agency within HHS. CMS decides whether and to what extent a new medicine will be covered and reimbursed under Medicare and private payors tend to follow CMS to a substantial degree. No uniform policy of coverage and reimbursement for drug products exists among third-party payors. Therefore, coverage and reimbursement for drug products can differ significantly from payor to payor. The process for determining whether a third-party payor will provide coverage for a product may be separate from the process for setting the price or reimbursement rate that the payor will pay for the product once coverage is approved. Third-party payors are increasingly challenging the prices charged, examining the medical necessity, and reviewing the cost-effectiveness of medical products and services and imposing controls to manage costs. Third-party payors may limit coverage to specific products on an approved list, also known as a formulary, which might not include all of the approved products for a particular indication.
In order to secure coverage and reimbursement for any product that might be approved for sale, a company may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of the product, in addition to the costs required to obtain FDA or other comparable regulatory approvals. Additionally, companies may also need to provide discounts to purchasers, private health plans or government healthcare programs. Nonetheless, therapeutic candidates may not be considered medically necessary or cost effective. A decision by a third-party payor not to cover a product could reduce physician utilization once the product is approved and have a material adverse effect on sales, our operations and financial condition. Additionally, a third-party payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage and reimbursement for the product, and the level of coverage and reimbursement can differ significantly from payor to payor.
The containment of healthcare costs has become a priority of federal, state and foreign governments, and the prices of products have been a focus in this effort. Governments have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit a company’s revenue generated from the sale of any approved products. Coverage policies and third-party payor reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which a company or its collaborators receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Current and future healthcare reform legislation
In the United States and some foreign jurisdictions, there have been, and likely will continue to be, a number of legislative and regulatory changes and proposed changes regarding the healthcare system directed at broadening the availability of healthcare, improving the quality of healthcare, and containing or lowering the cost of healthcare. For example, in March 2010, the United States Congress enacted the Affordable Care Act, which, among other things, includes changes to the coverage and payment for products under government health care programs. The Affordable Care Act includes provisions of importance to our potential therapeutic candidates that:
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created an annual, non-deductible fee on any entity that manufactures, or imports specified branded prescription drugs and biologic products, apportioned among these entities according to their market share in certain government healthcare programs;

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expanded eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to certain individuals with income at or below 133% of the federal poverty level, thereby potentially increasing a manufacturer’s Medicaid rebate liability;

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expanded manufacturers’ rebate liability under the Medicaid Drug Rebate Program by increasing the minimum rebate for both branded and generic drugs and revising the definition of “average manufacturer price,” or AMP, for calculating and reporting Medicaid drug rebates on outpatient prescription drug prices;

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addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected;

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expanded the types of entities eligible for the 340B drug discount program;

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established the Medicare Part D coverage gap discount program by requiring manufacturers to provide point-of-sale-discounts off the negotiated price of applicable brand drugs to eligible beneficiaries during their coverage gap period as a condition for the manufacturers’ outpatient drugs to be covered under Medicare Part D; and

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created a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research.

Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the Affordable Care Act, or ACA, and we expect there will be additional challenges and amendments to the ACA in the future. Various portions of the ACA are currently undergoing legal and constitutional challenges in the United States Supreme Court and members of Congress have introduced several pieces of legislation aimed at significantly revising or repealing the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order to initiate a special enrollment period from February 15, 2021, through August 15, 2021, for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. The implementation of the ACA is ongoing, the law appears likely to continue the downward pressure on pharmaceutical pricing, especially under the Medicare program, and may also increase our regulatory burdens and operating costs. Litigation and legislation related to the ACA are likely to continue, with unpredictable and uncertain results.
Other legislative changes have been proposed and adopted in the United States since the Affordable Care Act was enacted. In August 2011, the Budget Control Act of 2011, among other things, included aggregate reductions of Medicare payments to providers of 2% per fiscal year, which went into effect in April 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2029 unless additional Congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.
Moreover, payment methodologies may be subject to changes in healthcare legislation and regulatory initiatives. For example, CMS may develop new payment and delivery models, such as bundled payment models. In addition, recently there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their commercial products, which has resulted in several Congressional inquiries and proposed and enacted state and federal legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for pharmaceutical products. On March 10, 2020, the former Trump administration sent “principles” for drug pricing to Congress, calling for legislation that would, among other things, cap Medicare Part D beneficiary out-of-pocket pharmacy expenses, provide an option to cap Medicare Part D beneficiary monthly out-of-pocket expenses, and place limits on pharmaceutical price increases. Further, the former Trump administration previously released a “Blueprint” to lower drug prices and reduce out of pocket costs of drugs that contained proposals to increase drug manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products, and reduce the out-of-pocket costs of drug products paid by consumers. HHS implemented certain measures. For example, in May 2019, CMS issued a final rule to allow Medicare Advantage Plans the option of using step therapy, a type of prior authorization, for Part B drugs beginning January 1, 2020. This final rule codified CMS’s policy change that was effective January 1, 2019. However, it is unclear whether the Biden administration will challenge, reverse, revoke or otherwise modify these executive and administrative actions. More recently, at the federal level, President Biden signed an Executive Order on July 9, 2021, affirming the administration’s policy to (i) support legislative reforms that would lower the prices of prescription drug and biologics, including by allowing Medicare to negotiate drug prices, by imposing inflation caps, and, by supporting the development and market entry of lower-cost generic drugs and biosimilars; and (ii) support the enactment of a public health insurance option. Among other things, the Executive Order also directs HHS to provide a report on actions to combat excessive pricing of prescription drugs, enhance the domestic drug supply chain, reduce the price that the Federal government pays for drugs, and address price gouging in the industry; and directs the FDA to work with states and Indian Tribes that propose to develop section 804 Importation Programs in accordance with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and the FDA’s implementing regulations. In addition, individual states in the United States have also increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, it is possible that additional governmental action is taken to address the COVID-19 pandemic.
On May 30, 2018, the Right to Try Act was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase 1 clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a drug manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act, but the manufacturer must develop an internal policy and respond to patient requests according to that policy.
Outside the United States, ensuring coverage and adequate payment for a product also involves challenges. Pricing of prescription pharmaceuticals is subject to government control in many countries. Pricing negotiations with government authorities can extend well beyond the receipt of regulatory approval for a product and may require a clinical trial that compares the cost-effectiveness of a product to other available therapies. The conduct of such a clinical trial could be expensive and result in delays in commercialization.
In the European Union, or EU, pricing and reimbursement schemes vary widely from country to country. Some countries provide that products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost-effectiveness of a particular therapeutic candidate to currently available therapies or so-called health technology assessments, in order to obtain reimbursement or pricing approval. For example, the EU provides options for its member states to restrict the range of products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. EU member states may approve a specific price for a product, or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the product on the market. Other member states allow companies to fix their own prices for products but monitor and control prescription volumes and issue guidance to physicians to limit prescriptions.
Recently, many countries in the EU have increased the discounts required on pharmaceuticals and these efforts could continue as countries attempt to manage healthcare expenditures, especially in light of the severe fiscal and debt crises experienced by many countries in the EU. The downward pressure on healthcare costs in general, particularly prescription products, has become intense. As a result, increasingly high barriers are being erected to the entry of new products. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various European Union member states, and parallel trade, i.e., arbitrage between low-priced and high-priced member states, can further reduce prices. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any products, if approved in those countries.
Prescription Drug Pricing Reduction Act
On August 16, 2022 the Inflation Reduction Act of 2022 was passed, which among other things, allows for CMS to negotiate prices for certain single-source drugs and biologics reimbursed under Medicare Part B and Part D, beginning with ten high-cost drugs paid for by Medicare Part D starting in 2026, followed by 15 Part D drugs in 2027, 15 Part B or Part D drugs in 2028, and 20 Part B or Part D drugs in 2029 and beyond. The legislation subjects drug manufacturers to civil monetary penalties and a potential excise tax for failing to comply with the legislation by offering a price that is not equal to or less than the negotiated “maximum fair price” under the law or for taking price increases that exceed inflation. The legislation also caps Medicare beneficiaries’ annual out-of-pocket drug expenses at $2,000. The effect of Inflation Reduction Act of 2022 on our business and the healthcare industry in general is not yet known.
Compliance with other federal and state laws or requirements; changing legal requirements
If any products that we may develop are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. Products must meet applicable child-resistant packaging requirements under the U.S. Poison Prevention Packaging Act. Manufacturing, labeling, packaging, distribution, sales, promotion and other activities also are potentially subject to federal and state consumer protection and unfair competition laws, among other requirements to we may be subject.
The distribution of pharmaceutical products is subject to additional requirements and regulations, including extensive record-keeping, licensing, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products.
The failure to comply with any of these laws or regulatory requirements subjects firms to possible legal or regulatory action. Depending on the circumstances, failure to meet applicable regulatory requirements can result in criminal prosecution, fines or other penalties, injunctions, exclusion from federal healthcare programs, requests for recall, seizure of products, total or partial suspension of production, denial or withdrawal of product approvals, relabeling or repackaging, or refusal to allow a firm to enter into supply contracts, including government contracts. Any claim or action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. Prohibitions or restrictions on marketing, sales or withdrawal of future products marketed by us could materially affect our business in an adverse way.
Changes in regulations, statutes or the interpretation of existing regulations could impact our business in the future by requiring, for example: (i) changes to our manufacturing arrangements; (ii) additions or modifications to product labeling or packaging; (iii) the recall or discontinuation of our products; or

(iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.
Other U.S. environmental, health and safety laws and regulations
We may be subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. From time to time and in the future, our operations may involve the use of hazardous and flammable materials, including chemicals and biological materials, and may also produce hazardous waste products. Even if we contract with third-parties for the disposal of these materials and waste products, we cannot completely eliminate the risk of contamination or injury resulting from these materials. In the event of contamination or injury resulting from the use or disposal of our hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties for failure to comply with such laws and regulations.
We maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees, but this insurance may not provide adequate coverage against potential liabilities. However, we do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us.
In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. Current or future environmental laws and regulations may impair our research, development or production efforts. In addition, failure to comply with these laws and regulations may result in substantial fines, penalties or other sanctions.
Government regulation of drugs outside of the United States
To market any product outside of the United States, we would need to comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy and governing, among other things, clinical trials, marketing authorization or identification of an alternate regulatory pathway, manufacturing, commercial sales and distribution of our products. For instance, in the United Kingdom and the European Economic Area, or the EEA (comprised of the 27 EU Member States plus Iceland, Liechtenstein and Norway), medicinal products must be authorized for marketing by using either the centralized authorization procedure or national authorization procedures.
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Centralized procedure — If pursuing marketing authorization of a therapeutic candidate for a therapeutic indication under the centralized procedure, following the opining of the European Medicines Agency’s, or EMA, Committee for Medicinal Products for Human Use, or, CHMP, the European Commission issues a single marketing authorization valid across the EEA. The centralized procedure is compulsory for human medicines derived from biotechnology processes or advanced therapy medicinal products (such as gene therapy, somatic cell therapy and tissue engineered products), products that contain a new active substance indicated for the treatment of certain diseases, such as HIV/AIDS, cancer, neurodegenerative disorders, diabetes, autoimmune diseases and other immune dysfunctions, viral diseases, and officially designated orphan medicines. For medicines that do not fall within these categories, an applicant has the option of submitting an application for a centralized marketing authorization to the EMA, as long as the medicine concerned contains a new active substance not yet authorized in the EEA, is a significant therapeutic, scientific or technical innovation, or if its authorization would be in the interest of public health in the EEA. Under the centralized procedure the maximum timeframe for the evaluation of an MAA by the EMA is 210 days, excluding clock stops, when additional written or oral information is to be provided by the applicant in response to questions asked by the CHMP. Accelerated assessment might be granted by the CHMP in exceptional cases, when a medicinal product is expected to be of a major public health interest, particularly from the point of view of therapeutic innovation. The timeframe for the evaluation of an MAA under the accelerated assessment procedure is 150 days, excluding clock stops.

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National authorization procedures — There are also two other possible routes to authorize products for therapeutic indications in several countries, which are available for products that fall outside the scope of the centralized procedure:

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Decentralized procedure — Using the decentralized procedure, an applicant may apply for simultaneous authorization in more than one EU country of medicinal products that have not yet been authorized in any EU country and that do not fall within the mandatory scope of the centralized procedure.

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Mutual recognition procedure — In the mutual recognition procedure, a medicine is first authorized in one EU Member State, in accordance with the national procedures of that country. Following this, additional marketing authorizations can be sought from other EU countries in a procedure whereby the countries concerned recognize the validity of the original, national marketing authorization.

In the EEA, new products for therapeutic indications that are authorized for marketing (i.e., reference products) qualify for eight years of data exclusivity and an additional two years of market exclusivity upon marketing authorization. The data exclusivity period prevents generic or biosimilar applicants from relying on the preclinical and clinical trial data contained in the dossier of the reference product when applying for a generic or biosimilar marketing authorization in the EU during a period of eight years from the date on which the reference product was first authorized in the EU. The market exclusivity period prevents a successful generic or biosimilar applicant from commercializing its product in the EU until ten years have elapsed from the initial authorization of the reference product in the EU. The ten-year market exclusivity period can be extended to a maximum of eleven years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies.
The criteria for designating an “orphan medicinal product” in the EEA are similar in principle to those in the United States. In the EEA a medicinal product may be designated as orphan if (1) it is intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition; (2) either (a) such condition affects no more than five in 10,000 persons in the EU when the application is made, or (b) the product, without the benefits derived from orphan status, would not generate sufficient return in the EU to justify investment; and (3) there exists no satisfactory method of diagnosis, prevention or treatment of such condition authorized for marketing in the EU, or if such a method exists, the product will be of significant benefit to those affected by the condition. Orphan medicinal products are eligible for financial incentives such as reduction of fees or fee waivers and are, upon grant of a marketing authorization, entitled to ten years of market exclusivity for the approved therapeutic indication. During this ten-year orphan market exclusivity period, no marketing authorization application shall be accepted, and no marketing authorization shall be granted for a similar medicinal product for the same indication. An orphan product can also obtain an additional two years of market exclusivity in the EU for pediatric studies. The ten-year market exclusivity may be reduced to six years if, at the end of the fifth year, it is established that the product no longer meets the criteria for orphan designation, for example, if the product is sufficiently profitable not to justify maintenance of market exclusivity. Additionally, marketing authorization may be granted to a similar product for the same indication at any time if (i) the second applicant can establish that its product, although similar, is safer, more effective or otherwise clinically superior; (ii) the applicant consents to a second orphan medicinal product application; or (iii) the applicant cannot supply enough orphan medicinal product.
Similar to the United States, the various phases of non-clinical and clinical research in the European Union are subject to significant regulatory controls.
The Clinical Trials Directive 2001/20/EC, the Directive 2005/28/EC on GCP and the related national implementing provisions of the individual EU Member States govern the system for the approval of clinical trials in the European Union. Under this system, an applicant must obtain prior approval from the competent national authority of the EU Member States in which the clinical trial is to be conducted. Furthermore, the applicant may only start a clinical trial at a specific study site after the competent ethics committee has issued a favorable opinion. The clinical trial application must be accompanied by, among other documents, an investigational medicinal product dossier (the Common Technical Document) with supporting information prescribed by Directive 2001/20/EC, Directive 2005/28/EC, where relevant the implementing national provisions of the individual EU Member States and further detailed in applicable guidance documents.

In April 2014, the new Clinical Trials Regulation, (EU) No 536/2014 (Clinical Trials Regulation) was adopted. It is expected that the new Clinical Trials Regulation (EU) No 536/2014 will apply following confirmation of full functionality of the Clinical Trials Information System (CTIS), the centralized European Union portal and database for clinical trials foreseen by the regulation, through an independent audit. The regulation becomes applicable six months after the European Commission publishes notice of this confirmation. The Clinical Trials Regulation will be directly applicable in all the EU Member States, repealing the current Clinical Trials Directive 2001/20/EC. Conduct of all clinical trials performed in the European Union will continue to be bound by currently applicable provisions until the new Clinical Trials Regulation becomes applicable. The extent to which ongoing clinical trials will be governed by the Clinical Trials Regulation will depend on when the Clinical Trials Regulation becomes applicable and on the duration of the individual clinical trial. If a clinical trial continues for more than three years from the day on which the Clinical Trials Regulation becomes applicable the Clinical Trials Regulation will at that time begin to apply to the clinical trial. The new Clinical Trials Regulation aims to simplify and streamline the approval of clinical trials in the European Union. The main characteristics of the regulation include: a streamlined application procedure via a single-entry point, the “EU portal”; a single set of documents to be prepared and submitted for the application as well as simplified reporting procedures for clinical trial sponsors; and a harmonized procedure for the assessment of applications for clinical trials, which is divided in two parts. Part I is assessed by the competent authorities of all EU Member States in which an application for authorization of a clinical trial has been submitted (Member States concerned). Part II is assessed separately by each Member State concerned. Strict deadlines have been established for the assessment of clinical trial applications. The role of the relevant ethics committees in the assessment procedure will continue to be governed by the national law of the concerned EU Member State. However, overall related timelines will be defined by the Clinical Trials Regulation.
The collection and use of personal health data in the European Union, previously governed by the provisions of the Data Protection Directive, is now governed by the General Data Protection Regulation, or the GDPR, which became effective on May 25, 2018. While the Data Protection Directive did not apply to organizations based outside the EU, the GDPR has expanded its reach to include any business, regardless of its location, that provides goods or services to residents in the EU. This expansion would incorporate any clinical trial activities in EU members states. The GDPR imposes strict requirements on controllers and processors of personal data, including special protections for “sensitive information” which includes health and genetic information of data subjects residing in the EU. GDPR grants individuals the opportunity to object to the processing of their personal information, allows them to request deletion of personal information in certain circumstances, and provides the individual with an express right to seek legal remedies in the event the individual believes his or her rights have been violated. Further, the GDPR imposes strict rules on the transfer of personal data out of the European Union to the United States or other regions that have not been deemed to offer “adequate” privacy protections. Failure to comply with the requirements of the GDPR and the related national data protection laws of the European Union Member States, which may deviate slightly from the GDPR, may result in fines of up to 4% of global revenues, or €20,000,000, whichever is greater. As a result of the implementation of the GDPR, we may be required to put in place additional mechanisms ensuring compliance with the new data protection rules.
There is significant uncertainty related to the manner in which data protection authorities will seek to enforce compliance with GDPR. For example, it is not clear if the authorities will conduct random audits of companies doing business in the EU, or if the authorities will wait for complaints to be filed by individuals who claim their rights have been violated. Enforcement uncertainty and the costs associated with ensuring GDPR compliance are onerous and may adversely affect our business, financial condition, results of operations and prospects.
Should we utilize third-party distributors, compliance with such foreign governmental regulations would generally be the responsibility of such distributors, who may be independent contractors over whom we have limited control.
Brexit and the Regulatory Framework in the United Kingdom
In June 2016, the electorate in the United Kingdom voted in favor of leaving the EU (commonly referred to as “Brexit”). Thereafter, in March 2017, the country formally notified the European Union of its intention to EU withdraw pursuant to Article 50 of the Lisbon Treaty. The United Kingdom formally left the EU on January 31, 2020. A transition period began on February 1, 2020, during which EU pharmaceutical law remains applicable to the United Kingdom. This transition period ended on December 31, 2020. This means that since January 1, 2021, the United Kingdom operates under a distinct regulatory regime. EU pharmaceutical laws now only apply to the United Kingdom in respect of Northern Ireland (as laid out in the Protocol on Ireland and Northern Ireland). Since the regulatory framework for pharmaceutical products in the United Kingdom covering quality, safety and efficacy of pharmaceutical products, clinical trials, marketing authorization, commercial sales and distribution of pharmaceutical products is derived from European Union directives and regulations, Brexit could materially impact the future regulatory regime which applies to products and the approval of therapeutic candidates in the United Kingdom. It remains to be seen how, if at all, Brexit will impact regulatory requirements for therapeutic candidates and products in the United Kingdom. The Medicines and Healthcare products Regulatory Agency, or MHRA, the United Kingdom’s medicines and medical devices regulator, published detailed guidance for industry and organizations to follow from January 1, 2021, at the completion of the transition period, which will be updated as the United Kingdom’s regulatory position on medicinal products evolves over time.
EMPLOYEES AND HUMAN CAPITAL RESOURCES
As of November 18, 2022, we had 19 employees, five of whom have Ph.D. degrees. All of our employees are full-time employees. Ten employees are engaged primarily in research and development, clinical and quality systems, and eight are engaged in business development, corporate strategy, finance, and general management and administration. We supplement the efforts of our employees by use of consultants and advisors. None of our employees is represented by labor unions or covered by collective bargaining agreements. We consider our relationship with our employees to be good. Our human capital is integral to helping us achieve our goal to change how cancer is treated both as a therapeutic modality and in terms of improving patient outcomes. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and future employees. The principal purposes of our equity incentive plans are to attract, retain and motivate our employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of November 18, 2022, by:
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each of our directors;

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each of our named executive officers;

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all of our directors and executive officers as a group; and

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each person, or group of affiliated persons, who is known by us to beneficially owner of greater than 5.0% of our common stock.

The column entitled “Shares Beneficially Owned Prior to Offering — Percent” is based on 12,977,234 shares of our common stock outstanding as of November 18, 2022. The column entitled “Shares Beneficially Owned After Offering — Percent” is based on 25,477,234 shares of our common stock expected to be outstanding after this offering.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of November 18, 2022, are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person, but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of TransCode Therapeutics, Inc., 6 Liberty Square, #2382, Boston, MA 02109.
	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After Offering
Name of Beneficial Owner	Number	Percent	Number	Percent
Greater-than-5% Stockholders
Zdravka Medarova, PhD, Chief Technology Officer(1)	1,643,770	12.6%	1,643,770	6.4%
Anna Moore, PhD, Co-Founder, Advisor(2)	1,598,278	12.3%	1,598,278	6.3%
Named Executive Officers and Directors
Robert Michael Dudley, Chief Executive Officer, President, and Director(3)	1,741,966	12.6%	1,741,966	6.6%
Thomas A. Fitzgerald, Vice President, Chief Financial Officer(4)	393,999	3.0%	393,999	1.5%
Philippe Calais, PhD, Director(5)	152,649	1.2%	152,649	0.6%
Erik Manting, PhD, Director(6)	25,272	0.2%	25,272	0.1%
Magda Marquet, PhD, Director(7)	24,261	0.2%	24,261	0.1%
All executive officers and directors as a group (5 persons)	2,338,148	17.2%	2,338,148	8.9%

(1)
Consists of (i) 1,552,787 shares of common stock and (ii) 90,983 shares of common stock underlying options exercisable within 60 days of November 18, 2022.

(2)
Consists of (i) 1,552,787 shares of common stock and (ii) 45,491 shares of common stock underlying options exercisable within 60 days of November 18, 2022.

(3)
Consists of (i) 923,114 shares of common stock and (ii) 818,852 shares of common stock underlying options exercisable within 60 days of November 18, 2022.

(4)
Consists of (i) 151,377 shares of common stock and (ii) 242,622 shares of common stock underlying options exercisable within 60 days of November 18, 2022.

(5)
Consists of (i) 127,377 shares of common stock and (ii) 25,272 shares of common stock underlying options exercisable within 60 days of November 18, 2022.

(6)
Consists of 25,272 shares of common stock underlying options exercisable within 60 days of November 18, 2022.

(7)
Consists of 24,261 shares of common stock underlying options exercisable within 60 days of November 18, 2022.

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes important terms of our capital stock, the rights of such stock, certain provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, certain provisions of Delaware General Corporation Law, and the pre-funded warrants. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and applicable provisions of the Delaware General Corporation Law.
Capital Stock
Our authorized capital stock consists of 290 million shares of common stock, par value $0.0001 per share, and 10 million shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated. As of November 18, 2022, 12,977,234 shares of our common stock were outstanding and held by 21 stockholders of record. As of November 18, 2022, there were no shares of preferred stock outstanding.
Common Stock
The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding convertible preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding convertible preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 10 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments if we liquidate. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. As of November 18, 2022, there were no shares of preferred stock outstanding.
Stock Options
In April 2020, the company adopted the 2020 Stock Option and Incentive Plan, or the 2020 Plan, which provided for awards to purchase up to 3,032,787 shares of our common stock. In March 2021, the company adopted its 2021 Stock Option and Incentive Plan, or the 2021 Plan, which provided for awards to purchase up to 2,500,000 shares of our common stock plus annual increases in such number of shares, and, with the 2020 Plan, the Plans. The purpose of the Plans is to encourage and enable our officers, employees, directors, consultants and other key persons (including prospective employees, but conditioned on their employment) upon whose judgment, initiative and efforts the company largely depends for the successful conduct of its business, to acquire a proprietary interest in the company. Upon completion of our IPO, our Board of Directors determined that no further awards under the 2020 Plan would be made. At that time, there were 1,792,672 shares subject to options outstanding under the 2020 Plan. As of October 4,

2022, options to purchase an aggregate of 2,365,033 shares of our common stock were outstanding under the Plans, of which 1,362,107 were exercisable.
Warrants
Upon the closing of our IPO, we issued as compensation to the underwriter warrants, or the underwriter’s warrants, to purchase up to 312,500 shares of common stock exercisable at $5.00 per share. The underwriter’s warrants are exercisable at any time and from time to time, in whole or in part, until July 8, 2026.
In this offering, we have agreed to issue as compensation to the underwriter warrants, or the additional underwriter’s warrants, to purchase up to 625,000 (718,750 if the underwriter exercises its over-allotment option in full) shares of common stock (5% of the aggregate number of shares of common stock sold in this offering exclusive of the over-allotment option). The underwriter’s warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share in this offering. The underwriter’s warrants are exercisable at any time and from time to time, in whole or in part, during the four-and-one-half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part.
Pre-Funded Warrants
The following summary of certain terms and provisions of the pre-funded warrants offered hereby in lieu of shares of common stock is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.
Duration and Exercise Price.   Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01. The pre-funded warrants will be immediately exercisable and may be exercised at any time. There is no expiration date for the pre-funded warrants. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability.   The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or at the election of the holder prior to the issuance of any pre-funded warrants, 9.99%) of the outstanding shares of common stock immediately after exercise. Any holder may increase such percentage to any percentage not in excess of 9.99% upon at least 61 days’ prior notice to us. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares of common stock, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price of such pre-funded warrant or round up to the next whole share.
Cashless Exercise.   In lieu of making the cash payment of the aggregate exercise price otherwise contemplated to be made to us upon such exercise, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.
Fundamental Transaction.   In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.
Transferability.   Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.
No Exchange Listing.   We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.
No Rights as a Stockholder.   Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights.
Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law
Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.
Board Composition and Filling Vacancies
Our certificate of incorporation provides that directors may be removed only for cause and then only by the affirmative vote of the holders of at least two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The limitations on removal of directors and treatment of vacancies have the effect of making it more difficult for stockholders to change the composition of our board of directors.
No Written Consent of Stockholders
Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
Meetings of Stockholders
Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws will limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Advance Notice Requirements
Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws
Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, and limitation of liability must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment, voting together as a single class, except that the amendment of the provisions relating to notice of stockholder business and nominations and special meetings must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.
Undesignated Preferred Stock
Our certificate of incorporation provides for 10 million authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.
Choice of Forum
Pursuant to our amended and restated bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our amended and restated bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or by-laws or (v) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, or the Delaware Forum Provision. The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternate forum, the United Stated District Court for the District of Massachusetts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum Provision, as our principal business address is in Boston, Massachusetts. These forum provisions may impose additional costs on stockholders, may limit our stockholders’ ability to bring a claim in a forum they find favorable, and the designated courts may reach different judgments or results than other courts. In addition, there is uncertainty as to whether the Federal Forum Provision will be enforced, which may impose additional costs on us and stockholders.

Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
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before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Market Listing
Our common stock is traded on the Nasdaq Capital Market under the trading symbol “RNAZ.” See “Risk Factors — We may not be able to continue to meet the listing requirements of the Nasdaq Capital Market or maintain a listing of our common stock on the Nasdaq Capital Market.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Vstock Transfer, LLC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following discussion is a summary of certain material U.S. federal income tax consequences of (i) the purchase, ownership and disposition of shares of our common stock issued pursuant to this offering, or the Shares and (ii) the purchase, ownership and disposition of the pre-funded warrants. The Shares and pre-funded warrants are referred to collectively herein as our securities. This summary does not purport to be a complete analysis of all potential tax consequences relating to the purchase, ownership, exercise, lapse and disposition of our securities. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable U.S. state or local or non-U.S. tax laws are not discussed, nor is the potential application of the alternative minimum tax, the Medicare contribution tax on net investment income, or the special tax accounting rules under Section 451(b) of the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, exercise, lapse and disposition (as applicable) of our securities.
This discussion is limited to holders that hold our securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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holders that own or are deemed to own more than 5% of our capital stock;

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certain former citizens or long-term residents of the United States;

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persons for whom shares of our common stock or pre-funded warrants constitute “qualified small business stock” within the meaning of Section 1202 of the Code;

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persons holding our securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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persons deemed to sell our securities under the constructive sale provisions of the Code;

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banks, insurance companies, and other financial institutions;

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brokers, dealers or traders in securities or currencies;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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tax-qualified retirement plans;

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holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation; and

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by one or more qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner in such partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, EXERCISE, LAPSE AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Treatment of Pre-Funded Warrants
Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of such shares, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share received. Similarly, the tax basis of the pre-funded warrant should carry over to the share received upon exercise, increased by the exercise price of $0.0001 per share. If a pre-funded warrant expires without being exercised, the holder should recognize a capital loss in an amount equal to such holder’s tax basis in the pre-funded warrant. This loss will be long-term capital loss if, at the time of the expiration, the holder’s holding period in the pre-funded warrant is more than one year. The deductibility of capital losses is subject to limitations.
Our characterization is not binding on the IRS, and the IRS may treat our pre-funded warrants as warrants to acquire shares of our common stock. In that case, the amount and character of your gain with respect to an investment in our pre-funded warrants could be materially different than the discussion set forth below. Accordingly, each holder should consult his, her or its tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that a pre-funded warrant is treated as a share of our common stock for U.S. federal income tax purposes.
Tax Considerations Applicable to U.S. Holders
Definition of U.S. Holder
In general, a “U.S. holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Distributions on the Shares
As described in the section titled “Dividend Policy,” we do not anticipate declaring any cash dividends to holders of common stock in the foreseeable future. However, if we do make distributions (including constructive distributions as described below) on our Shares, such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in your income as ordinary income when received. However, with respect to dividends received by individuals, such dividends generally are taxed under current law at applicable long-term capital gains rates, provided certain holding period requirements are satisfied. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s adjusted tax basis in the Shares. Any remaining excess will be treated as capital gain from the sale or exchange of such Shares, as applicable, subject to the tax treatment described below in “— Sale or Other Taxable Disposition of Our Securities.”
Constructive Dividends on Pre-Funded Warrants
Under Section 305 of the Code, an adjustment to (or failure to adjust) the number of shares that will be issued on the exercise of the pre-funded warrants, or an adjustment to (or failure to adjust) the exercise price of the pre-funded warrants, may be treated as a constructive distribution to a U.S. holder of the pre-funded warrants if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. holder’s proportionate interest in our assets or earnings and profits as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). U.S. holders should consult their tax advisors as to (i) whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received, (ii) whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends, and (iii) the general treatment of constructive distributions under their particular circumstances. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such backup withholding may be set off against payments on the pre-funded warrants or Shares, or offset against other assets of such U.S. holder. Generally, a U.S. holder’s adjusted tax basis in pre-funded warrant should be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the securities.
Sale or Other Taxable Disposition of Our Securities
Upon the sale, exchange or other taxable disposition of the Shares or pre-funded warrants, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. holder’s adjusted tax basis in such securities. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such securities is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Backup Withholding and Information Reporting
A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our securities (including constructive dividends) or receives proceeds from the sale or other taxable disposition of our securities. Certain U.S. holders are exempt from backup withholding, including C corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:
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fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

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furnishes an incorrect taxpayer identification number;

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is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

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fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
Definition of Non-U.S. Holder
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our securities that is neither a U.S. holder (nor a partnership or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
Distributions and Constructive Distributions
As described in the section titled “Dividend Policy,” we do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future. However, if we do make distributions of cash or property on the Shares, or if any deemed dividends result from certain adjustments, or failure to make adjustments, to the conversion rate or exercise price of the pre-funded warrants, as described above under “Tax Considerations Applicable to U.S. Holders–Constructive Dividends on Pre-Funded Warrants,” such actual or deemed distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Shares or pre-funded warrants, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition of Our Securities.”
Subject to the discussion below on effectively connected income, backup withholding and FATCA, dividends paid or deemed paid to a non-U.S. holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the actual or deemed dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes are paid on behalf of a non-U.S. holder, those withholding taxes may be set off against payments of cash on the Shares or pre-funded warrants or sales proceeds received by or other funds or assets of such non-U.S. holder. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate of U.S. federal withholding tax, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaties.
If dividends paid or deemed paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Sale or Other Taxable Disposition of Our Securities
Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our securities unless:

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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

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the non-U.S. holder is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation”, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons (as defined in the Code). A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our worldwide real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or that we will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of the shares or common stock by a non-U.S. holder will not be subject to U.S. federal income tax if our common stock is (and assuming that our pre-funded warrants are not) “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. It is unclear how a non-U.S. holder’s ownership of pre-funded warrants impacts the determination of the 5% threshold with respect to such non-U.S. holder’s actual or constructive ownership of our common stock. There can be no assurance that our common stock will be or continue to be regularly traded on an established securities market. Our pre-funded warrants are not expected to be regularly traded on an established securities market. Dispositions by a non-U.S. holder of pre-funded warrants also may not be subject to U.S. federal income tax, even if we are treated as a U.S. real property holding corporation, if on the date such pre-funded warrants were acquired by such non-U.S. holder, such holdings had a fair market value no greater than the fair market value on that date of 5% of our common stock (if it is regularly traded on an established securities market), provided that, if such non-U.S. holder subsequently acquires additional pre-funded warrants, then such interests would be aggregated and valued as of the date of the subsequent acquisition to apply this 5% limitation.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of distributions on our securities (and constructive distributions deemed paid) will not be subject to backup withholding, provided the non-U.S. holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions paid or deemed paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our securities within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the non-U.S. holder otherwise establishes an exemption. Proceeds of a disposition of our common stock or pre-funded warrants conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on actual or deemed dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our securities paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of actual or deemed dividends on our securities. Proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds from the sale or other disposition of our securities. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, EXERCISE, LAPSE AND DISPOSITION OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING
ThinkEquity is acting as the sole underwriter of this offering. We have entered into an underwriting agreement on           , 2022, with respect to the offering of shares of our common stock. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:
Underwriter	Number of Shares	Number of Pre-Funded Warrants
ThinkEquity
Total
The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock and pre-funded warrants offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock and pre-funded warrants are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by them.
We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.
Over-Allotment Option
We have granted a 45-day option to the underwriter to purchase up to an aggregate of 1,875,000 additional shares of our common stock and/or pre-funded warrants (equal to 15% of the common stock and pre-funded warrants sold in this offering) at the public offering price per share, less underwriting discounts and commissions, set forth on the cover page of this prospectus, solely to cover over-allotments, if any. If the underwriter exercises its option in whole or in part, then they will be committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of common stock.
Discounts, Commissions and Reimbursement
The underwriter has advised us that the underwriter proposes to offer the shares of common stock and pre-funded warrants to the public at the public offering price set forth on the cover page of this prospectus. The underwriter may offer shares and/or pre-funded warrants to dealers at that price less a concession not in excess of $        per share and/or pre-funded warrant, as applicable, of which up to $        per share and/or pre-funded warrant, as applicable, may be reallowed to other dealers. After the initial offering to the public, the underwriter may change the offering price and other selling terms.
The following table summarizes the underwriting discount and commissions and proceeds to us before deducting our other offering expenses. This information assumes either no exercise or full exercise of the over-allotment option we granted to the underwriter.
	Per Share	Per Pre-Funded Warrant	With No Over-Allotment	With Full Over-Allotment
Public offering price	$	$	$	$
Underwriting discount (7%)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$
Non-accountable expense allowance (1%)	$	$	$	$
We have paid $50,000 to the underwriter as a deposit which will be applied against out-of-pocket accountable expenses of the underwriter in connection with this offering which we have agreed to pay. This deposit will be repaid to us to the extent not fully utilized. We have also agreed to pay a non-accountable expense allowance to the underwriter equal to 1% of the gross proceeds received at the closing of the offering. We have also agreed to pay certain expenses of the underwriter relating to this offering as set forth in the underwriting agreement, including the fees and expenses of the underwriter’s legal counsel, in an amount not to exceed $75,000.
We estimate that our total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions and expenses, will be approximately $365,000.
Underwriter’s Warrants
Upon closing of this offering, we have agreed to issue warrants, or the underwriter’s warrants, as additional compensation to the underwriter, providing for the purchase up to 625,000 shares (718,750 if the over-allotment option is exercised in full) of our common stock (5% of the aggregate number of shares of common stock sold in the offering). The underwriter’s warrants will be exercisable at a per share price equal to 125% of the public offering price per share in this offering. The underwriter’s warrants are exercisable at any time and from time to time, in whole or in part, during the four-and-one-half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part.
The underwriter’s warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The underwriter (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement. In addition, the warrants provide for registration rights upon request in certain cases. The demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(f)(2)(G)(iv) and is exercisable only one time by the underwriter. The piggyback registration right provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the selling holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a per share price below the warrant exercise price.
Discretionary Accounts
The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.
Lock-Up Agreements
The company and our directors, officers and certain of our stockholders have agreed, subject to certain exceptions, for a period of 90 days with respect to the company, and for a period of 180 days with respect to our directors, officers and certain of our stockholders, after the date of this prospectus, without the prior written consent of the underwriter, not to directly or indirectly:
•
in the case of us, issue, offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the company;

•
in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

•
complete any offering of debt securities of the company, other than entering into a line of credit, term loan arrangement or other debt instrument with a traditional bank;

•
enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the company’s securities, whether any such transaction is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise;

•
sell, agree to sell, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of company’s securities

•
establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act) with respect to any company security;

•
make any demand for or exercise any right with respect to the registration of any company security;

•
otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a company security, whether or not such transaction is to be settled by delivery of company securities, other securities, cash or other consideration; or

•
publicly announce an intention to do any of the foregoing.

Right of First Refusal
Until June 30, 2023, the underwriter will have an irrevocable right of first refusal, in its sole discretion, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the underwriter’s sole discretion, for each and every future public and private equity and debt offering, including all equity-linked financings, of the company, or any successor to or any subsidiary of the company, on terms customary to the underwriter. The right of first refusal shall not apply to company transactions with strategic partners or other sources of non-dilutive funding, including government agencies and private foundations, or for which no broker-dealer is proposed to be engaged by the company. The underwriter will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation. The underwriter will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.
Market Listing
Our common stock is traded on the Nasdaq Capital Market under the symbol “RNAZ.” See “Risk Factors — We may not be able to continue to meet the listing requirements of the Nasdaq Capital Market or maintain a listing of our common stock on the Nasdaq Capital Market.” There is no established trading market for the pre-funded warrants nor do we expect a market for such securities to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
Price Stabilization, Short Positions and Penalty Bids
In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchase to cover positions created by short sales. Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while this offering is in progress.
Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position in our common stock which may be either a covered short position or a “naked” short position. In a covered short position, the number of shares of common stock over-allotted by the underwriter is not greater than the number of shares of common stock that it may purchase through exercise of the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a syndicate short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our common stock or reduce any syndicate short position by bidding for, and purchasing, common stock in the open market.
Syndicate short covering transactions may involve purchases of shares in the open market after the distribution has been completed. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, has a naked short position, the naked short position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in this offering.
The underwriter may also impose a penalty bid. Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate-covering transactions to cover syndicate short positions.
These stabilizing transactions, syndicate short covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than the price that might otherwise exist absent these activities. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected in the over-the-counter market and otherwise and, if commenced, may be discontinued at any time.
Other Relationships
From time to time, the underwriter and/or its affiliates may in the future provide investment banking, commercial banking and other various financial services for us for which they may receive customary fees. In the course of their businesses, the underwriter and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.
Indemnification
We have agreed to indemnify the underwriter against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriter may be required to make for these liabilities.
Electronic Offer, Sale and Distribution of Securities
This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriter or selling group members. The underwriter may agree to allocate a number of securities to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members making internet distributions on the same basis as other allocations. Other than this prospectus in electronic format, the information on the website of any underwriter or selling group member and any information contained in any other website maintained by an underwriter or selling group member is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our common stock may not be distributed or published, in or from any country or jurisdiction except in compliance with applicable rules and regulations of any such country or jurisdiction.
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State,” with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date,” our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus related to those securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:
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to any legal entity that is a qualified investor as defined in the Prospectus Directive;

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to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

•
in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe for securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
United Kingdom
In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together, the relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates may be made or taken exclusively by relevant persons.
Canada
The offering of our common stock in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where our common stock may be offered and sold, and therein may only be made with investors that are purchasing, or deemed to be purchasing, as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of our common stock in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein our common stock is offered and/or sold or, alternatively, where such registration is not required.
Any resale of our common stock by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which require resales be made in accordance with an exemption from, or in a transaction not subject to, prospectus requirements under applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Upon receipt of this prospectus, each Québec investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur québecois confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus will be passed upon for us by Goodwin Procter LLP. Certain legal matters will be passed upon for the underwriter by McGuireWoods LLP.
EXPERTS
Our financial statements as of and for the years ended December 31, 2021 and 2020, in our Annual Report on Form 10-K have been audited by Withum Smith+Brown, PC, independent registered public accounting firm, and included in such Annual Report and incorporated by reference herein in reliance upon the report (which report includes an explanatory paragraph about the existence of substantial doubt concerning the company’s ability to continue as a going concern) upon the authority of said firm as experts in accounting and auditing.

12,500,000 Shares of Common Stock
Up to 12,500,000 Pre-Funded Warrants to Purchase Shares of Common Stock
TransCode Therapeutics, Inc.

PRELIMINARY PROSPECTUS

ThinkEquity
           , 2022

Part II
Information Not Required in Prospectus
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee and the FINRA filing fee.
Amount Paid or to Be Paid
SEC registration fee	$808
FINRA filing fee	3,249
Printing and mailing	52,000
Legal fees and expenses	225,000
Accounting fees and expenses	40,000
Miscellaneous	118,943
Total	$440,000
Item 14.   Indemnification of Directors and Officers.
Section 145 of the DGCL authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.
We have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws to be in effect immediately prior to the completion of this offering that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to us or our stockholders; any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or any transaction from which the director derived an improper personal benefit.
These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our bylaws provide that:
•
we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•
we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We intend to enter into indemnification agreements with each of our directors, executive officers, and other officers as determined from time to time by our board of directors or our remuneration committee. These agreements will provide that we will indemnify each of our directors, officers with whom we have entered into indemnification agreements, and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for certain actions or proceedings arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third-parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we will agree in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third-parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.
We will maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.
The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of us and our directors and officers by the underwriter against certain liabilities under the Securities Act and the Securities Exchange Act of 1934.
Item 15.   Recent Sales of Unregistered Securities.
In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.
(a)   Between May 2018 and May 2020, we sold $2,240,000 of interest-bearing, unsecured convertible notes, or Notes, to nine investors. The interest rate on the Notes was 6% per annum. At the closing of our IPO on July 13, 2021, all of our outstanding convertible promissory notes plus accrued interest converted into 1,068,135 shares of our common stock.
(b)   In June and July 2020, we granted to our directors, officers, employees, consultants and other service providers stock options to purchase an aggregate of 1,683,493 shares of common stock upon the exercise of options under our 2020 Plan at exercise prices per share of $0.08 and $0.09.
(c)   In December 2020, we granted to our independent directors stock options to purchase an aggregate of 72,786 shares of common stock upon the exercise of options under our 2020 Plan at an exercise price per share of $3.91.
(d)   In January 2021, we granted to an independent director stock options to purchase an aggregate of 36,393 shares of common stock at an exercise price of $3.91 per share pursuant to our 2020 Plan.
The issuances of certain of the securities described above were deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act or Rule 701 promulgated under the Securities Act as transactions pursuant to compensatory benefit plans. The shares of common stock issued upon the exercise of options are deemed to be restricted securities for purposes of the Securities Act.

Item 16.   Exhibits and financial statement schedules.
(a)   Exhibits
The Exhibit Index set forth below is incorporated by reference in response to this Item.
Exhibit number	Description
1.1	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of TransCode Therapeutics, Inc. (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, filed on February 26, 2021 (File No. 333-253599)).
3.2	Amended and Restated Bylaws of TransCode Therapeutics, Inc. (Incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, filed on February 26, 2021 (File No. 333-253599)).
4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, filed on April 8, 2021 (File No. 333-253599)).
4.2	Form of Representative Warrant.
4.3	Form of Pre-funded Warrant.
5.1	Opinion of Goodwin Procter LLP.
10.1#	2020 Stock Option and Incentive Plan and form of award agreements thereunder (Incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, filed on February 26, 2021 (File No. 333-253599).
10.2#	2021 Stock Option and Incentive Plan and form of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on March 24, 2021 (File No. 333-253599).
10.3#	Senior Executive Cash Incentive Bonus Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on March 24, 2021 (File No. 333-253599).
10.4#	Form of Indemnification Agreement between the Registrant and each of its executive officers (Incorporated by reference to Exhibit 10.4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on March 24, 2021 (File No. 333-253599).
10.5#	Form of Indemnification Agreement between the Registrant and each of its directors (Incorporated by reference to Exhibit 10.5 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on March 24, 2021 (File No. 333-253599)).
10.6	Exclusive Patent License Agreement by and between TransCode Therapeutics, Inc. and The General Hospital Corporation, d/b/a Massachusetts General Hospital, dated as of October 26, 2018 (Incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed on February 26, 2021 (File No. 333-253599)).
10.7#	First Amendment to Exclusive Patent License Agreement by and between TransCode Therapeutics, Inc. and The General Hospital Corporation, d/b/a Massachusetts General Hospital, dated as of October 30, 2020 (Incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed on February 26, 2021 (File No. 333-253599)).
10.8#	2021 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed on March 24, 2021 (File No. 333-253599)).

Exhibit number	Description
10.9#	Employment Agreement, dated as of March 24, 2021, by and Between TransCode Therapeutics, Inc. and Robert Michael Dudley (Incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, filed on April 8, 2021 (File No. 333-253599)).
10.10#	Letter Agreement, dated as of March 24, 2021, by and Between TransCode Therapeutics, Inc. and Robert Michael Dudley (Incorporated by reference to Exhibit 10.10 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on April 8, 2021 (File No. 333-253599)).
10.11#	Employment Agreement, dated as of March 24, 2021, by and Between TransCode Therapeutics, Inc. and Thomas A. Fitzgerald (Incorporated by reference to Exhibit 10.11 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on April 8, 2021 (File No. 333-253599)).
10.12#	Letter Agreement, dated as of March 24, 2021, by and Between TransCode Therapeutics, Inc. and Thomas A. Fitzgerald (Incorporated by reference to Exhibit 10.12 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on April 8, 2021 (File No. 333-253599)).
21.1	List of Subsidiaries of the Registrant.
23.1	Consent of Withum Smith+Brown, PC, independent registered public accounting firm.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to this registration statement).
107	Filing Fee Table.

#
Indicates a management contract or any compensatory plan, contract or arrangement.

(b)   Financial Statements Schedules:
None.
Item 17.   Undertakings.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned hereby undertakes that:
(1)   The undersigned Registrant will provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(2)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(3)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 28th day of November, 2022.
TRANSCODE THERAPEUTICS, INC.
By:
/s/ Robert Michael Dudley

Robert Michael Dudley
Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
Each individual whose signature appears below hereby constitutes and appoints each of Robert Michael Dudley and Thomas Fitzgerald, MBA as such person’s true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following person in the capacities and on the date indicated.
NAME	TITLE	DATE
/s/ Robert Michael Dudley Robert Michael Dudley	Director and Chief Executive Officer (Principal Executive Officer)	November 28, 2022
/s/ Thomas A. Fitzgerald Thomas A. Fitzgerald, MBA	Director and Chief Financial Officer (Principal Financial and Accounting Officer)	November 28, 2022
/s/ Philippe P. Calais Philippe P. Calais, PhD	Director	November 28, 2022
/s/ Erik Manting Erik Manting, PhD	Director	November 28, 2022
/s/ Magda Marquet Magda Marquet, PhD	Director	November 28, 2022